EXHIBIT 10.1 Execution Version AGREEMENT AND PLAN OF MERGER among COSTAR REALTY INFORMATION, INC. and VELOCITY MERGER SUB, INC. and VEXCEL GROUP, INC. and FORTIS ADVISORS LLC, as the Stockholder Representative dated as of October 27, 2026

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ......................................................................................................................... 2 ARTICLE II MERGER .............................................................................................................................. 17 Section 2.01 The Merger .......................................................................................................... 17 Section 2.02 Mandatory Conversion of Series Preferred .......................................................... 17 Section 2.03 Closing ................................................................................................................. 17 Section 2.04 Closing Deliverables ............................................................................................ 18 Section 2.05 Effective Time ..................................................................................................... 19 Section 2.06 Effects of the Merger ........................................................................................... 19 Section 2.07 Certificate of Incorporation; By-laws .................................................................. 19 Section 2.08 Directors and Officers .......................................................................................... 19 Section 2.09 Effect of the Merger on Common Stock .............................................................. 20 Section 2.10 Treatment of Options ........................................................................................... 20 Section 2.11 Dissenting Shares ................................................................................................. 21 Section 2.12 Surrender and Payment ........................................................................................ 21 Section 2.13 Escrow Funds ....................................................................................................... 23 Section 2.14 No Further Ownership Rights in Common Stock and Options ........................... 24 Section 2.15 Adjustments ......................................................................................................... 24 Section 2.16 Withholding Rights .............................................................................................. 24 Section 2.17 Purchase Price Adjustment .................................................................................. 25 Section 2.18 Consideration Spreadsheet; Company Closing Financial Certificate .................. 28 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................................ 29 Section 3.01 Organization and Qualification of the Company ................................................. 29 Section 3.02 Authority; Board Approval .................................................................................. 29 Section 3.03 No Conflicts; Consents ........................................................................................ 30 Section 3.04 Capitalization ....................................................................................................... 31 Section 3.05 Subsidiaries .......................................................................................................... 32 Section 3.06 Financial Statements ............................................................................................ 33 Section 3.07 Undisclosed Liabilities ........................................................................................ 33 Section 3.08 Absence of Certain Changes, Events, and Conditions ......................................... 34 Section 3.09 Material Contracts................................................................................................ 34 Section 3.10 Title to Assets of Company ................................................................................. 36 Section 3.11 Real Property ....................................................................................................... 37 Section 3.12 Intellectual Property ............................................................................................. 38 Section 3.13 Insurance .............................................................................................................. 40 Section 3.14 Data Privacy and Security .................................................................................... 40 Section 3.15 Legal Proceedings; Governmental Orders ........................................................... 41 Section 3.16 Compliance with Laws; Permits .......................................................................... 41 Section 3.17 Anti-Corruption ................................................................................................... 42 Section 3.18 Environmental Matters ........................................................................................ 42 Section 3.19 Employee Benefit Matters ................................................................................... 43 Section 3.20 Employment Matters............................................................................................ 45 Section 3.21 Taxes .................................................................................................................... 47 Section 3.22 Customers and Suppliers ..................................................................................... 49

Section 3.23	Transactions with Affiliates	50
Section 3.24	Trade Controls	50
Section 3.25	Aviation Matters	51
Section 3.26	Government Contracts	51
Section 3.27	Brokers	51
Section 3.28	No Other Representations and Warranties	52

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB 52

Section 4.01	Organization and Authority of Parent and Merger Sub	52
Section 4.02	No Conflicts; Consents	52
Section 4.03	No Prior Merger Sub Operations	53
Section 4.04	Brokers	53
Section 4.05	Sufficiency of Funds	53
Section 4.06	Legal Proceedings	53
Section 4.07	Independent Investigation	53
Section 4.08	No Other Representations and Warranties	54

ARTICLE V COVENANTS 54

Section 5.01	Conduct of Business Prior to the Closing	54
Section 5.02	Access to Information	57
Section 5.03	No Solicitation of Other Bids	57
Section 5.04	Stockholders Consent	58
Section 5.05	Resignations	59
Section 5.06	Employees; Benefit Plans	59
Section 5.07	Section 280G	61
Section 5.08	Director and Officer Indemnification and Insurance	61
Section 5.09	Governmental Approvals and Other Third-Party Consents	62
Section 5.10	Public Announcements	63
Section 5.11	Termination of Certain Agreements	64
Section 5.12	Tax Matters	64
Section 5.13	Transfer Taxes	65
Section 5.14	Representations and Warranties Insurance	65
Section 5.15	Protection of Intellectual Property	65
Section 5.16	Stockholder Representative Access to Records	65
Section 5.17	Further Assurances	66

ARTICLE VI CONDITIONS TO CLOSING 66

Section 6.01	Conditions to Obligations of All Parties	66
Section 6.02	Conditions to Obligations of Parent and Merger Sub	66
Section 6.03	Conditions to Obligations of the Company	67

ARTICLE VII INDEMNIFICATION 67

Section 7.01	Survival	67
Section 7.02	Indemnification By Stockholders and Optionholders	68
Section 7.03	Indemnification By Parent	68
Section 7.04	Certain Limitations	69
Section 7.05	Indemnification Procedures	70

ii

iii Section 7.06 Payments .............................................................................................................. 71 Section 7.07 Tax Treatment of Indemnification Payments ...................................................... 72 Section 7.08 Exclusive Remedies ............................................................................................. 72 ARTICLE VIII TERMINATION ............................................................................................................... 72 Section 8.01 Termination .......................................................................................................... 72 Section 8.02 Effect of Termination ........................................................................................... 74 ARTICLE IX MISCELLANEOUS ............................................................................................................ 74 Section 9.01 Stockholder Representative ................................................................................. 74 Section 9.02 Expenses .............................................................................................................. 78 Section 9.03 Notices ................................................................................................................. 78 Section 9.04 Interpretation ........................................................................................................ 79 Section 9.05 Disclosure Schedules ........................................................................................... 80 Section 9.06 Headings .............................................................................................................. 80 Section 9.07 Severability .......................................................................................................... 80 Section 9.08 Entire Agreement ................................................................................................. 80 Section 9.09 Successors and Assigns ....................................................................................... 80 Section 9.10 No Third-Party Beneficiaries ............................................................................... 80 Section 9.11 Amendment and Modification; Waiver ............................................................... 80 Section 9.12 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial ..................... 81 Section 9.13 Specific Performance ........................................................................................... 81 Section 9.14 Counterparts ......................................................................................................... 82 Section 9.15 Conflict Waiver; Attorney-Client Privilege ......................................................... 82 Section 9.16 Non-Recourse ...................................................................................................... 83

1 AGREEMENT AND PLAN OF MERGER This Agreement and Plan of Merger (this “Agreement”), dated as of October 27, 2026, is entered into among CoStar Realty Information, Inc., a Delaware corporation (“Parent”), Velocity Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Vexcel Group, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as Stockholder Representative (“Stockholder Representative”). Recitals WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein (the “Merger”); WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Stockholders; (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the Delaware General Corporation Law (the “DGCL”); (c) directed that this Agreement be submitted to the Stockholders for adoption; and (d) resolved to recommend adoption of this Agreement and approval of the Merger by the Stockholders; WHEREAS, concurrently with the execution of this Agreement, the Company shall obtain and deliver to Parent, in accordance with Section 228 of the DGCL, a written consent of its stockholders in a form acceptable to Parent, approving this Agreement, the Merger and the transactions contemplated hereby in accordance with Section 251 of the DGCL, which such consent shall be sufficient for the Requisite Company Vote for purposes of adopting this Agreement and approving the Merger (a “Written Consent”); WHEREAS, the respective boards of directors of Parent and Merger Sub have (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Parent, Merger Sub and their respective stockholders; and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; WHEREAS, a portion of the cash otherwise payable by Parent to the Stockholders and Optionholders of the Company in connection with the Merger shall be deposited into escrow for the purpose of securing the obligations of the Stockholders and Optionholders under Section 2.17 (Purchase Price Adjustment) and deposited with the Stockholder Representative for purposes of funding the expenses of the Stockholder Representative and such other purposes as set forth herein, all as set forth in this Agreement and the Escrow Agreement, and Parent’s post-Closing recourse for any breach of the representations and warranties of the Company contained in Article III shall be limited to the R&W Insurance Policy (except in the case of Fraud); and WHEREAS, concurrently with the execution of this Agreement, as a condition and material inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger, certain key stockholders have entered into restrictive covenant agreements, to be effective at the Closing (collectively, the “Restrictive Covenant Agreements”). NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

2 ARTICLE I DEFINITIONS The following terms have the meanings specified or referred to in this Article I: “Accounting Principles” means (i) the specific accounting principles, policies and procedures set forth on Annex A, (ii) to the extent not inconsistent with clause (i), and only to the extent consistent with GAAP, the Company’s historical accounting practices, policies, classifications and estimation methodologies as applied by the Company in the preparation of its most recent Audited Financial Statements, and (iii) to the extent not addressed in clause (i) or (ii), GAAP. The Accounting Principles shall be applied without giving effect to the Merger (except for Indebtedness and Transaction Expenses) or any purchase accounting. “Acquisition Proposal” has the meaning set forth in Section 5.03. “Action” means any action, claim, suit, charge, complaint, audit, investigation, arbitration, legal proceeding, inquiry, or administrative enforcement proceeding by or before any Governmental Authority. “Advisory Group” has the meaning set forth in Section 9.01(c). “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Agreement” has the meaning set forth in the preamble. “Ancillary Documents” means the Escrow Agreement, the Paying Agent Agreement, and each other document, agreement, certificate or instrument to be delivered by any party at the Closing pursuant to this Agreement. “Anti-Corruption Law” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and any other applicable anti-bribery or anti-corruption law, rule or regulation of similar purposes and scope to which any member of the Company Group is subject. “Audited Financial Statements” has the meaning set forth in Section 3.06. “Balance Sheet” has the meaning set forth in Section 3.06. “Balance Sheet Date” has the meaning set forth in Section 3.06. “Benefit Plan” has the meaning set forth in Section 3.19(a). “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Denver, Colorado or New York, New York are authorized or required by Law to be closed for business. “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. “Certificate of Merger” has the meaning set forth in Section 2.05.

3 “Closing” has the meaning set forth in Section 2.03. “Closing Date” has the meaning set forth in Section 2.03. “Closing Merger Consideration” means the Purchase Price, plus (a) (i) the Closing Net Working Capital Closing Adjustment; (ii) the aggregate exercise prices of all Options; and (iii) the Company Cash as of 12:00:01 a.m. MT on the Closing Date, minus (b) (v) the Tax Escrow Amount; (w) the Purchase Price Adjustment Escrow Amount; (x) the Stockholder Representative Expense Amount; (y) the outstanding Indebtedness of the Company as of 12:00:01 a.m. MT on the Closing Date; and (z) the amount of unpaid Transaction Expenses of the Company as of 12:00:01 a.m. MT on the Closing Date. “Closing Net Working Capital” means the aggregate amount of the Current Assets of the Company Group, less the aggregate amount of the Current Liabilities of the Company Group, in each case, determined on a consolidated basis without duplication as of 12:00:01 a.m. MT on the Closing Date, and calculated in accordance with the Accounting Principles and in a form and format consistent with the Example Statement of Net Working Capital, which is attached to Annex A for illustrative purposes only; provided, that in the event of any conflict between the express inclusions and exclusions set forth in the definitions of “Current Assets” or “Current Liabilities,” on the one hand, and the Accounting Principles or the Example Statement of Net Working Capital, on the other hand, such definitions shall control. For the avoidance of doubt, in no event will any amount included in the calculation of Transaction Expenses, Indebtedness, Company Cash, or Closing Net Working Capital be included in any such other calculation to the extent doing so would result in double counting. “Closing Net Working Capital Closing Adjustment” means (a) the amount by which Closing Net Working Capital exceeds the Target Net Working Capital or (b) the amount by which Closing Net Working Capital is less than the Target Net Working Capital, in each case, if applicable; provided that in the event Closing Net Working Capital is less than the Target Net Working Capital, the amount of such difference shall be expressed as a negative number. “Closing Per Share Merger Consideration” means (a) the Closing Merger Consideration; divided by (b) the Fully-Diluted Share Number. “Closing Statement” has the meaning set forth in Section 2.17(b). “Code” means the Internal Revenue Code of 1986, as amended. “Collective Bargaining Agreement” means any collective bargaining agreement or other contract with any Union. “Common Stock” means the common stock, par value $0.0001 per share, of the Company. “Company” has the meaning set forth in the preamble. “Company 401(k) Plan” has the meaning set forth in Section 5.06(b). “Company Board” has the meaning set forth in the recitals. “Company Board Recommendation” has the meaning set forth in Section 3.02(b). “Company Cash” means an amount (expressed in United States dollars at the exchange rate set forth in the Accounting Principles, if applicable) equal to the consolidated cash (and cash equivalents convertible to

4 cash solely to the extent convertible into cash within 30 days) of the Company Group on a consolidated basis (which for the avoidance of doubt, shall (i) include checks, wires and drafts received by the Company Group but not yet cashed as of such time, and (ii) be net of checks, wires, transfers and drafts issued by the Company Group but not yet cashed or deducted as of such time). For the avoidance of doubt, Company Cash shall exclude Restricted Cash and Company Cash utilized at Closing to pay Transaction Expenses. For the further avoidance of doubt, in no event will any amount included in the calculation of Transaction Expenses, Indebtedness, Company Cash, or Closing Net Working Capital be included in any such other calculation to the extent doing so would result in double counting. “Company Closing Financial Certificate” means a certificate executed by the Chief Financial Officer of the Company dated as of the Closing Date, certifying, as of 12:00:01 a.m. MT on the Closing Date, the Company’s good faith estimate or calculation of (i) Closing Net Working Capital on an itemized basis, (ii) Indebtedness (including an itemized list of each item of Indebtedness with a description of the nature thereof and the Person to whom such Indebtedness is owed), (iii) Company Cash (including an itemized list of each element thereof), (iv) any Transaction Expenses that are incurred but unpaid, and (v) the calculation of the Closing Merger Consideration based on the foregoing. “Company Disclosure Schedules” means the disclosure schedules delivered by the Company to Parent concurrently with the execution and delivery of this Agreement. “Company Intellectual Property” has the meaning set forth in Section 3.12(b). “Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, databases, and similar or related items of information technology equipment and systems (including cloud- based or third-party service providers) owned, leased, licensed, or used by the Company Group. “Company Products” means all products and services, including software, offered, marketed, licensed, sold, performed, distributed, or otherwise made available by the Company Group, as well as any product or service under development by or for the Company Group. “Company Registered IP” means all Intellectual Property that is registered, filed, or issued under the authority of any Governmental Authority or domain name registrar, including all patents, registered copyrights, registered trademarks, registered domain names, and all applications for any of the foregoing, in each case that is owned by the Company Group. “Company’s Restated Certificate” means the Fourth Amended and Restated Certificate of Incorporation of the Company dated as of January 26, 2026. “Confidentiality Agreement” means the Confidentiality Agreement, dated as of July 13, 2026, between Parent and the Company, as amended or supplemented. “Consideration Spreadsheet” has the meaning set forth in Section 2.18(b). “Continuing Employee” has the meaning set forth in Section 5.06(a). “Covered Aviation Entities” has the meaning set forth in Section 3.25. “Current Assets” means, without duplication, (a) the consolidated current assets of the Company Group (other than the Omnia Note Receivable), determined in accordance with the Accounting Principles and in a form and format consistent with the Example Statement of Net Working Capital, which is attached to Annex A for illustrative purposes, plus (b) the note receivable arising under or relating to several purchase

5 agreements between Vexcel Imaging GmbH and Omnia Holding bv (such note receivable, the “Omnia Note Receivable”), including both the current and long-term portions thereof, notwithstanding the classification of all or any portion of the Omnia Note Receivable as a long-term or non-current asset under the Accounting Principles or GAAP; provided, that in no event shall Current Assets include (i) any Company Cash, Restricted Cash or other amounts excluded from Company Cash, (ii) any assets relating to Indebtedness (including any capitalized or unamortized debt issuance costs, to the extent recorded as an asset), (iii) any right-of-use assets or other assets in respect of operating leases or finance/capital leases, (iv) any income Tax assets or any deferred Tax assets, (v) amounts receivable from the Stockholders and Optionholders or any of their Affiliates or (vi) unreconciled intercompany receivables. “Current Liabilities” means, without duplication, the consolidated current liabilities of the Company Group, determined in accordance with the Accounting Principles and in a form and format consistent with the Example Statement of Net Working Capital, which is attached to Annex A for illustrative purposes; provided, that in no event shall Current Liabilities include (i) any liabilities (whether current or long-term, and including any lease liabilities) in respect of operating leases or finance/capital leases, except for any overdue lease payments which shall be included as a Current Liability, (ii) any deferred revenue liability (whether current or long-term) arising under or relating to that certain License Agreement, dated as of March 19, 2026, by and between Vexcel Imaging US, Inc. and Verisk Analytics, Inc. (the “Verisk Contract”), (iii) any income Tax liabilities or any deferred Tax liabilities, (iv) any Transaction Expenses, or (v) any Indebtedness or any contra liabilities relating to Indebtedness (such as unamortized debt issuance costs). “Data Room” means the electronic documentation site established on Datasite by the Company. “Debt Facilities” means (i) that certain Revolving Credit Note, dated as of March 31, 2025, by and among Vexcel Imaging US, Inc. (DE), Keystone Aerial Surveys, Inc., GV Air, Inc., Vexcel Holdings, Inc., Vexcel Imaging US, Inc. (WA) and Western Alliance Bank and (ii) the Sparkassen Facility. “Deductible” has the meaning set forth in Section 7.04(a). “Delivery Period” has the meaning set forth in Section 2.17(b). “DGCL” has the meaning set forth in the recitals. “Direct Claim” has the meaning set forth in Section 7.05(c). “Disputed Amounts” has the meaning set forth in Section 2.17(c)(iii). “Dissenting Shares” has the meaning set forth in Section 2.11. “Draft Consideration Spreadsheet” has the meaning set forth in Section 2.18(a). “Drop-Dead Date” has the meaning set forth in Section 8.01(b). “Effective Time” has the meaning set forth in Section 2.05. “Employees” means those Persons employed by the Company and its Subsidiaries at a given time. “Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, or other similar encumbrance.

6 “Enforceability Exceptions” has the meaning set forth in Section 3.02(a). “Environmental Claim” means any Action, suit, claim, demand, investigation, notice, request for information, or other legal proceeding by any Person (including any Governmental Authority) alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification, cost recovery, and injunctive relief) arising out of, based on, or resulting from (a) the presence of, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non- compliance with any Environmental Law or term or condition of any Environmental Permit. “Environmental Law” means any applicable Law in effect as of the date of this Agreement, and any Governmental Order or binding agreement with any Governmental Authority in effect as of the date of this Agreement (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient or indoor air, soil, surface water or groundwater, wetlands, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, Release or threatened Release, transportation, processing, production, disposal, or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state or local analogs): CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act of 1910, as amended, 7 U.S.C. §§ 136 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. §§ 2701 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. “Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit. “Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision, or other action required under or issued, granted, given, authorized by, or made pursuant to Environmental Law. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means any Person or trade or business (whether or not incorporated) that, together with any of the Company Group, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. “Escrow Agent” means Goldman Sachs Bank USA. “Escrow Agreement” means the Escrow Agreement to be entered into by Parent, Stockholder Representative, and the Escrow Agent at the Closing, substantially in the form of Exhibit A. “Escrow Funds” has the meaning set forth in Section 2.13(b).

7 “Example Statement of Net Working Capital” means the statement of Closing Net Working Capital applying the Accounting Principles as of the close of business on August 31, 2026 and attached to the Accounting Principles. “Final Merger Consideration” has the meaning set forth in Section 2.17(d)(i). “Financial Statements” has the meaning set forth in Section 3.06. “Fraud” means, with respect to a party, an actual and intentional fraud by such party with respect to the making of any representation or warranty set forth in Article III or Article IV that is committed with actual (as opposed to imputed or constructive) knowledge of falsity and with the intention to deceive or mislead (as opposed to reckless indifference to the truth) another who, with ignorance of the falsity of such representation, acts or refrains from acting in reliance thereon to its detriment (excluding, for the avoidance of doubt, any theory of fraud premised upon recklessness or negligence) and all other elements of a claim for actual and intentional fraud are present. “Fully-Diluted Share Number” means (a) the aggregate number of shares of Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by the Company which are to be cancelled and retired in accordance with Section 2.09(a)), including all shares of Series Preferred on an as-converted to Common Stock basis pursuant to the Mandatory Conversion; plus (b) the aggregate number of shares of Common Stock issuable upon the exercise in full of all Options (whether vested or unvested) outstanding immediately prior to the Effective Time. “Fundamental Representations” means (a) with respect to Company, the representations and warranties set forth in Section 3.01 (Organization and Qualification of the Company), Section 3.02 (Authority; Board Approval), Section 3.03(a) (No Conflicts with Governing Documents), Section 3.04 (Capitalization), Section 3.05 (Subsidiaries), Section 3.08(a) (No Material Adverse Effect) and Section 3.27 (Brokers); and (b) with respect to Parent, the representations and warranties set forth in Section 4.01 (Organization and Authority of Parent and Merger Sub), Section 4.02(a) (No Conflicts with Governing Documents), and Section 4.04 (Brokers); provided, that for purposes of Article VII (Indemnification), Parent acknowledges and agrees that the Fundamental Representations shall not include the representations and warranties set forth in Section 3.08(a), Section 3.04(e), or the last sentence of Section 3.05(c). “Funded Indebtedness” means, with respect to the Company Group, without duplication, the outstanding principal amount of, accrued or unpaid interest on, and any prepayment or termination or breakage fees, make-whole or other premiums or penalties required to be paid as a result of the consummation of the transactions contemplated hereby in respect of, the Indebtedness described in clauses (a), (b), (c), (d), (e), (f), and (i) of the definition of “Indebtedness,” together with all guarantees by the Company Group of indebtedness of any other Person of the type described in such clauses, in each case subject to the exclusions set forth in the definition of “Indebtedness.” “Funds Flow Memorandum” means the funds flow memorandum described in Section 2.18(d). “GAAP” means United States generally accepted accounting principles in effect from time to time. “Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs or relationships with equityholders. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

8 “Government Contract” means any contract (including any purchase, delivery or task order, basic ordering agreement, pricing agreement, reseller agreement, letter contract, grant, cooperative agreement, or change order) between the Company or any of its Subsidiaries, on one hand, and any Governmental Authority or any prime contractor or subcontractor (at any tier) of any Governmental Authority, on the other hand. “Government Official” means any official, employee or representative of any Governmental Authority. “Governmental Authority” means any supranational, federal, state, municipal, local, or foreign government or political subdivision thereof, or any agency, commission, or instrumentality of such government or political subdivision, or any stock exchange or similar self-regulated organization or other non- governmental regulatory authority or quasi-governmental authority (to the extent that such organization or authority exercises any regulatory, taxing, or other functions of, or pertaining to, government authority), or any arbitrator (public or private), court, or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, preliminary or permanent injunction, temporary restraining order, decree, stipulation, determination, decision, rule, agreement, award or other order of, by or with any Governmental Authority. “Hazardous Materials” means (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, a pollutant, a contaminant, or words of similar import or regulatory effect under Environmental Laws, or that is regulated or could form the basis of liability under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, per- and polyfluoroalkyl substances, pesticides, and polychlorinated biphenyls. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Income Tax” means any Tax measured by reference to net income or profit or gross receipts, including any franchise Taxes imposed in lieu of an income Tax. “Indebtedness” means, with respect to the Company Group, without duplication, the outstanding principal amount of, accrued or unpaid interest on, and any other payment obligations that have arisen under (including any early prepayment or termination or breakage fees, any make-whole or other premiums or any other penalties, fees, expenses or costs required to be paid as a result of the consummation of or in connection with the transactions contemplated hereby), any obligations of the Company Group consisting of (a) all indebtedness for borrowed money; (b) all obligations of such Person evidenced by bonds (including performance bonds and surety bonds), debentures, notes, or other similar instruments, in each case, to the extent drawn upon; (c) all obligations of such Person issued or assumed as the deferred purchase price payable by such Person for property or services acquired by such Person (other than current trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice to the extent included in Current Liabilities); (d) all obligations of such Person under capital leases or financing leases that are required to be classified and accounted for as capital leases or financing leases under GAAP as in effect on the date of this Agreement (other than leases of real property); (e) all obligations of such Person under interest rate, currency, or commodity swap, hedge, or similar agreements (valued at the termination value thereof); (f) all indebtedness of others secured by an Encumbrance, other than the Permitted Encumbrances, on any asset of such Person, whether or not such indebtedness is assumed by such Person; (g) any “earn out,” seller notes, indemnities, post-closing true-up obligations, holdbacks, or deferred or unpaid purchase price (including obligations under noncompete, consulting or similar arrangements entered into in connection therewith), in each case payable by any member of the Company

9 Group and arising out of any acquisition by any member of the Company Group of any business, equity securities or all or substantially all of the assets of any Person (or any division or line of business thereof), and any obligations of any member of the Company Group under any conditional sale, title retention agreement or other similar arrangement with respect to property acquired by the Company Group (including any obligations of any member of the Company Group arising out of or relating to any divestiture under a letter of intent or similar agreement), in each case determined based on the maximum amount payable in respect thereof; (h) any amounts payable by the Company Group under any settlement agreement entered into, or any final, non-appealable judgment rendered, prior to the Closing, in each case to the extent unpaid as of the Closing and not covered by insurance; (i) obligations for the reimbursement of any obligor on any letter of credit to the extent such letter of credit has been drawn upon; (j) any unforgiven obligations under any government loan assistance program; (k) any declared but unpaid dividends, distributions or other amounts owed to Stockholders, excluding any liquidation preferences and dividends that are eliminated by the Mandatory Conversion; (l) any obligations with respect to costs, fees and expenses in connection with any acquisition or divestiture (whether or not consummated) by the Company or any of its Subsidiaries (including any break fees, exclusivity obligations or transaction costs related thereto), other than the Merger; (m) any cash collected or held by the Company or its Subsidiaries on behalf of any buyer or other third party in connection with any prior acquisition or divestitures by the Company or any of its Subsidiaries; (n) all accrued or unpaid severance obligations, together with the employer portion of any applicable payroll and similar Taxes payable in connection therewith; (o) unfunded or underfunded liabilities under any defined benefit pension plan or nonqualified deferred compensation plan; (p) all liabilities with respect to gratuity, long service award or termination indemnity programs or other similar plans or programs for the benefit of Employees or former employees, in each case, to the extent that the amount of such liabilities exceeds the fair market value of any assets held in trust or otherwise dedicated solely to the satisfaction of such liabilities, in each case, required to be accrued under GAAP or applicable Law as of the Closing Date and not included in Current Liabilities; (q) the Tax Liability Amount; (r) those items set forth on Section 1.01(b) of the Company Disclosure Schedules; (s) the Specified Matters; and (t) all guarantees by such Person of indebtedness of any other Person of the type described in clauses (a) through (s) above. Notwithstanding the foregoing, “Indebtedness” shall not include: (i) intercompany indebtedness between or among the Company and any of its wholly owned Subsidiaries; (ii) letters of credit, bank guarantees, surety bonds, performance bonds, or similar instruments, in each case to the extent undrawn; (iii) obligations under operating leases; or (iv) endorsements of negotiable instruments for deposit or collection in the ordinary course of business. For the avoidance of doubt, (a) in no event will any amount included in the calculation of Transaction Expenses, Indebtedness, Company Cash, or Closing Net Working Capital be included in any such other calculation to the extent doing so would result in double counting and (b) any Indebtedness incurred through Closing shall be deemed incurred as of 12:00:01 a.m. MT on the Closing Date. “Indemnified Party” has the meaning set forth in Section 7.04. “Indemnifying Party” has the meaning set forth in Section 7.04. “Independent Accountant” has the meaning set forth in Section 2.17(c)(iii). “Insurance Policies” has the meaning set forth in Section 3.13. “Intellectual Property” has the meaning set forth in Section 3.12(a). “Interim Balance Sheet” has the meaning set forth in Section 3.06. “Interim Balance Sheet Date” has the meaning set forth in Section 3.06.

10 “Interim Financial Statements” has the meaning set forth in Section 3.06. “Knowledge” means, when used with respect to the Company, the actual knowledge of those persons listed on Section 1.01(a) of the Company Disclosure Schedules, after reasonable inquiry. “Law” means any statute, law, act, ordinance, regulation, rule, executive order, injunction, code, Governmental Order, constitution, treaty, common law, or other requirement or rule of law of any Governmental Authority. “Leases” has the meaning set forth in Section 3.11. “Letter of Transmittal” has the meaning set forth in Section 2.12(f). “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees; provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded by a Governmental Authority or other third party. “Majority Holders” has the meaning set forth in Section 9.01(b). “Malicious Code” has the meaning set forth in Section 3.12(g). “Mandatory Conversion” has the meaning set forth in Section 2.02(a). “Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or would reasonably be expected to be, materially adverse to (a) the business, results of operations, financial condition, or assets of the Company or its Subsidiaries, taken as a whole; or (b) the ability of the Company to consummate the transactions contemplated hereby; provided, however, that, in the case of clause (a), “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of, resulting from, attributable to, or in connection with (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company Group operates; (iii) any changes in financial, banking, or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities, or terrorism, or the escalation or worsening thereof; (v) any action required or contemplated by this Agreement or any action taken by the Company with the prior written consent of, or at the written request of, Parent; (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation, or interpretation thereof; (vii) the announcement, pendency, or completion of the transactions contemplated by this Agreement, including the resulting impact on relationships of the Company Group with employees, customers, suppliers, distributors, or others having relationships with the Company Group; (viii) any natural or man-made disasters or acts of God; (ix) any epidemics, pandemics, disease outbreaks, or other public health emergencies; or (x) any failure by the Company Group to meet any internal or published projections, forecasts, revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) through (iv) above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company Group compared to other participants in the industries in which the Company Group conducts its businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred).

11 “Material Contracts” has the meaning set forth in Section 3.09(a). “Material Customers” has the meaning set forth in Section 3.22(a). “Material Suppliers” has the meaning set forth in Section 3.22(b). “Merger” has the meaning set forth in the recitals. “Merger Consideration” means the Closing Merger Consideration, together with those portions of the Escrow Funds and the Post-Closing Adjustment (if any) that the Stockholders and the Optionholders become entitled to receive pursuant to the terms of this Agreement and the Escrow Agreement. “Merger Sub” has the meaning set forth in the preamble. “Non-Party Affiliates” has the meaning set forth in Section 9.16. “Non-U.S. Benefit Plan” means any material benefit, retirement, employment, consulting, compensation, incentive, bonus, equity or equity-linked, change in control, severance, vacation, paid time off, welfare, or fringe-benefit agreement, plan, policy, or program, whether or not reduced to writing, in effect and covering one or more employees or former employees of the Company Group outside the United States, or the beneficiaries or dependents of any such persons, and which is maintained, sponsored, contributed to, or required to be contributed to by the Company Group, or under which the Company Group has any material liability for premiums or benefits. “Option” means any option to purchase the Common Stock granted under the Stock Incentive Plan and still outstanding as of immediately prior to the Effective Time. “Option Termination Agreement” has the meaning set forth in Section 2.12(g). “Optionholder” means a holder of an Option. “Parent” has the meaning set forth in the preamble. “Parent Benefit Plans” has the meaning set forth in Section 5.06(e). “Parent Indemnitees” has the meaning set forth in Section 7.02. “Paying Agent” has the meaning set forth in Section 2.12(b). “Paying Agent Agreement” has the meaning set forth in Section 2.12(b). “Permits” means all permits, licenses, franchises, approvals, certificates, waivers, concessions, exemptions, registrations, authorizations, and consents required to be obtained from Governmental Authorities. “Permitted Encumbrance” has the meaning set forth in Section 3.10(a). “Person” means an individual, corporation, partnership, estate, proprietorship, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity or organization, including any successor, by merger or otherwise, of any of the foregoing. “Personal Information” means information in any form that directly or indirectly identifies, relates to, describes, or is reasonably capable of being associated with or linked to, a natural Person, and/or is

12 considered “personally identifiable information,” “personal information,” “personal data,” “nonpublic personal information,” or any similar term by any applicable Privacy Requirements. “Post-Closing Payment Provisions” has the meaning set forth in Section 2.10(a). “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending on (and including) the Closing Date. “Privacy Laws” means all applicable Laws relating to privacy, data security, or the Processing of Personal Information (including Personal Information contained in aerial images, solely to the extent such imagery constitutes Personal Information) data breach notification, website and mobile application privacy policies and practices, the Processing and security of payment card information (including the Payment Card Industry Data Security Standard and other applicable card association rules), restrictions on access to Personal Information or other protected information (including 28 CFR Part 202, the “DOJ DSP Rule”), wiretapping, the interception of electronic communications, and email, text message, or telephone communications. For the avoidance of doubt, “Privacy Laws” shall not include any Laws relating to aviation, airspace, flight operations, remote sensing licensing, or the authorization of aerial photography except to the extent such Laws also relate to privacy or the Processing of Personal Information. “Privacy Requirement” has the meaning set forth in Section 3.14(a). “Privileged Communications” has the meaning set forth in Section 9.15(b). “Pro Rata Share” means, with respect to any Stockholder or Optionholder, such Person’s ownership interest in the Company as of immediately prior to the Effective Time, determined by dividing (a) the sum of (i) the number of shares of Common Stock owned of record by such Person as of immediately prior to the Effective Time (after giving effect to the Mandatory Conversion); and (ii) the number of shares of Common Stock issuable upon exercise of all Options held by such Person as of immediately prior to the Effective Time; by (b) the Fully-Diluted Share Number. “Process”, “Processed” or “Processing” means any operation or set of operations that is performed on information, including Personal Information, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination or disposal of such information. “Purchase Price” means $730,000,000. “Purchase Price Adjustment Escrow Amount” means $10,000,000. “Purchase Price Adjustment Escrow Fund” has the meaning set forth in Section 2.13(a). “Qualified Benefit Plan” has the meaning set forth in Section 3.19(b). “R&W Insurance Policy” means a representations and warranties insurance policy obtained by Parent at Parent’s sole cost and expense, naming the Parent Indemnitees as insureds, providing coverage for Losses arising from inaccuracies in or breaches of the representations and warranties of the Company set forth in ARTICLE III, with policy limits of not less than $73,000,000 and a retention amount of not more than $3,650,000. The R&W Insurance Policy shall contain a waiver of subrogation against the Company, the Stockholders, and the Optionholders (other than in the case of Fraud). “Real Property” means the Owned Real Property and Leased Real Property.

13 “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, depositing, dispersing, or allowing to escape or migrate into or through the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture), including the abandonment or discarding of barrels, containers, and other closed receptacles. “Remedial Action” has the meaning set forth in Section 5.09(b). “Representative” means, with respect to any Person, any and all directors, officers, managers, partners, members, Affiliates, stockholders, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Representative Losses” has the meaning set forth in Section 9.01(c). “Requisite Company Vote” has the meaning set forth in Section 3.02(a). “Resolution Period” has the meaning set forth in Section 2.17(c)(ii). “Restricted Cash” means cash and cash equivalents that are reserved and unavailable for immediate or general business use pursuant to applicable Law or contract within 30 days of the Closing. “Restrictive Covenant Agreements” has the meaning set forth in the recitals. “Review Period” has the meaning set forth in Section 2.17(c)(i). “Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic). “Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) The United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom. “Security Incident” means any (a) accidental, unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other Processing of Personal Information and/or material confidential information, or access to or compromise of the Company IT Systems used in connection with the Company Group’s business; or (b) occurrence that otherwise constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law.

14 “Series Preferred” means the Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock, Series C-3 Convertible Preferred Stock and Series D Convertible Preferred Stock of the Company, as each such term is further defined in the Company’s Restated Certificate. “Sparkassen Facility” means that certain credit facility agreement, dated as of June 21, 2018, between Vexcel Imaging GmbH and Steiermärkische Bank und Sparkassen Aktiengesellschaft, including the account maintained thereunder (IBAN AT56 2081 5000 4126 3898), together with any related security, guarantee or other ancillary documents. “Specified Matters” means the matters described in Section 1.01(c) of the Company Disclosure Schedules. “Statement of Objections” has the meaning set forth in Section 2.17(c)(ii). “Stock Incentive Plan” means the Amended and Restated 2020 Equity Incentive Plan of the Company. “Stockholder” means a holder of shares of Company capital stock (including, for the avoidance of doubt, holders of Series Preferred prior to conversion thereof into Common Stock pursuant to the Mandatory Conversion). “Stockholder Group Law Firm” has the meaning set forth in Section 9.15(a). “Stockholder Indemnitees” has the meaning set forth in Section 7.03. “Stockholder Notice” has the meaning set forth in Section 5.04(c). “Stockholder Representative” has the meaning set forth in the preamble. “Stockholder Representative Engagement Agreement” has the meaning set forth in Section 9.01(c). “Stockholder Representative Expense Amount” means $1,000,000. “Stockholder Representative Expense Fund” has the meaning set forth in Section 2.13(b). “Stockholder Representative Group” has the meaning set forth in Section 9.01(c). “Straddle Period” means any Tax period beginning before or on and ending after the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture, or other legal entity. “Surviving Corporation” has the meaning set forth in Section 2.01. “Tail Policy” has the meaning set forth in Section 5.08(b). “Target Net Working Capital” means $6,000,000.

15 “Tax Authority” means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax. “Tax Escrow Amount” means (a) $10,000,000 less (b) the aggregate amount of the Specified Matters included in Indebtedness as set forth in the Company Closing Financial Certificate. “Tax Liability Amount” means an amount (which shall not be less than zero in the aggregate or with respect to any jurisdiction or any standalone taxpaying entity or any type of Tax) equal to the liability for unpaid Income Taxes of the Company Group with respect to any Pre-Closing Tax Period with respect to which a Tax Return is initially due (taking into account any extensions) after the Closing Date or with respect to any amended or original Tax Return filed, or voluntary disclosure agreement entered into, by the Company Group, as determined by the Company (prior to the Closing) in accordance with Section 5.01(n) in the Company’s discretion, on or prior to the Closing Date for which the Taxes shown thereon have not yet been paid; provided, that, such liability for Income Taxes shall be calculated (i) on a jurisdiction-by-jurisdiction basis, (ii) by including in taxable income any prepaid amounts and any income attributable to deferred revenue (and not taking any reserve in respect of such amounts), regardless of the taxable period in which such income is required to be recognized for applicable Tax purposes, (iii) by including all income or gain attributable to the matter described in Section 6.02(d) of the Company Disclosure Schedules determined by taking into account the appraisal described in Section 6.02(d) of the Company Disclosure Schedules, (iv) by taking into account any estimated Income Tax payments and any overpayments or prepayments of Income Taxes to the extent such amounts actually reduce under applicable Tax Law any Tax liabilities (not below zero) that would otherwise be included in the Tax Liability Amount, (v) by including any unpaid Tax liabilities of the Company Group for any Tax period as a result of any inclusion under Section 951 or Section 951A of the Code to the extent attributable to the Pre-Closing Tax Period, including by reason of Section 965 of the Code (or any analogous or similar provision under any state Law) notwithstanding any election under Section 965 of the Code and whether or not such Taxes are due and payable as of the Closing Date, (vi) by including in taxable income of the Company Group the amount resulting from any adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) due to a change in method of accounting made prior to the Closing, (vii) in accordance with the principles of Section 5.12(a) and Section 5.12(b), and (viii) except as otherwise specifically provided in the foregoing clauses (i) through (vii), in accordance with the Company Group’s historic custom and practice, including jurisdictions and accounting methods, to the extent supported by a “more likely than not” or higher level of confidence; provided, further, that the Tax Liability Amount shall exclude any Taxes or other amounts to the extent included in the calculation of Indebtedness in respect of the Specified Matters, it being the intent of the parties that no Tax liability shall be counted more than once in the calculation of Indebtedness or the Closing Merger Consideration or recovered more than once under this Agreement. Notwithstanding anything to the contrary in this Agreement, Tax Liability Amount shall be determined as of 12:00:01 a.m. MT on the Closing Date. Solely for the purpose of determining the Tax Liability Amount, the Company Group shall be deemed to have elected to apply Revenue Procedure 2011-29 and treat seventy percent (70%) of any “success based fee” as defined in Treasury Regulations Section 1.263(a)-5(f) incurred in connection with the transactions contemplated hereby as an amount that does not facilitate the transaction. “Tax Return” means any return, declaration, report, claim for refund, information return, or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Taxes” means all federal, state, local, non-U.S., and other income, gross receipts, branch profits, sales, use, production, ad valorem, transfer, real estate transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, escheat, customs, capital stock, social security, value added, alternative or add-on minimum or

16 estimated duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Law, by contract or otherwise. “Third-Party Claim” has the meaning set forth in Section 7.05(a). “Trade Control Laws” means (a) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (b) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law. “Transaction Expenses” means, without duplication and only to the extent not paid prior to Closing, the aggregate amount of any fees, costs, expenses and other amounts incurred, payable or subject to reimbursement by the Company Group in connection with the transactions contemplated hereby, including (i) all transaction bonuses, sale bonuses, discretionary bonuses, change-of-control payments, retention payments, severance payments, and other similar payments or benefits payable to any current or former employee, officer, director, consultant or other Person in connection with, or as a result of, the execution of this Agreement or the transactions contemplated hereby, together with the employer portion of any payroll, social security, employment, or similar Taxes payable with respect thereto (including all such Taxes payable with respect to any payments payable in respect of Options) and any matching, profit-sharing, or other employer contributions triggered thereby under any 401(k) plan or other defined contribution plan of the Company or its Subsidiaries, but excluding (x) any so-called “double trigger” severance payments arising as a result of the occurrence of both (A) the consummation of the transactions contemplated by this Agreement, and (B) a qualifying termination of employment by Parent, and (y) any Taxes imposed under Section 3111(a) of the Code in excess of the amount that would have been payable had the Closing occurred on December 31 of the calendar year in which the Closing occurs, (ii) all fees, costs, and expenses of legal counsel, investment bankers, accountants, auditors, consultants, financial advisors, Escrow Agent, and other experts, (iii) fees and expenses of any data room provider, and (iv) the costs and expenses of the Tail Policy, each in connection with the transactions contemplated hereby (including all broker’s and finder’s fees) incurred by or on behalf of the Company in connection with the preparation, negotiation, and execution of this Agreement and the Ancillary Documents and (v) fifty percent (50%) of all filing fees incurred in connection with filings under and compliance with applicable antitrust, competition or foreign direct investment Laws (subject to the cap set forth in Section 5.09(a)), and the performance and consummation of the Merger and the other transactions contemplated hereby and thereby. For the avoidance of doubt, (a) in no event will any amount included in the calculation of Transaction Expenses, Indebtedness, Company Cash, or Closing Net Working Capital be included in any such other calculation to the extent doing so would result in double counting and (b) any Transaction Expenses incurred through Closing shall be deemed incurred as of 12:00:01 a.m. MT on the Closing Date. “Transaction Tax Deductions” means all deductions of the Company Group for U.S. federal and applicable state, local and non-U.S. income Tax purposes attributable to the transactions that occur at or in connection with the Closing (including, for clarity, any such deductions attributable to payments of Indebtedness and Transaction Expenses and payments with respect to Options). The parties hereto (other than the Stockholder Representative) shall apply the 70 percent safe harbor election set forth in IRS Revenue Procedure 2011- 29 to determine the deductible portion of any “success based fees” for purposes of this definition.

17 “Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury under the Code, as such regulations may be amended from time to time. “Union” means any labor union, labor organization, or works council, employee representative body, staff association, bargaining unit, or similar organization, committee or group (whether certified, recognized, pending certification or recognition). “VDP Business” means the business conducted by Vexcel Imaging US, Inc., a Delaware corporation. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws. ARTICLE II MERGER Section 2.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, (a) Merger Sub will merge with and into the Company; and (b) the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”). Section 2.02 Mandatory Conversion of Series Preferred. (a) Immediately prior to the Effective Time, by virtue of the Merger and without any further action on the part of the Company, any Stockholder, or any other Person, all outstanding shares of Series Preferred shall be automatically converted into shares of Common Stock at the applicable conversion rate set forth in the Company’s Restated Certificate (the “Mandatory Conversion”). The Mandatory Conversion shall be effected in accordance with Section 6.1(c) of Article IV of the Company’s Restated Certificate. (b) Each holder of shares of Series Preferred shall, upon such conversion, have the rights of a holder of Common Stock pursuant to this Agreement, including the right to receive the applicable Closing Per Share Merger Consideration for each share of Common Stock issued upon such conversion. (c) For the avoidance of doubt, following the Mandatory Conversion, there shall be no Series Preferred outstanding immediately prior to the Effective Time, and all former holders of Series Preferred shall be treated as holders of Common Stock for all purposes of this Agreement, including for purposes of the allocation of the Closing Per Share Merger Consideration under Section 2.09. (d) Prior to the Closing, the Company shall deliver to Parent reasonable evidence that the Mandatory Conversion has been duly effected in accordance with the Company’s Restated Certificate and applicable Law. Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at 7:00 a.m., Mountain Time, no later than three Business Days after all of the conditions to Closing set forth in Article VI have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as the Company and Parent may mutually agree upon in writing; provided, however, that if the date on which the Closing would otherwise occur pursuant to this Section 2.03 is within ten days of the last day of a fiscal quarter of Parent, the Closing shall take place at 7:00 a.m., Mountain Time,

18 remotely by exchange of documents and signatures (or their electronic counterparts), on the first Business Day of the immediately subsequent month (the day on which the Closing takes place being the “Closing Date”). Section 2.04 Closing Deliverables. (a) At or prior to the Closing, the Company shall deliver to Parent the following: (i) executed copies of the Ancillary Documents to which the Company or Stockholder Representative is a party or signatory; (ii) resignations or written evidence of removal of the directors and officers of the Company pursuant to Section 5.05; (iii) a certificate, dated the Closing Date and signed by a duly authorized executive officer of the Company, certifying that each of the conditions set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(c) have been satisfied; (iv) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying (A) that attached thereto are true and complete copies of (1) resolutions adopted by the Company Board authorizing the execution, delivery, and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby; and (2) Written Consents executed by Stockholders (i) required for the Requisite Company Vote and (ii) holding not less than 95% of the outstanding shares of capital stock of the Company; (B) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and (C) the names and signatures of the officers of the Company authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder; (v) a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized; (vi) Restrictive Covenant Agreements, effective as of the Closing, executed and not repudiated by the counterparties thereto; (vii) evidence reasonably satisfactory to Parent of the Company’s receipt of all consents, waivers, and approvals set forth in Section 3.03 of the Company Disclosure Schedules; (viii) the Certificate of Merger, executed by the Company; (ix) payoff letters for the Debt Facilities, delivered to Parent no later than three Business Days prior to the Closing Date, in form and substance reasonably satisfactory to Parent, setting forth the amounts required to repay in full such Debt Facilities and wire instructions for payment thereof; (x) the Company Closing Financial Certificate; (xi) the Consideration Spreadsheet contemplated in Section 2.18, in a form reasonably satisfactory to Parent;

19 (xii) evidence reasonably satisfactory to Parent that the Mandatory Conversion has been duly effected in accordance with the Company’s Restated Certificate and applicable Law; and (xiii) the documents described in Section 5.12(e) of the Company Disclosure Schedules. (b) At or prior to the Closing, Parent shall deliver to the Company (or such other Person as may be specified herein) the following: (i) executed copies of the Ancillary Documents to which Parent is a party or signatory; (ii) a certificate, dated the Closing Date and signed by a duly authorized officer of Parent and Merger Sub, that each of the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied. Section 2.05 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger has been duly accepted for filing by the Secretary of State of the State of Delaware (the “DE SOS”) or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”). Section 2.06 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation. Section 2.07 Certificate of Incorporation; By-laws. Unless otherwise determined by Parent and the Company prior to the Effective Time, at the Effective Time, (a) the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law; and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, or as provided by applicable Law; provided, however, in each case, that the name of the corporation set forth therein shall be changed to the name of the Company. Section 2.08 Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation, in each case, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

20 Section 2.09 Effect of the Merger on Common Stock. At the Effective Time (and, for the avoidance of doubt, following the Mandatory Conversion), as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company, or any Stockholder: (a) Cancellation of Certain Common Stock. Shares of Common Stock that are owned by Parent, Merger Sub, or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. (b) Conversion of Common Stock. Each share of Common Stock issued and outstanding (other than (i) shares of Common Stock to be cancelled and retired in accordance with Section 2.09(a), and (ii) Dissenting Shares) shall be converted into the right to receive the Closing Per Share Merger Consideration, in cash, without interest, together with any amounts that may become payable in respect of such share of Common Stock in the future from the Escrow Funds as provided in this Agreement and the Escrow Agreement or in respect of the Post-Closing Adjustment, in each case, at the respective times and subject to the contingencies specified herein and therein. (c) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. Section 2.10 Treatment of Options. (a) At the Effective Time, each Option that is unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, shall be cancelled by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the Optionholder, or any other Person, and each Optionholder shall cease to have any rights with respect thereto and each Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall automatically become fully vested and be cancelled in exchange for (i) an amount in cash, without interest, equal to the product of (A) the aggregate number of shares subject to such Option; multiplied by (B) the excess of the Closing Per Share Merger Consideration over the per share exercise price under such Option; and (ii) any amounts that may become payable in respect of such Option in the future from the Escrow Funds as provided in this Agreement and the Escrow Agreement or in respect of the Post-Closing Adjustment, in each case, at the respective times and subject to the contingencies specified herein and therein (such provisions governing the Escrow Funds and Post-Closing Adjustments, collectively, the “Post-Closing Payment Provisions”) (with such Optionholder’s share of any Escrow Fund distributions or Post-Closing Adjustment amounts determined based on such Optionholder’s Pro Rata Share). After the Effective Time, each Optionholder shall only be entitled to the payments described in this Section 2.10. (b) Notwithstanding the foregoing or anything to the contrary in the Post-Closing Payment Provisions, except to the extent it would not cause an impermissible payment under Section 409A of the Code and the Department of Treasury Regulations and guidance thereunder (including because of Treasury Regulations § 1.409A-3(g)), the Optionholders shall not be entitled to receive any payment with respect to their Options, and no payment shall be made to such Optionholders with respect to their Options, in connection with the transactions contemplated hereby, including under the Post-Closing Payment Provisions, later than the fifth anniversary of the Closing Date. In the event that any such payment would otherwise have been owed in respect of Options, such payment instead will be distributed to the Stockholders and Optionholders based on their Pro Rata Share (not taking into account the applicable Options).

21 (c) At or prior to the Effective Time, the Company Board shall adopt any resolutions and take any actions necessary to (i) effectuate the provisions of Section 2.10 and (ii) cause the Stock Incentive Plan to terminate at or prior to the Effective Time. All documentation related to the foregoing (including any applicable resolutions and notices to holders of the Options) shall be provided to Parent and its counsel at least five Business Days prior to distribution and/or execution thereof, and all reasonable comments thereon shall be reflected by the Company. Section 2.11 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.09, shares of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock cancelled in accordance with Section 2.09(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration, if any, to which such holder is entitled pursuant to Section 2.09(b) (Conversion of Common Stock), as applicable, without interest thereon. The Company shall provide to Parent (i) prompt written notice of any demands received by the Company for appraisal of shares of Common Stock, any withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand and (ii) the right to direct all negotiations and proceedings with respect to such demands. Any notice or communications to holders of Common Stock with respect to appraisal rights under the DGCL shall be in a form acceptable to Parent. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands. Section 2.12 Surrender and Payment. (a) At the Effective Time, all shares of Common Stock and all Options outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and, subject to Section 2.09(a) (Cancellation of Certain Common Stock) and Section 2.11 (Dissenting Shares), each holder of record of a share of Common Stock and each holder of record of an Option shall cease to have any rights as a stockholder of the Company or a holder of Options. (b) Prior to the Effective Time, Parent shall designate PNC Bank, National Association or another bank or trust company reasonably satisfactory to the Company (the “Paying Agent”) to act as the paying agent in the Merger. Prior to the Closing Date, Parent and Stockholder Representative shall enter into a paying agent agreement with the Paying Agent in the form attached hereto as Exhibit B (the “Paying Agent Agreement”) for the purpose of surrendering shares of Common Stock in exchange for the Merger Consideration in accordance with this Article II. (c) At the Closing, immediately after the acceptance of filing of the Certificate of Merger by the DE SOS, Parent shall deposit (or cause to be deposited) with the Paying Agent and the Company’s payroll account, as applicable, immediately available funds equal to the portion of the Closing Merger Consideration payable to Stockholders pursuant to Section 2.09(b) in respect of their shares of Common Stock and to non-employee Optionholders in respect of their Options pursuant to Section 2.10(a),

22 to be held in trust and released at the Effective Time, subject to the express terms of this Agreement and the Paying Agent Agreement. (d) At the Closing, immediately after the acceptance of filing of the Certificate of Merger by the DE SOS, Parent shall pay, or shall cause the Surviving Corporation to pay, by wire transfer of immediately available funds, all Transaction Expenses (including those transaction bonuses payable to current or former Employees at the Closing) that are unpaid as of the Effective Time to the Persons to whom such Transaction Expenses are owed, in the amounts and to the accounts set forth in the Company Closing Financial Certificate and the Funds Flow Memorandum; provided, that any such Transaction Expenses that constitute compensatory payments to current or former Employees, payable at Closing and subject to payroll withholding shall instead be paid by the Surviving Corporation through the Company's current payroll provider, less applicable withholding, no later than the first regular payroll date that occurs after the date that is three Business Days after the Closing Date (and Parent shall cause the Surviving Corporation to have sufficient funds to make such payments). (e) At the Closing, immediately after the acceptance of filing of the Certificate of Merger by the DE SOS, Parent shall pay, or shall cause to be paid, by wire transfer of immediately available funds, the Debt Facilities as identified in the payoff letters delivered pursuant to Section 2.04(a)(ix), in the amounts and to the accounts set forth therein and in the Funds Flow Memorandum, such that all such Debt Facilities are repaid and discharged in full. (f) As promptly as practicable following the Closing Date and in any event not later than three Business Days thereafter, the Paying Agent shall mail to each holder of shares of Common Stock a letter of transmittal in customary form reasonably satisfactory to Parent, together with instructions for use therefor (a “Letter of Transmittal”) and instructions for use in effecting the surrender of shares of Common Stock in exchange for the applicable portion of Merger Consideration. The Paying Agent shall, no later than the later of (i) the Closing Date; or (ii) three Business Days after receipt of a Letter of Transmittal duly completed and validly executed in accordance with the instructions thereto, and any other customary documents that the Paying Agent or Parent may reasonably require in connection therewith, pay to the holder of such shares of Common Stock a cash amount as provided in Section 2.09(b) (Conversion of Common Stock) with respect to the shares of Common Stock surrendered. No interest shall be paid or shall accrue on any cash payable upon surrender of any shares of Common Stock. Until so surrendered, each outstanding share of Common Stock (other than Dissenting Shares) shall be deemed from and after the Effective Time to evidence the right to receive the portion of the Merger Consideration as provided herein. If after the Effective Time, any share of Common Stock is surrendered to the Paying Agent, it shall be cancelled and exchanged as provided in this Section 2.12. (g) As promptly as practicable following the date hereof and in any event not later than five Business Days thereafter, the Company shall mail to each Optionholder an option termination agreement substantially in the form attached as Exhibit D (an “Option Termination Agreement”) and instructions for completing, executing, and returning such Option Termination Agreement in exchange for the applicable portion of the Merger Consideration pursuant to Section 2.10 (Treatment of Options). With respect to employee Optionholders, Parent shall, no later than the first regular payroll date that occurs after the later of (i) the date that is three Business Days after the Closing Date; or (ii) three Business Days after receipt of an Option Termination Agreement duly completed and validly executed in accordance with the instructions thereto and any other customary documents that Parent may reasonably require in connection therewith, cause the Company’s current payroll provider, on behalf of the Company, to deliver such Optionholder the cash amount such Optionholder has the right to receive as a result of the Closing pursuant to Section 2.10(a), less all applicable taxes and withholdings. With respect to a non-employee Optionholder, the Paying Agent shall, no later than the later of (x) the Closing Date or (y) three Business Days after receipt of an Option Termination Agreement duly completed and validly executed in accordance with the

23 instructions thereto and any other customary documents that the Paying Agent may reasonably require in connection therewith, pay to such Optionholder a cash amount as provided in Section 2.10 (Treatment of Options). No interest shall be paid or shall accrue on any cash payable upon delivery of any Option Termination Agreement, and no payment shall be required to be paid to an Optionholder in respect of the Options unless an Option Termination Agreement has been executed with respect thereto. (h) Each Stockholder and Optionholder shall also be entitled to any amounts that may be payable in the future in respect of the surrendered shares of Common Stock and the cancelled Options from the Escrow Funds as provided in this Agreement and the Escrow Agreement and on account of the Post-Closing Adjustment, at the respective times and subject to the contingencies specified herein and therein. No interest shall be paid or accrued for the benefit of Stockholders or Optionholders on the Merger Consideration. (i) Any portion of the Merger Consideration that remains unclaimed by the Stockholders and Optionholders 12 months after the Effective Time shall be returned to Parent, upon demand, and any such Stockholder or Optionholder who has not delivered Letters of Transmittal or Option Termination Agreements for the Merger Consideration in accordance with this Section 2.12 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration; provided, that any such portion of the Merger Consideration payable from the Escrow Funds shall be held and distributed to the Persons entitled thereof in accordance with the terms of this Agreement and the Escrow Agreement, at the times and subject to the contingencies specified herein and therein and any portion of the Post-Closing Adjustment to which the Stockholders or Optionholders may become entitled shall become payable at the times and subject to the contingencies specified herein. Notwithstanding the foregoing, Parent shall not be liable to any Stockholder or Optionholder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by Stockholders or Optionholders two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. (j) Any portion of the Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand. (k) Parent shall pay, or cause the Surviving Corporation to pay, all charges and expenses of the Paying Agent, in connection with the payment of the Merger Consideration. (l) Solely upon the acceptance of the Certificate of Merger by the DE SOS, Parent shall pay, or cause to be paid, the Debt Facilities as set forth in the payoff letters and Transaction Expenses in accordance with the Funds Flow Memorandum. Section 2.13 Escrow Funds. In accordance with the Escrow Agreement, at the Closing, immediately after the acceptance of filing of the Certificate of Merger by the DE SOS, Parent shall deposit or cause to be deposited with the Escrow Agent: (a) the Purchase Price Adjustment Escrow Amount (such amount, including any interest or other amounts earned thereon and less any disbursements therefrom in accordance with the Escrow Agreement, the “Purchase Price Adjustment Escrow Fund”), to be held for the purpose of securing the obligations of the Stockholders and Optionholders in Section 2.17(d) (Payment of Post-Closing Adjustment);

24 (b) the Tax Escrow Amount (such amount, including any interest or other amounts earned thereon and less any disbursements therefrom in accordance with the Escrow Agreement, the “Tax Escrow Fund”), to be held solely for the purpose of securing the obligations of the Stockholders and Optionholders with respect to the Specified Matters, as set forth in, and subject to the limitations of, Section 2.17; and (c) the Stockholder Representative Expense Amount (such amount, as such amount may change from time to time, the “Stockholder Representative Expense Fund” and together, with the Purchase Price Adjustment Escrow Fund and the Tax Escrow Fund, the “Escrow Funds”), which amount Parent shall, promptly following the Closing, deliver or cause to be delivered to Stockholder Representative to be held by the Stockholder Representative for the purposes set forth in this Agreement. For the avoidance of doubt, upon delivery of the Stockholder Representative Expense Amount to the Stockholder Representative upon the Closing, the Stockholder Representative Expense Amount shall be held by the Stockholder Representative in a segregated client account (and not by the Escrow Agent), and the Stockholder Representative Expense Fund shall not be subject to the Escrow Agreement or otherwise in escrow notwithstanding any other provisions of this Agreement or the Escrow Agreement to the contrary. Section 2.14 No Further Ownership Rights in Common Stock and Options. All Merger Consideration paid or payable upon the surrender of shares of Common Stock and in respect of the Options shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to such shares of Common Stock and Options, and from and after the Effective Time there shall be no further registration of transfers of shares of Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, evidence of shares of Common Stock are presented to the Surviving Corporation, the shares of Common Stock shall be cancelled and exchanged for the Merger Consideration in accordance with this Agreement. Section 2.15 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company (other than the Mandatory Conversion) shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change. Section 2.16 Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld under any provision of Tax Law; provided, however, that the Person intending to deduct or withhold shall use commercially reasonable efforts to notify such Persons of any amounts otherwise payable to such Persons that it intends to deduct and withhold at least five Business Days prior to the due date for any relevant payment (other than required withholdings (i) in respect of Options or other compensatory payments for income, employment, and similar Taxes; and (ii) as a result of a failure by the Company to comply with Section 5.12(c)) and the Person intending to withhold with respect to such payments shall provide reasonable details regarding the provisions of Law that require such deduction or withholding and the parties shall work together in good faith to minimize such deduction or withholding. To the extent that amounts are so deducted and withheld by the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, and paid to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.

25 Section 2.17 Purchase Price Adjustment. (a) Closing Adjustment. At least five Business Days before the Closing, the Company shall prepare and deliver to Parent the Company Closing Financial Certificate. (b) Post-Closing Adjustment. Within 90 days after the Closing Date (the “Delivery Period”), Parent shall prepare and deliver to Stockholder Representative a statement prepared in accordance with the Accounting Principles (the “Closing Statement”) setting forth its calculation of (A) Closing Net Working Capital on an itemized basis; (B) Indebtedness outstanding as of 12:00:01 a.m. MT on the Closing Date; (C) Company Cash as of 12:00:01 a.m. MT on the Closing Date; (D) Transaction Expenses incurred but unpaid as of 12:00:01 a.m. MT on the Closing Date; (E) the Closing Net Working Capital Closing Adjustment; and (F) the Closing Merger Consideration based on the foregoing, in each case together with supporting documentation, information and calculations. If Parent fails to deliver the Closing Statement within the Delivery Period, then the Company Closing Financial Certificate shall be final, conclusive and binding on the parties for all purposes of this Agreement, subject to the other terms of this section. Notwithstanding anything in this Agreement to the contrary, if Parent fails to timely deliver the Closing Statement in accordance with the foregoing, then, at the election of the Stockholder Representative in its sole discretion, which must be made within 15 Business Days after the expiration of the Delivery Period, Stockholder Representative may engage the Independent Accountant to determine the final Closing Statement pursuant to the terms and conditions of this Section 2.17 with the Independent Accountant fees and expenses borne 50% by Stockholder Representative (on behalf of the Stockholders and Optionholders) and 50% by Parent. If Stockholder Representative elects to have the Independent Accountant prepare the Closing Statement in accordance with the immediately preceding sentence, then all subsequent references in this Section 2.17 to Parent, on the one hand, and Stockholder Representative, on the other hand, will be deemed to be references to Stockholder Representative, on the one hand, and Parent, on the other hand, respectively. (c) Examination and Review. (i) Examination. After receipt of the Closing Statement, Stockholder Representative shall have 30 days (the “Review Period”) to review the Closing Statement. During the Review Period, Stockholder Representative and its accountants and other Representatives (and, upon the Stockholder Representative’s election in Section 2.17(b), the Independent Accountant during its determination of the final Closing Statement) shall have reasonable access to the books and records of the Surviving Corporation, the personnel of, and work papers prepared by, Parent and/or its accountants to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Parent’s possession) relating to the Closing Statement as Stockholder Representative may request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (defined below). (ii) Objection. On or prior to the last day of the Review Period, Stockholder Representative may object to the Closing Statement by delivering to Parent a written statement setting forth its objections in reasonable detail, including Stockholder Representative’s proposed adjustments to such items, together with supporting calculations (the “Statement of Objections”). If Stockholder Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Statement shall be deemed to have been accepted by Stockholder Representative. Any items not specifically objected to in the Statement of Objections shall be deemed agreed by Stockholder Representative and shall be final, conclusive and binding on the parties. If Stockholder Representative delivers the Statement of Objections before the expiration of the Review Period, Parent and Stockholder Representative shall negotiate in good faith to resolve

26 such objections within 30 days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statement with such changes as may have been previously agreed in writing by Parent and Stockholder Representative, shall be final and binding. (iii) Resolution of Disputes. If Stockholder Representative and Parent fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to KPMG LLP or such other impartial nationally recognized firm of independent certified public accountants as mutually agreed between Stockholder Representative and Parent (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment and the Closing Statement. The parties hereto agree that (i) all adjustments shall be made without regard to materiality and (ii) there shall be no ex-parte communications with the Independent Accountant. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively, and the determinations of the Independent Accountant shall be made solely in accordance with the terms and procedures set forth in this Agreement, including the Accounting Principles, and based on the submissions and supporting materials provided by Parent and Stockholder Representative (and not on the basis of an independent review). (iv) Fees of the Independent Accountant. Except as provided in Section 2.17(b), the fees, costs and expenses of the Independent Accountant shall be allocated between Stockholder Representative (on behalf of the Stockholders and Optionholders), on the one hand, and Parent, on the other hand, in the same proportion that the dollar value that is unsuccessfully disputed by Stockholder Representative or Parent (as finally determined by the Independent Accountant) bears to the total aggregate dollar value of the Disputed Amounts. The Closing Statement shall be revised as appropriate to reflect the resolution of any objections thereto pursuant to Section 2.17(c)(ii) and Section 2.17(c)(iii) and, as so revised, such Closing Statement shall be deemed to set forth the final Closing Net Working Capital, Indebtedness, Company Cash, Transaction Expenses, and Closing Merger Consideration, in each case, for all purposes hereunder (including the determination of the Post-Closing Adjustment). (v) Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto absent manifest error. (d) Payment of Post-Closing Adjustment. (i) The Closing Merger Consideration as finally determined pursuant to this Section 2.17 (whether pursuant to Section 2.17(b) or Section 2.17(c)) shall be referred to as the “Final Merger Consideration.” (ii) The “Post-Closing Adjustment” shall be an amount equal to the Final Merger Consideration minus the Closing Merger Consideration (as estimated in the Company Closing Financial Certificate and paid at the Closing).

27 (iii) If the Post-Closing Adjustment is a negative number, Stockholder Representative and Parent shall, within five Business Days after the final determination of the Post- Closing Adjustment, jointly instruct the Escrow Agent to disburse from the Tax Escrow Fund and the Purchase Price Adjustment Escrow Fund by wire transfer of immediately available funds (A) the Post-Closing Adjustment to Parent or, at Parent’s direction, the Surviving Corporation; and if any amount remains in the Purchase Price Adjustment Escrow Fund or the Tax Escrow Fund following such distribution(s), then (B) the applicable amount of such remainder(s) to the Paying Agent, for distribution to the Stockholders and non-employee Optionholders in accordance with their Pro Rata Share; and (C) the applicable amount of such remainder(s) to the Surviving Corporation, for distribution to the employee Optionholders in accordance with their Pro Rata Shares. If the Post-Closing Adjustment is greater than the amount held in the Purchase Price Adjustment Escrow Fund and the Tax Escrow Fund, then Stockholder Representative and Parent shall jointly instruct the Escrow Agent to disburse all of the Purchase Price Adjustment Escrow Fund and the Tax Escrow Fund to Parent, or at Parent’s direction, to the Surviving Corporation. In no event shall Stockholder Representative, Stockholders, or Optionholders be liable under this Section 2.17 for any amount in excess of the Purchase Price Adjustment Escrow Fund and the Tax Escrow Fund, which shall represent Parent’s sole and exclusive recourse with respect to the Post- Closing Adjustment. (iv) If the Post-Closing Adjustment is a positive number, (A) Parent shall, within five Business Days after the final determination of the Post-Closing Adjustment, (1) deposit the applicable amount with the Paying Agent for distribution to the Stockholders and non-employee Optionholders in accordance with their Pro Rata Shares; and (2) deposit the applicable amount with the Surviving Corporation for distribution to the employee Optionholders in accordance with their Pro Rata Shares; and (B) Stockholder Representative and Parent shall jointly instruct the Escrow Agent to disburse from the Purchase Price Adjustment Escrow Fund and the Tax Escrow Fund all amounts then held in by wire transfer of immediately available funds (1) the applicable amount of such funds to the Paying Agent, for distribution to the Stockholders and non-employee Optionholders in accordance with their Pro Rata Shares; and (2) the applicable amount of such funds to the Surviving Corporation, for distribution to the employee Optionholders in accordance with their Pro Rata Shares. In no event shall Parent be liable under this Section 2.17 for any amount in excess of the Purchase Price Adjustment Escrow Amount, which shall represent Stockholders’ and Optionholders’ sole and exclusive recourse with respect to the Post-Closing Adjustment. (v) If the Post-Closing Adjustment is zero (including where no Closing Statement is delivered by either Parent or Stockholder Representative pursuant to Section 2.17(b)), Stockholder Representative and Parent shall, within five Business Days after the final determination of the Post-Closing Adjustment, jointly instruct the Escrow Agent to disburse the entire Purchase Price Adjustment Escrow Fund and Tax Escrow Fund by wire transfer of immediately available funds by disbursing (A) the portion allocable to the Stockholders and non- employee Optionholders to the Paying Agent, for distribution to the Stockholders and non- employee Optionholders in accordance with their Pro Rata Share; and (B) the portion allocable to the employee Optionholders to the Surviving Corporation, for distribution to the employee Optionholders in accordance with their Pro Rata Shares. (e) Segregation of Escrow Funds; Sole Recourse. Notwithstanding anything to the contrary in this Agreement or the Escrow Agreement: (i) the Purchase Price Adjustment Escrow Fund shall be available solely to satisfy the Post-Closing Adjustment in respect of Closing Net Working Capital, Indebtedness (other than in respect of the Specified Matters), Company Cash and Transaction Expenses; (ii) the Tax Escrow Fund shall be available solely to satisfy amounts arising out of the Specified Matters; (iii) in no event shall Parent or any of its Affiliates be entitled to recover from either such escrow fund any

28 amount for which the other escrow fund is designated hereunder; and (iv) other than in the case of Fraud: the Tax Escrow Fund shall be the sole and exclusive source of recovery for any Specified Matter, and none of the Stockholders, the Optionholders or the Stockholder Representative shall have any liability therefor in excess of the amount then remaining in the Tax Escrow Fund. (f) Tax Treatment of Adjustments. Any payments made pursuant to Section 2.17 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law. Section 2.18 Consideration Spreadsheet; Company Closing Financial Certificate. (a) No later than five Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent a draft spreadsheet (the “Draft Consideration Spreadsheet”), which shall set forth, as of the Closing Date and immediately prior to the Closing Date, the following: (i) the names, email addresses, and addresses of all Stockholders (including holders of each series of Series Preferred to be converted to Common Stock pursuant to the Mandatory Conversion), and the number of shares of Common Stock held by such Persons; (ii) the names, email addresses, and addresses of all Optionholders, together with the number of shares of Common Stock subject to Options held by such Optionholders, the grant date, exercise price, the expiration date and vesting schedule for such Options (including any performance goals and the extent to which the Options are expected to be vested as of the Closing); (iii) whether each Stockholder or Optionholder is a current or former employee, consultant, independent contractor or director of the Company; (iv) detailed calculations of the Closing Merger Consideration, Fully-Diluted Share Number, the aggregate exercise price in respect of all Options and Closing Per Share Merger Consideration; (v) each Stockholder’s allocable share (as a percentage interest and the interest in dollar terms) of the Closing Merger Consideration, and each Optionholder’s allocable share (as a percentage interest and the interest in dollar terms) of the Closing Merger Consideration, in each case, calculated based on the Closing Per Share Merger Consideration; and (vi) each Stockholder’s and Optionholder’s Pro Rata Share, including allocable share (as a percentage interest and the interest in dollar terms) of the amount to be contributed to the Escrow Funds, which shall be based on their respective Pro Rata Share. (b) In the event that Parent notifies the Company that it has identified issues in the Draft Consideration Spreadsheet, Parent and the Company shall discuss such issues in good faith and the Company shall make any revisions pursuant to the mutual agreement of Parent and the Company regarding such issues prior to delivering the final version of the Draft Consideration Spreadsheet at Closing (the “Consideration Spreadsheet”); provided that Parent’s review and comments shall not delay the Closing and the delivery of the Consideration Spreadsheet prepared in good faith shall satisfy the Company’s obligation under this Section 2.18, and the content thereof (absent manifest error) shall not be a condition to Parent’s obligation to consummate the Closing. The parties agree that Parent and Merger Sub shall be entitled to rely on the Consideration Spreadsheet in making payments under Article II and Parent and Merger Sub shall not be responsible for the calculations or the determinations regarding such calculations in such Consideration Spreadsheet.

29 (c) No later than five Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent a draft of the Company Closing Financial Certificate. In the event that Parent notifies the Company that it has identified issues in the draft Company Closing Financial Certificate, Parent and the Company shall discuss such issues in good faith and the Company shall make any revisions pursuant to the mutual agreement of Parent and the Company regarding such issues prior to delivering the final version of the same; provided that Parent’s review and comments shall not delay the Closing, and the delivery of the Company Closing Financial Certificate prepared in good faith shall satisfy the Company’s obligation under this Section 2.18, and the content thereof (absent manifest error) shall not be a condition to Parent’s obligation to consummate the Closing. (d) Prior to the Closing, Parent and the Company shall mutually agree on a Funds Flow Memorandum setting forth all payment amounts to be paid at the Closing, the wire instructions provided by the respective payee for all such payments, and an itemized list of all Transaction Expenses and payoff amounts for Indebtedness, including the identity of each such payee, the respective dollar amounts owed, and the respective wire transfer instructions, to be included in the Consideration Spreadsheet at its delivery to Parent. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as set forth in the Company Disclosure Schedules, the Company represents and warrants to Parent that the statements contained in this Article III are true and correct. Section 3.01 Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has all necessary corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not and would not be reasonably expected to have a Material Adverse Effect. The Company has furnished to Parent a complete and correct copy of the Governing Documents, each as amended to date, of the Company. Such Governing Documents are in full force and effect. Except as set forth in Section 3.01 of the Company Disclosure Schedules, the Company is not in material violation of any provision of its Governing Documents. Any transfer books and minute books of the Company were available for inspection by Parent prior to the date hereof and, except as set forth in Section 3.01 of the Company Disclosure Schedules, are true and accurate in all material respects. Section 3.02 Authority; Board Approval. (a) The Company has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and, subject to, in the case of the consummation of the Merger, adoption of this Agreement and approval of the Merger by the affirmative vote or consent of all required voting Stockholders representing a majority of the outstanding shares of Common Stock and Series Preferred, including on an as-converted basis with respect to holders of Series Preferred, voting together as a single class on an as-converted to Common Stock basis (collectively, the “Requisite Company Vote”), to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and any Ancillary Document to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote.

30 The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock required to approve and adopt this Agreement and the Ancillary Documents, approve the Merger, and consummate the Merger and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution, and delivery by each other party hereto) this Agreement constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity (the “Enforceability Exceptions”). When each Ancillary Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution, and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. (b) The Company Board, by resolutions duly adopted and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Stockholders; (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL; (iii) directed that the “agreement of merger” contained in this Agreement be submitted to the Stockholders for adoption; and (iv) resolved to recommend adoption of the “agreement of merger” set forth in this Agreement and approval of the Merger by the Stockholders (collectively, the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the Stockholders. Section 3.03 No Conflicts; Consents. Assuming all filings required under the HSR Act or any other antitrust, competition and/or foreign direct investment Law are made and any waiting periods thereunder have expired or been terminated, the execution, delivery, and performance by the Company of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, including the Merger, do not and will not (a) result in a violation or breach of any provision of any of the Company Group’s Governing Documents; (b) subject to, in the case of the Merger, obtaining the Requisite Company Vote, result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company Group or any of their respective properties or assets; (c) except as expressly contemplated by this Agreement, result in the creation of any Encumbrance, other than Permitted Encumbrances, upon any of the assets of any member of the Company Group; or (d) except as set forth in Section 3.03 of the Company Disclosure Schedules, require the consent, notice, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under (or an event that, with notice or lapse of time or both, would become a default), or result in or give rise to any right of termination, amendment, modification, cancelation or acceleration of, allow the imposition of any fees or penalties under, require the offering or making of any payment or redemption under, or give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person (or otherwise adversely affect any rights of the Company Group) under any terms, conditions or provisions of any Material Contract or Permit, except in the cases of clauses (b) through (d) above, as would not, reasonably be expected to have an effect that is materially adverse to the Company Group taken as a whole and would not reasonably be expected to materially impair, prevent or materially delay the ability of the Company Group to consummate the transactions. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of the Certificate of Merger with the Secretary of State of Delaware, such filings as may be required under the HSR Act or any other antitrust, competition and/or foreign direct investment Law, and as set forth in Section

31 3.03 of the Company Disclosure Schedules, and except where the failure to make or obtain such consents, approvals, Permits, Governmental Orders, declarations, filings, or notices would not reasonably be expected to materially impair, prevent or materially delay the ability of the Company Group to consummate the transactions. Section 3.04 Capitalization. (a) As of the close of business on the date of this Agreement, the authorized capital stock of the Company consists of: (i) 283,261,524 shares of Common Stock, $0.0001 par value per share, of which 2,703,497 shares are issued and outstanding; and (ii) (A) 44,970,474 shares of Series A-1 Convertible Preferred Stock, $0.0001 par value per share, of which 44,970,474 are issued and outstanding; (B) 13,198,819 shares of Series A-2 Convertible Preferred Stock, $0.0001 par value per share, of which 13,198,819 are issued and outstanding; (C) 73,818,897 shares of Series B Convertible Preferred Stock, $0.0001 par value per share, of which 73,818,897 are issued and outstanding; (D) 13,193,942 shares of Series C Convertible Preferred Stock, $0.0001 par value per share, of which 13,193,942 are issued and outstanding; (E) 31,878,415 shares of Series C-1 Convertible Preferred Stock, $0.0001 par value per share, of which 31,878,415 are issued and outstanding; (F) 54,193,308 shares of Series C-2 Convertible Preferred Stock, $0.0001 par value per share, of which 30,217,822 are issued and outstanding; (G) 12,751,035 shares of Series C-3 Convertible Preferred Stock, $0.0001 par value per share, of which 12,751,035 are issued and outstanding; and (H) 19,141,231 shares of Series D Convertible Preferred Stock, $0.0001 par value per share, of which 19,141,231 are issued and outstanding. (b) Section 3.04(b) of the Company Disclosure Schedules set forth, as of the date hereof, a true, accurate and complete list of the capitalization of the Company, including: (i) the name of each Person that is the registered owner of any shares of Company capital stock and the number and class or series of such shares owned by such Person; and (ii) a list of all holders of outstanding Options, including the number of shares of Common Stock subject to each such Option, the vesting commencement date, exercise price and vesting schedule for such Option, the extent to which such Option is vested and exercisable and the date on which such Option expires. (c) Except as disclosed on Section 3.04(c) of the Company Disclosure Schedules, (i) no Person has preemptive rights with respect to any shares of capital stock of the Company, (ii) the Company Group does not own any capital stock or other equity interest in, or any interest convertible into or exchangeable or exercisable for any capital stock or other equity interest in, any Person (other than another member of the Company Group), and (iii) other than the Series Preferred, there are no outstanding shares of capital stock of the Company convertible into or exchangeable or exercisable for shares of capital stock of the Company or other equity or ownership interests of the Company, or any subscriptions, calls, puts, options, warrants or other rights to acquire from the Company or obligations of the Company to issue or sell, any capital stock or other equity interest in or debt securities of, the Company. There are no outstanding obligations of the Company to issue, sell, transfer, repurchase, redeem or otherwise acquire any shares of capital stock of, or any other interest in, the Company, or that relate to the holding, voting or disposition of or that restrict the transfer of, the issued or unissued equity or ownership interests of the Company. Except as disclosed on Section 3.04(c) of the Company Disclosure Schedules, the Company does not have outstanding or authorized any stock appreciation, phantom stock, profit or equity participation, equity participation awards or similar rights. Except as disclosed on Section 3.04(c) of the Company Disclosure Schedules, there are no voting trusts, stockholder agreements, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any of shares of capital stock of the Company. There are no equity securities that are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.

32 (d) Except as disclosed on Section 3.04(c) of the Company Disclosure Schedules, all issued and outstanding shares of Company capital stock are, and all shares of Common Stock which may be issued pursuant to the exercise of Options, when issued in accordance with the applicable security, will be, (i) duly authorized, validly issued, fully paid, and non-assessable; (ii) not subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right created by statute, the Governing Documents of the Company, or any agreement to which the Company is a party; and (iii) free of any Encumbrances created by the Company in respect thereof. All issued and outstanding shares of Company capital stock and Options were issued in compliance with the Governing Documents of the Company and applicable Law and not in any violation of any preemptive rights, rights of first refusal, calls, puts or similar rights or any contract to which the Company is a party or by which the Company is bound, and all Options were granted in accordance with the terms of the Stock Incentive Plan. All Options, including the substantive terms thereof, have been appropriately authorized by the Company Board or an appropriate committee thereof, as of the applicable date of grant, and each Option that has been granted has an exercise price per share equal to at least the fair market value of the underlying stock on the grant date, as determined in accordance with Section 409A of the Code. (e) The Consideration Spreadsheet will, as of the Effective Time, be true and complete in all respects (except for any de minimis inaccuracies) and the amounts set forth therein will be calculated pursuant to and in accordance with the applicable provisions of the Company’s Restated Certificate, the Stock Incentive Plan and this Agreement. As of the Effective Time, no Person not disclosed in the Consideration Spreadsheet will be the record owner of, or have a right to acquire from the Company, any shares of capital stock of, or any other equity or ownership interests in, the Company or any of its Subsidiaries or any options in respect of the foregoing. Section 3.05 Subsidiaries. (a) Section 3.05(a) of the Company Disclosure Schedules sets forth a true and complete list of each Subsidiary of the Company, including each Subsidiary’s name, its jurisdiction of organization, its authorized capital stock or other equity interests, and the number and type of its issued and outstanding shares of capital stock or other equity interests (each such Subsidiary set forth thereon together with the Company, referred to herein as the “Company Group”). Except as set forth in Section 3.05(a) of the Company Disclosure Schedules, all of the outstanding equity interests of each Subsidiary of the Company are owned by the Company or another Subsidiary of the Company, free and clear of all Encumbrances, and were issued in compliance with applicable Law and not in violation of any preemptive rights, rights of first refusal, calls, puts or similar rights or any contract to which any Subsidiary of the Company is a party or by which any of them is bound. Each Subsidiary of the Company is a corporation or other legal entity duly organized, validly existing, and in good standing (or the equivalent thereof, if applicable) under the Laws of its jurisdiction of formation or organization (if applicable). (b) Each Subsidiary of the Company has all requisite corporate or other organizational power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as currently conducted. Each Subsidiary of the Company is duly licensed or qualified to do business and is in good standing (if applicable) in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not and would not be reasonably expected to have a Material Adverse Effect. (c) The Company has furnished to Parent a complete and correct copy of the Governing Documents, each as amended to date, of each Subsidiary of the Company. Such Governing Documents are in full force and effect. Each Subsidiary of the Company is not in material violation of any provision of its Governing Documents. The transfer books and minute books of each Subsidiary of the

33 Company were available for inspection by Parent prior to the date hereof and are true and accurate in all material respects. (d) All of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non- assessable. There are no outstanding options, warrants, convertible securities, or other rights, agreements, arrangements, or commitments of any character relating to the capital stock or other equity interests of any Subsidiary of the Company. There are no outstanding obligations of the Company or any Subsidiary of the Company to issue, sell, transfer, repurchase, redeem or otherwise acquire any shares of capital stock of, or any other interest in, any Subsidiary of the Company. (e) There are no entities that have been merged into or that otherwise are predecessors to (i) the Company or any Subsidiary of the Company (other than the Covered Aviation Entities) or (ii) to the Company’s Knowledge, any Covered Aviation Entity, and except for the Subsidiaries of the Company set forth on Section 3.05(a) of the Company Disclosure Schedules, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest, or other equity interest in any Person, or have any commitment or obligation to invest in, purchase any equity interests or obligations of, fund, guarantee, contribute to, or maintain the capital of, any Person. Section 3.06 Financial Statements. True, complete and correct copies of the Company Group’s audited consolidated financial statements consisting of the balance sheet of the Company Group as at December 31 in each of the years 2024 and 2025 and the related statements of income and retained earnings, stockholders’ equity, and cash flow for the years then ended (the “Audited Financial Statements”), and unaudited financial statements consisting of the consolidated balance sheet of the Company Group as at June 30, 2026 and the related statement of income for the six-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) have been made available to Parent in the Data Room and are attached to the Company Disclosure Schedules at Section 3.06 thereof. Except as set forth in Section 3.06 of the Company Disclosure Schedules, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (which are not material individually or in the aggregate) and the absence of notes. The Financial Statements have been prepared in accordance with the books and records of the Company Group, and such books and records have been kept accurately in all material respects in the ordinary course of business. The Financial Statements fairly present in all material respects the financial condition of the Company Group as of the respective dates they were prepared and the results of the operations of the Company Group for the periods indicated. The consolidated balance sheet of the Company Group as of December 31, 2025 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the consolidated balance sheet of the Company Group as of June 30, 2026 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date.” The Company Group maintains a system of internal accounting controls reasonably designed to provide reasonable assurance regarding the preparation of the Financial Statements in accordance with GAAP as consistently applied by the Company Group in accordance with past practice. Except as required by GAAP or applicable Law, the Company Group has not made any material changes to their accounting practices since the date of the most recent Audited Financial Statements. Section 3.07 Undisclosed Liabilities. The Company Group has no liabilities, obligations, or commitments, except (a) those which are adequately reflected or reserved against in the Interim Financial Statements or disclosed in the notes thereto; (b) those which have been incurred in the ordinary course of business since the Balance Sheet Date and that are not material in amount (none of which is a liability resulting from any violation of Law or that relates to any cause of action, breach of contract, breach of warranty, tort, infringement or misappropriation); (c) executory obligations arising under any Contract of

34 the Company Group (none of which results from any breach thereof or default thereunder by any member of the Company Group) in the ordinary course; (d) liabilities incurred in connection with the transactions contemplated by this Agreement; (e) liabilities for fees, costs, and expenses of the Company Group’s legal, accounting, and other professional advisors in connection with this Agreement and the transactions contemplated hereby; (f) liabilities that are not, individually or in the aggregate, material to the Company Group; and (g) as set forth on Section 3.07 of the Company Disclosure Schedules. Section 3.08 Absence of Certain Changes, Events, and Conditions. Except as set forth on Section 3.08 of the Company Disclosure Schedules, from the Interim Balance Sheet Date until the date of this Agreement, (a) there has not been any event, change, occurrence or circumstance that has had a Material Adverse Effect; (b) each member of the Company Group has conducted its business in the ordinary course of business substantially consistent with past practices; (c) there has been no action by any member of the Company Group which, if such action had been taken by a member of the Company Group between the date of this Agreement and the Closing Date, would have required the consent of Parent under Section 5.01 and (d) no member of the Company Group has suffered any individual Loss, damage, destruction or other casualty in excess of $500,000 individually or $1,000,000 in the aggregate of any of its material tangible properties or assets, whether or not covered by insurance. Section 3.09 Material Contracts. (a) Section 3.09(a) of the Company Disclosure Schedules sets forth a complete and accurate list of each of the following contracts and other agreements to which the Company Group is bound as of the date of this Agreement (together with (i) all amendments and supplements thereto and (ii) all Leases listed in Section 3.11 of the Company Disclosure Schedules, collectively, the “Material Contracts”): (i) any contract (other than any sale or purchase orders for goods and services entered into in the ordinary course of business) with any Material Customer or Material Supplier; (ii) any contract under which any member of the Company Group is lessee of or holds or operates any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $100,000; (iii) any contract relating to any single capital expenditure or series of related capital expenditures pursuant to which any member of the Company Group is required to make an expenditure following the date of this Agreement in excess of $1,000,000 in any calendar year; (iv) any contract (A) with any Governmental Authority with annual revenue in excess of $250,000; and (B) under which any member of the Company Group is, to the Knowledge of the Company, a subcontractor or downstream contractor under a contract with any Governmental Authority, in each case with annual revenue in excess of $1,000,000, other than non- exclusive licenses granted to customers in the ordinary course of business; (v) any contract consisting of a partnership, limited liability company, or joint venture or similar arrangement relating to the formation, creation, operation, management or control of any partnership, joint venture, limited liability company or other similar arrangement involving an investment in any Person not wholly owned by any member of the Company Group or providing for the sharing of any profits to any Person other than a member of the Company Group to which any member of the Company Group is a party or is bound;

35 (vi) any contract that (A) restricts the ability of any member of the Company Group to engage in any business activity in any geographic area or line of business; (B) contains exclusive dealing, non-competition or similar arrangements; or (C) restricts the ability of any member of the Company Group to (I) compete with any Person or (II) solicit employees, customers, suppliers or any other business in any geographic area, including, in each case, that following the transactions contemplated hereby, would apply to Parent and its Affiliates (other than any member of the Company Group), but excluding ordinary-course confidentiality agreements containing customary employee non-solicitation provisions; (vii) purchase agreements, redemption agreements or other contracts relating to or affecting the equity of any member of the Company Group, including any contract that includes registration rights, voting arrangements, operating covenants or similar provisions; (viii) any contract related to the purchase or ownership of real property and each of the Leases; (ix) any contract under which any member of the Company Group may owe material contingent future payments, earn-out payments, success fees, or other obligations; (x) any customer contract that contains any “most-favored nation” pricing terms; (xi) any contract which grants to any person a right of first refusal, right of first offer or similar preferential right to purchase or acquire any assets or property that is material to the Company Group, taken as a whole; (xii) each agreement of the VDP Business under which the Company Group is obligated to make payments in excess of $75,000 in the aggregate during any 12-month period commencing after the first anniversary of the date of this Agreement and which cannot be cancelled by the Company Group without penalty or without more than 90 days’ notice; (xiii) all agreements entered into that relate to (A) the assignment, sale, transfer, exchange, acquisition or disposition of any business, a material amount of stock, equity interests or assets of any other Person, or any real property (whether by merger, sale of stock, sale of assets or otherwise); or (B) any merger, consolidation or similar acquisition or other business combination, in each case, under which any member of the Company Group has continuing obligations; (xiv) except for agreements relating to trade payables, all agreements relating to Funded Indebtedness (including, without limitation, guarantees) of the Company Group, in each case having an outstanding principal amount in excess of $100,000 and excluding (A) intercompany indebtedness between or among members of the Company Group and (B) engagement letters or similar agreements with financial advisors, investment bankers, legal counsel, accountants or other advisors; (xv) all agreements (A) with any officer, director, individual employee or independent contractor on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $200,000 (other than any “at-will” contract that may be terminated by the Company upon 30 days or less advance notice without liability); and (B) providing for severance, separation, change in control, retention or similar benefits, excluding statutory notice or severance entitlements required under non-U.S. Law and national collective bargaining agreements;

36 (xvi) all Collective Bargaining Agreements; (xvii) all contracts that are a settlement, conciliation or similar agreement with any Governmental Authority or pursuant to which any member of the Company Group will have any material outstanding obligation after the date of this Agreement; (xviii) all agreements (A) pursuant to which the Company Group grants any Person any license, assignment, or other right or interest in any material Company Intellectual Property, other than non-exclusive licenses granted to customers in the ordinary course of business; (B) pursuant to which the Company Group is granted any license or other right to use any Intellectual Property that is material to the business of the Company Group, other than commercially available off-the-shelf software licensed on standard terms; or (C) containing any covenant not to sue, consent to use, or settlement relating to Intellectual Property or any material restriction on the Company Group’s right to use, enforce, or exploit any Company Intellectual Property; and (xix) all agreements between the Company Group and any Affiliate of the Company Group (but excluding any agreements directly between the Company Group). (b) A true and complete copy of each Material Contract has been made available to Parent in the Data Room. Except as set forth on Section 3.09(b) of the Company Disclosure Schedules, each Material Contract is valid and binding on the applicable member of the Company Group and enforceable in accordance with its terms against such member of the Company Group and, to the Knowledge of the Company, each other party thereto (subject to proper authorization and execution of such Material Contract by the other party thereto and subject to the Enforceability Exceptions). None of the Company Group, or to the Knowledge of the Company, other party thereto, is, or after notice or lapse of time or both, would be, in breach of, or default under, any Material Contract, except for such breaches or defaults that are not and would not reasonably be expected to be material and adverse to the Company Group, taken as a whole. During the past 12 months, no member of the Company Group has received written notice of any breach under any Material Contract that has not been cured or waived, except for breaches that are not and would not reasonably be expected to be material and adverse to the Company Group, taken as a whole. Section 3.10 Title to Assets of Company. (a) Except as set forth on Section 3.10 of the Company Disclosure Schedules, the Company Group has good and valid (and, in the case of the improvements constituting the Owned Real Property, good and marketable) title to, or a valid leasehold interest in, all Real Property and tangible personal property and other assets reflected in the Audited Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively, the “Permitted Encumbrances”): (i) those items set forth in Section 3.10(a) of the Company Disclosure Schedules; (ii) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (iii) mechanics, carriers’, workmen’s, repairmen’s, or other like liens arising or incurred in the ordinary course of business;

37 (iv) easements, rights of way, zoning ordinances, and other similar encumbrances affecting Real Property; (v) other than with respect to the Owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (vi) other imperfections of title or Encumbrances that do not, individually or in the aggregate, materially impair the current use or value of the assets subject thereto. Section 3.11 Real Property. (a) Section 3.11 of the Company Disclosure Schedules lists (i) the street address of each parcel of Real Property owned by any of Company Group (the “Owned Real Property”); and (ii) the street address of each parcel of Real Property leased by any of Company Group (the “Leased Real Property”), and a list, as of the date of this Agreement, of all leases, together with all amendments, modifications, supplements, and guarantees thereunder, for each parcel of leased Real Property (collectively, “Leases”), including, for each such location, the identification of the lessee and lessor thereunder, the rental amount, and the scheduled lease expiration date. (b) With respect to the Owned Real Property: (i) the improvements on the Owned Real Property are in good operating condition and repair in all material respects, ordinary wear and tear excepted; (ii) there are no pending, or to the Company’s Knowledge, threatened condemnation, expropriation, rezoning, or eminent domain proceedings affecting the Owned Real Property, nor, to the Company’s Knowledge, has any such condemnation, expropriation, rezoning, or eminent domain proceedings been proposed; and (iii) the current use and operation of the Owned Real Property does not violate in any material respect any instrument of record, agreement affecting the Owned Real Property or applicable Law. (c) With respect to the Leased Real Property: (i) except as set forth on Section 3.11(c) of the Company Disclosure Schedules, true, correct, and complete copies of all Leases have been made available to Parent in the Data Room; (ii) except as set forth on Section 3.11(c) of the Company Disclosure Schedules, each Lease is valid, binding, and in full force and effect, and is enforceable in accordance with its terms (subject to proper authorization and execution of such Lease by the other party thereto and subject to the Enforceability Exceptions), and neither the Company Group nor, to the Company’s Knowledge, any other party thereto, is in default or breach under any such Lease; (iii) except as set forth on Section 3.11(c) of the Company Disclosure Schedules, neither the Company Group’s possession nor the Company Group’s use of the Leased Real Property violates any Law in any material respect;

38 (iv) except as set forth on Section 3.11(c) of the Company Disclosure Schedules, to the Company’s Knowledge, (A) there are no material structural defects or material adverse physical conditions affecting the Leased Real Property and (B) all structures and other buildings on the Leased Real Property are in operable operating condition and repair, subject to normal wear and tear, ongoing repairs or refurbishments in the ordinary course, and obsolescence in the ordinary course; (v) except as set forth on Section 3.11 of the Company Disclosure Schedules, there are no subleases or similar agreements granting to any Person other than a member of the Company Group the right to use or occupy any Leased Real Property; and (vi) no parcel of Leased Real Property is subject to any order to be sold or is being condemned, expropriated, rezoned, or otherwise taken by any Governmental Authority with or without payment of compensation therefor, nor, to the Company’s Knowledge, has any such condemnation, expropriation, or taking been proposed. Section 3.12 Intellectual Property. (a) “Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (i) registered and unregistered trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, works of authorship, moral rights, and all registrations and applications for registration thereof; (iii) trade secrets, confidential business information, and know-how; (iv) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, renewals, re-examinations, substitutions, extensions, and later-filed counterparts thereto; (v) internet domain name registrations and social media accounts; (vi) software, computer programs, and applications in any form, including source code, object code, firmware, operating systems, methods of processing, software engines, platforms, development tools, libraries, and all versions, updates, corrections, enhancements, and modifications thereof, and all related documentation, developer notes, comments, and annotations; (vii) rights in data, databases, data collections, algorithms, and technical data; and (viii) all other intellectual property and related proprietary rights, including the right to sue and recover for past, present, or future infringement, misappropriation, or other violation of any of the foregoing. (b) Section 3.12(b) of the Company Disclosure Schedules sets forth a complete and accurate list of all Company Registered IP, indicating for each item as applicable: (i) the jurisdiction in which such item has been registered or filed, (ii) the applicable application, registration, or serial number, (iii) the record owner(s) of such item, (iv) the filing date or registration date and issuance date or grant date, and (v) with respect to domain names, the applicable domain name registrar. Except as set forth on Section 3.12(b) of the Company Disclosure Schedules, all Company Registered IP is subsisting and, to the Company’s Knowledge, valid and enforceable, and all registrations, renewal, and maintenance fees and filings necessary to maintain each item of Company Registered IP in full force and effect have been timely paid or made. Except as set forth on Section 3.12(b) of the Company Disclosure Schedules, all Company Intellectual Property is free of all Encumbrances, other than Encumbrances securing Funded Indebtedness that will be released in full at or prior to the Closing and non-exclusive licenses granted to customers in the ordinary course of business. The Company Group owns or otherwise has the right to use, and after the Closing, Parent will own or otherwise have the right to use, all Intellectual Property used in, held for use in, or necessary for the Company Group’s business as currently conducted (the “Company Intellectual Property”). The Company Intellectual Property, together with the Intellectual Property licensed to the Company Group under the agreements listed in Section 3.09(a) of the Company Disclosure Schedules,

39 constitutes all of the Intellectual Property necessary for the conduct of the Company Group’s business as currently conducted and as proposed to be conducted. (c) Except as set forth in Section 3.12(c) of the Company Disclosure Schedules, (i) to the Company’s Knowledge, the conduct of the Company Group’s business as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; (ii) to the Company’s Knowledge, no Person is infringing, misappropriating, or otherwise violating any Company Intellectual Property; (iii) there are no Actions pending or threatened in writing against any of the Company Group relating to any Company Intellectual Property, and there are no orders, injunctions, or settlement agreements to which any of the Company Group is subject with respect to any Intellectual Property; and (iv) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or Encumbrance on, any Company Intellectual Property, or the release, disclosure, or delivery of any source code included in any Company Products to any Person, or the grant, assignment, or transfer to any Person of any license or other right under any Company Intellectual Property. (d) The Company Group has taken commercially reasonable measures to protect and preserve the confidentiality of its trade secrets and other confidential proprietary information owned by the Company Group. All current and former employees and contractors having access to material confidential proprietary information have executed valid and binding confidentiality agreements, and, to the Company’s Knowledge, no such Person has been in material violation of any such agreement. (e) All current and former employees and contractors of the Company Group who have contributed to the creation or development of any material Intellectual Property on behalf of the Company Group have executed written agreements assigning ownership of any Intellectual Property developed in the course of their employment or engagement to the applicable member of the Company Group, unless such Intellectual Property has transferred to a member of the Company Group by operation of applicable Law. To the Company’s Knowledge, no current or former stockholder, officer, director, or employee of any member of the Company Group has any claim or right to any material Company Intellectual Property. (f) Section 3.12(f) of the Company Disclosure Schedules lists all open source software that is incorporated into, combined with, or used in the development of any Company Products, the unavailability of which would have a material adverse effect upon the utility of such Company Product, and, regardless of materiality, all open source software licensed under the GNU General Public License, GNU Affero General Public License, GNU Lesser General Public License or any other “copyleft” license that is incorporated into, combined with, linked to or distributed with any Company Product that is distributed or made available to third parties (including on a hosted, software-as-a-service or network- accessible basis). Except as set forth in Section 3.12(f) of the Company Disclosure Schedules, no Company Products are subject to any “copyleft” or other obligation or condition that would require (i) the disclosure or distribution of any source code for any Company Products, (ii) the licensing of any Company Products on a royalty-free basis, or (iii) the grant of any patent license or other rights under any Company Intellectual Property. The Company Group is in compliance in all material respects with all applicable open source license terms. (g) To the Company’s Knowledge, (i) the products and services of the Company Group do not contain any bug, defect or error that materially and adversely affects their use, functionality or performance, and (ii) no Company Group software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” or any other code designed or intended to disrupt, disable, harm or impede in any manner the operation of, or provide unauthorized access to, a

40 computer system or network (“Malicious Code”). The Company Group implements commercially reasonable measures designed to prevent the introduction of Malicious Code into Company Group software. (h) The Company Group owns or has a valid right to access and use all Company IT Systems. The Company IT Systems are sufficient in all material respects for the operation of the Company Group’s business as currently conducted. The Company IT Systems and the Company Group’s related procedures and practices and any and all business continuity and disaster recovery arrangements, including those pertaining to the back-up and recovery of data and information, are designed, implemented, operated and maintained in accordance with customary industry standards and practices. Except as set forth in Section 3.12(h) of the Company Disclosure Schedules, since January 1, 2023, there has been no failure of the Company IT Systems that has caused any material disruption to the Company Group’s business, and the Company Group has not suffered any material data loss or business interruption as a result of any Malicious Code. Section 3.13 Insurance. Section 3.13 of the Company Disclosure Schedules sets forth a list, as of the date hereof, of all material insurance policies maintained by the Company Group or with respect to which any of the Company Group is a named insured (collectively, the “Insurance Policies”). Such Insurance Policies are in full force and effect on the date of this Agreement and all premiums due on such Insurance Policies have been paid, and no written notice of (i) cancellation or termination or (ii) disputes with respect to coverage of any member of the Company Group under any Insurance Policy has been received by any member of the Company Group with respect to any such Insurance Policy. Since January 1, 2023, there has not been a material claim, and as of the date of this Agreement there is no pending material claim, by any member of the Company Group against any insurance carrier under any of the Insurance Policies for which coverage has been denied or disputed in writing by the applicable insurance carrier (other than a customary reservation of rights notice). To the Knowledge of the Company, there are no facts, circumstances, or conditions that would reasonably be expected to form the basis of any material claim under any insurance policy that has not been reported to the applicable insurer. Section 3.14 Data Privacy and Security. (a) The Company Group, in its Processing of Personal Information on behalf of customers, complies and has for the past three years complied in all material respects with all applicable (i) Privacy Laws; (ii) Company Group’s policies, notices, and/or statements related to privacy, security or the Processing of Personal Information; and (iii) contractual commitments related to privacy, security, or the Processing of Personal Information (collectively, the “Privacy Requirements”). The execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not conflict with or result in a breach of any Privacy Requirements or otherwise prohibit the transfer of Personal Information to Parent. (b) Since January 1, 2023, the Company Group has implemented and maintained technical, physical, and organizational measures and a written information security program, in each case, compliant with Privacy Requirements and designed to protect Personal Information being Processed by the Company Group, material confidential information, and the Company IT Systems used in connection with the Company Group’s business against Security Incidents. The Company Group regularly tests its written information security program by conducting security audits, penetration tests, and/or vulnerability scans, and the Company Group has not identified any critical or high vulnerabilities identified in its most recent penetration test that have not been fully remediated or are not subject to a remediation plan. Except as set forth in Section 3.14(b) of the Company Disclosure Schedules, to the Company’s Knowledge, since January 1, 2023, neither the Company Group nor any third party, Processing Personal Information on behalf of the Company Group has experienced any material Security Incident.

41 (c) In relation to any Security Incident and/or actual, alleged, or potential violation of a Privacy Requirement, except as set forth in Section 3.14(c) of the Company Disclosure Schedules, the Company Group has not (i) notified or been required to notify any Person, or (ii) received any notice, inquiry, request, claim, complaint, correspondence or other communication from, or been the subject of any investigation or enforcement action by, any Person, except where any such matter would not reasonably be expected to be material to the Company Group. To the Company’s Knowledge, there are no facts or circumstances that could give rise to the occurrence of (i) or (ii). (d) Except as would not reasonably be expected to be material to the Company Group, the Company Group (i) is not a “covered person,” (ii) is not a party to and has not engaged in, facilitated, permitted, or directed, directly or indirectly, any “covered data transaction,” including any investments from “covered persons” that do not constitute a “passive investment,” (iii) has not engaged in transactions with the purpose of evading or avoiding the prohibitions in the DOJ DSP Rule, and (iv) has not granted any “country of concern” or “covered person” “access” to any “government-related data” or “bulk U.S. sensitive personal data,” as all such terms are defined under the DOJ DSP Rule. Section 3.15 Legal Proceedings; Governmental Orders. (a) Except as set forth in Section 3.15(a) of the Company Disclosure Schedules, there are, and since January 1, 2023 there have been, no Actions pending, or to the Company’s Knowledge, threatened, against or by the Company Group or any material property or asset of any member of the Company Group or any of the officers or directors of the Company Group solely in their capacity as such, which would reasonably be expected to be material and adverse to the Company Group, taken as a whole. (b) Except as set forth in Section 3.15(b) of the Company Disclosure Schedules, there are no outstanding Governmental Orders or, to the Company’s Knowledge, investigations or threatened investigations, and no unsatisfied judgments, penalties, or awards against or affecting the Company Group or any of its properties or assets or any officer or director of the Company Group solely in their capacity as such, which would reasonably be expected to be material and adverse to the Company Group, taken as a whole. (c) Except as set forth in Section 3.15(c) of the Company Disclosure Schedules, as of the date of this Agreement, there is no Action by the Company Group pending or which the Company Group has commenced preparations to initiate against any other Person. Section 3.16 Compliance with Laws; Permits. (a) Except as set forth in Section 3.16(a) of the Company Disclosure Schedules, the Company Group is, and since January 1, 2023 has been, in compliance with, and has not received any written notice, Governmental Order, complaint or other written communication from any Governmental Authority or any other Person alleging any material violation with respect to, any and all Laws applicable to it or its business, properties, or assets, except for such violations, individually or in the aggregate, that have not been and would not reasonably be expected to be material to the Company Group. (b) Since January 1, 2023, (i) all material Permits required for the Company Group to conduct its business have been obtained and held by it and are valid and in full force and effect and (ii) the Company Group has not received any written notice, Governmental Order, complaint or other written communication from any Governmental Authority or any other Person alleging any material violation with respect to any Permit, in each case, except as has not been and would not reasonably be expected to be material to the Company Group. The Company Group has, since January 1, 2023, complied and is now complying with the terms of all Permits, except where the failure to comply with such Permits would not

42 have a Material Adverse Effect. Section 3.16(b) of the Company Disclosure Schedules sets forth a true and complete list of all material Permits. No suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the Company’s Knowledge, threatened. The consummation of the transactions contemplated hereby will not result in the loss of any material Permit. No material Permit required for the Company Group to conduct its business is held in the name of any Person other than the Company Group. Section 3.17 Anti-Corruption. (a) In the past five (5) years, neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any director, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, (i) used any corporate or other funds for unlawful gifts, entertainment or donations, (ii) established or maintained any unlawful or unrecorded funds, (iii) offered or given (or promised or authorized the offering or giving of) anything of value or any payment to a Government Official, political party or official thereof, any candidate for political office, or any other Person while knowing or having reason to know that all or a portion of such money or item of value may be offered, given or promised, directly or indirectly, to any Government Official, political party or official thereof, or any candidate for political office, for the purpose of influencing any action or decision of such Person, including a decision to fail to perform such Person’s official function, or to influence any act or decision of such Governmental Authority, in each case to assist any member of the Company Group in obtaining or retaining business, or directing business to any Person, (iv) accepted or received any unlawful contributions, payments, gifts or expenditures, (v) made, or agreed to be made, to any customer, supplier, Government Official, or any actual or purported agent of any of the foregoing, any gift or similar benefit which, if not continued or repeated in the future, would have a Material Adverse Effect on the relationship of such Company Group with such Person or which would otherwise constitute a violation of any Anti- Corruption Law, or (vi) otherwise violated, or taken any act in furtherance of a violation of, any provision of any Anti-Corruption Law. (b) Except as set forth in Section 3.17of the Company Disclosure Schedules, the Company Group has instituted and maintains policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws. (c) In the past five (5) years, to the Company’s Knowledge, there is no Governmental Authority investigating or that has conducted or initiated or threatened any investigation of the Company Group or any of its Subsidiaries or any of their respective officers, directors, or employees, agents or third- party representatives in connection with an alleged or possible violation of any Anti-Corruption Laws. (d) In the past five (5) years, neither the Company Group nor any of its Subsidiaries has submitted any voluntary or involuntary disclosure to any Governmental Authority in connection with an alleged or possible violation of any Anti-Corruption Laws. Section 3.18 Environmental Matters. (a) Except as set forth in Section 3.18(a) of the Company Disclosure Schedules, to the Company’s Knowledge, the Company Group is, and since January 1, 2023 has been, in compliance in all material respects with all Environmental Laws and has not received from any Person any (i) Environmental Notice or Environmental Claim or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements. To the Company’s Knowledge, there are no past or present facts, circumstances or conditions that would reasonably be expected to give rise to any liability of the Company Group with respect to Environmental Laws. The Company Group has not assumed, undertaken, provided an indemnity with

43 respect to, or otherwise become subject to any material liability of any other Person under any Environmental Law by contract, operation of law, merger, acquisition or otherwise, other than standard assumptions of general contractual obligations to comply with all applicable laws and regulations, and customer indemnities related thereto. (b) The Company Group has obtained and since January 1, 2023 has been in material compliance with all Environmental Permits (each of which is disclosed in Section 3.16(b) of the Company Disclosure Schedules) necessary for the ownership, lease, operation or use of the business or assets of the Company Group. (c) No real property currently owned, operated, or leased by the Company Group is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and the Company Group has not received any Environmental Notice regarding potential liabilities with respect to any offsite treatment, storage, or disposal facilities or any other locations used by the Company Group for disposition of Hazardous Materials. (d) Except as set forth in Section 3.18(d) of the Company Disclosure Schedules, or as would not have a Material Adverse Effect, since January 1, 2023, to the Company’s Knowledge there has been no Release or threatened Release of Hazardous Materials in contravention of Environmental Laws with respect to the business or assets of the Company Group or any Real Property currently or formerly owned, operated or leased by the Company Group, and the Company Group has not received an Environmental Notice that any Real Property currently or formerly owned, operated or leased in connection with the business of the Company Group (including soils, groundwater, surface water, buildings and other structures located on any such real property) has been contaminated with any Hazardous Material that would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Laws or term of any Environmental Permit by, the Company Group. (e) The Company Group has previously made available to Parent in the Data Room any and all material environmental reports, studies, audits, records, sampling data, site assessments and other similar documents with respect to the business or assets of the Company Group or any currently owned, operated or leased Real Property which are in the possession or control of the Company Group. Section 3.19 Employee Benefit Matters. (a) Section 3.19(a) of the Company Disclosure Schedules contains a list of each material Benefit Plan. “Benefit Plan” means (i) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), whether or not subject to ERISA, and (ii) each other benefit, retirement, deferred compensation, employment, consulting, compensation, incentive, bonus, equity-based, stock option, restricted stock, stock appreciation right, phantom equity, profit-sharing, change in control, retention, severance, vacation, paid time off, welfare, medical, dental, life or disability, employment, fringe-benefit or other agreement, plan, policy, arrangement and program, whether or not reduced to writing, providing for compensation or benefits in effect and covering one or more Employees, former employees of the Company Group, current or former directors or other individual service providers of the Company Group or the beneficiaries or dependents of any such Persons, and which is maintained, sponsored, contributed to, or required to be contributed to by the Company Group, or under which the Company Group has (or reasonably could be expected to have) any liability or obligation. (b) Except as set forth in Section 3.19(b)(i) of the Company Disclosure Schedules, each Benefit Plan and related trust has been maintained, administered, funded and operated in all material respects in compliance with all applicable Laws (including ERISA, the Code and the Patient Protection and Affordable Care Act of 2010) and in accordance with its terms. Each Benefit Plan that is intended to be

44 qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to the Company’s Knowledge, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service. Except as set forth in Section 3.19(b)(ii) of the Company Disclosure Schedules, all material benefits, contributions, and premiums required by and due under the terms of each Benefit Plan or applicable Law have been timely paid in accordance with the terms of such Benefit Plan, the terms of all applicable Laws, and GAAP (or if not yet due, such amounts have been accrued in all material respects in accordance with GAAP). With respect to any Benefit Plan, to the Company’s Knowledge, no event has occurred or is reasonably expected to occur that has resulted in or would subject the Company to a Tax under Section 4971 of the Code or the assets of the Company Group to a lien under Section 430(k) of the Code. (c) Except as set forth in Section 3.19(c) of the Company Disclosure Schedules, none of the Company Group members has in the last six years, maintained, sponsored, contributed to (or been required to contribute to), or has had, or is reasonably expected to have, any liability (including on account of any ERISA Affiliate) with respect to (i) a plan that is subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; (ii) a “multi-employer plan” (as defined in Section 3(37) of ERISA), (iii) a defined benefit pension plan, termination indemnity, jubilee payment, gratuity program, long service award program or similar program in any jurisdiction or (iv) a multiple employer plan as described in Section 413(c) of the Code. The Company (i) has not withdrawn from any pension plan under circumstances resulting (or expected to result) in a liability to the Pension Benefit Guaranty Corporation; or (ii) has not engaged in any transaction which would give rise to a liability of the Company Group or Parent under Section 4069 or Section 4212(c) of ERISA. (d) Except as set forth in Section 3.19(d) of the Company Disclosure Schedules and other than as required under Section 4980B of the Code or other applicable Law at the participant’s sole cost, no Benefit Plan provides (and none of the Company Group has any obligation to provide) benefits or coverage in the nature of health, life, or disability insurance following retirement or other termination of employment or service (other than death benefits when termination occurs upon death). (e) Except as set forth in Section 3.19(e) of the Company Disclosure Schedules, (i) in the past three years, there has been no pending, or to the Company’s Knowledge threatened, Action, suit or claim (other than routine claims for benefits) relating to any Benefit Plan; and (ii) no Benefit Plan has within the three years prior to the date hereof been the subject of an investigation, examination or audit by a Governmental Authority, nor to the Company’s Knowledge, is any such investigation, examination or audit threatened. (f) With respect to each Benefit Plan, the Company has made available to Parent substantially complete copies of, as applicable: (i) the current plan document (or, with respect to any unwritten Benefit Plan, a written description thereof), including all amendments thereto and all related trust, funding or insurance documents; (ii) the most recent summary plan description required to be provided to participants, together with the summary or summaries of material modifications thereto, if any; (iii) the most recent determination or opinion letter received from the Internal Revenue Service for any Benefit Plan that is intended to be qualified under Section 401(a) of the Code; (iv) the three most recently filed annual reports, including the Form 5500 annual report (including all schedules and financial statements attached thereto); (v) the latest financial statements and actuarial reports, as applicable; (vi) the most recent written

45 results of all required compliance testing and (vii) all material correspondence to or from any Governmental Authority received in the last three years. (g) Each Benefit Plan that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been documented and operated in all material respects in compliance with Section 409A of the Code. (h) All Benefit Plans that are subject to the laws of any jurisdiction outside the United States (i) have obtained from the Governmental Authority having jurisdiction, with respect to such Benefit Plans, any determination or registration required in order to give effect to such Benefit Plan, (ii) if they are intended to qualify for special tax treatment, satisfy in all material respects the requirements for such treatment and (iii) to the extent providing pension, termination indemnities, long-service awards, jubilee payments, post-termination welfare benefits or similar payments or benefits, are set forth in Section 3.19(h) of the Company Disclosure Schedules and are fully funded or book reserved, as applicable, in accordance with GAAP. (i) Except as set forth in Section 3.19(i) of the Company Disclosure Schedules or as required by applicable Law, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in conjunction with a subsequent event) is reasonably expected to (i) result in the payment (or entitlement to the payment) to any current or former Employee, director, consultant, or other individual service provider of any money or other property or benefit; (ii) accelerate the time of payment, funding or vesting of or provide any additional rights, compensation, or benefits (including funding of compensation or benefits through a trust or otherwise) to any current or former Employee, director, consultant, or other individual service provider; (iii) result in any loan forgiveness to any current or former Employee, director, consultant, or other individual service provider, (iv) limit or restrict the ability of Parent or its Affiliates to merge, amend, or terminate any Benefit Plan, or (v) result in any amount or benefit constituting “excess parachute payments” within the meaning of Section 280G(b) of the Code. (j) Section 3.19(j) of the Company Disclosure Schedules contains a list of each material Non-U.S. Benefit Plan. Each Non-U.S. Benefit Plan has been maintained and administered in compliance in all material respects with its terms and with the requirements of all applicable Laws of the relevant jurisdiction, including all applicable social security, pension, tax, and labor Laws. All employer and employee contributions to any social security system, government-mandated pension or insurance program, or similar statutory scheme applicable to the employees of the Company Group outside the United States (including, without limitation, contributions to the Spanish Seguridad Social) that are required by applicable Law or the terms of any Non-U.S. Benefit Plan have been timely made, and there are no outstanding liabilities (whether actual or contingent) with respect thereto. There are no pending or, to the Company’s Knowledge, threatened audits, investigations, or claims by any Governmental Authority or any other party with respect to any Non-U.S. Benefit Plan or the social security or statutory benefit obligations of the Company Group outside the United States (other than routine claims for benefits). (k) No member of the Company Group has any obligation to indemnify or reimburse any individual for any Tax, including pursuant to Section 409A or 4999 of the Code. Section 3.20 Employment Matters. (a) Section 3.20(a) of the Company Disclosure Schedules sets forth a true, complete and accurate list of all Employees, including the following for each: (i) name or identification number; (ii) job title; (iii) hire date; (iv) annual salary or hourly rate (as applicable); (v) exempt or non-exempt status; (vi) primary work location by country, state, and city (as applicable); (vii) employing entity; (viii) status as

46 full-time or part-time; (ix) leave status; (x) commission, bonus or other incentive based compensation eligibility; (xi) commission, bonus or other incentive based compensation actually received in 2025; and (xii) union status (as applicable). (b) Section 3.20(b) of the Company Disclosure Schedules sets forth a true, complete and accurate list of all individual independent contractors engaged by the Company Group, including the following for each: (i) name (including name of their entity, as applicable); (ii) description of the services provided; (iii) engagement date; (iv) engaging entity; (v) fee or compensation rate; (vi) location by country, state and city (as applicable); and (vii) an indication of whether such contractor is subject to a written agreement with Company Group. (c) Except as set forth in Section 3.20(c)(i) of the Company Disclosure Schedules, the Company Group is not a party to, or bound by, any Collective Bargaining Agreement, works council agreement or other agreement with a labor organization, employee representative body or works council representing any of its Employees, and no Employees are represented by a Union with respect to their employment with any member of the Company Group. Section 3.20(c)(ii) of the Company Disclosure Schedules sets forth a complete list of all collective bargaining agreements applicable to the Company Group, including any sector-level or territorial collective bargaining agreements applicable by operation of Law. Since January 1, 2023, there has not been, nor, to the Company’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute against or affecting the Company Group. (d) Except as set forth in Section 3.20(d) of the Company Disclosure Schedules, the Company Group is, and for the past three years has been, in compliance in all material respects with all applicable Laws pertaining to labor, employment and employment practices to the extent they relate to employees of the Company Group, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, immigration, harassment, discrimination and retaliation, disability rights or benefits, accommodations, equal opportunity, automated employment decision tools, plant closures and layoffs, pay transparency, workers’ compensation, labor relations, employee leave issues, employee training and notices, and unemployment insurance. (e) Except as set forth in Section 3.20(e) of the Company Disclosure Schedules, there are no, and for the past three years there have been no, material Actions against the Company Group pending, or to the Company’s Knowledge threatened to be brought or filed, by or with any Governmental Authority in connection with the employment or termination of employment of any current or former employee of the Company Group, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, or any other employment related matter arising under applicable Laws. (f) Section 3.20(f) of the Company Disclosure Schedules identifies each works council, employee representative body, trade union, or similar body that has been elected, appointed, or otherwise established at or in respect of any establishment or entity of the Company Group (whether inside or outside of the United States). Except as set forth in Section 3.20(f) of the Company Disclosure Schedules, the Company Group has complied in all material respects with all applicable Laws and obligations relating to information, consultation, and notification of such bodies. (g) Except as set forth in Section 3.20(g) of the Company Disclosure Schedules, the Company Group has no material liability for (i) any unpaid wages, salaries, wage premiums, commissions, bonuses, fees, or other compensation to their current or former employees and independent contractors under applicable Law, contract or company policy; and/or (ii) any fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation.

47 (h) To the Company’s Knowledge, no current or former employee or independent contractor of any member of the Company Group is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation: (i) owed to any member of the Company Group or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the applicable member of the Company Group. (i) Except as set forth in Section 3.20(i) of the Company Disclosure Schedules, to the Company’s Knowledge, no current employee with an annualized compensation at or above $200,000, intends to terminate his or her employment prior to the one-year anniversary of the Closing. (j) The Company Group has promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which they are aware. With respect to each such allegation with potential merit, the Company Group has taken prompt corrective action that is reasonably calculated to prevent further improper conduct. No member of the Company Group reasonably expects any material liability with respect to any such allegations and no such member is aware of any allegations relating to officers, directors, employees, contractors, or agents of the Company Group, that, if known to the public, would bring any member of the Company Group into material disrepute. Section 3.21 Taxes. Except as set forth in Section 3.21 of the Company Disclosure Schedules: (a) The Company Group has filed (taking into account any valid extensions) all material Tax Returns required to be filed by the Company Group. Such Tax Returns are true, complete, and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. All material Taxes due and owing by the Company Group have been paid or accrued. (b) No extensions or waivers of statutes of limitations have been given or requested with respect to any material Taxes of the Company Group. (c) The unpaid Taxes of the Company Group (i) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto), and (ii) did not, as of the Closing Date, in the case of Income Taxes, materially exceed the Tax Liability Amount. Since the Balance Sheet Date, no member of the Company Group has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. (d) No deficiencies for Taxes with respect to the Company Group have been claimed, proposed or assessed by any Tax Authority. There are no pending or threatened audits, assessments or other Actions for or relating to any liability in respect of Taxes of the Company or any of its Subsidiaries. No member of the Company Group (nor any predecessor of any member of the Company Group) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. There are no matters under discussion with any Tax Authority with respect to Taxes that are likely to result in an additional liability for Taxes with respect to the Company or any of its Subsidiaries. No issues relating to Taxes of the Company Group were raised by the relevant Tax Authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable

48 period. No power of attorney with respect to any Taxes of the Company Group has been executed or filed with any Tax Authority. (e) There are no Encumbrances for Taxes upon any property or asset of the Company Group not yet due and payable. (f) No member of the Company Group has ever been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or any similar group for federal, state, local or foreign Tax purposes. The Company Group has no liability for the Taxes of any Person (other than Taxes of the Company Group) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise. (g) No member of the Company Group is or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar contract. (h) No member of the Company Group is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes. Section 3.21(h) of the Company Disclosure Schedules (i) sets forth the entity classification for U.S. federal Tax purposes of the Company and its Subsidiaries and (ii) includes an accurate and complete listing of each entity classification election and change in entity classification election that has ever been made by or with respect to any of the Company and the Subsidiaries for U.S. federal Tax purposes. Each such election was validly and timely made and accepted by the IRS. (i) No member of the Company Group has been a party to a transaction that is or is substantially similar to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(1), or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Tax law. (j) The Company Group will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any installment sale or other transaction on or prior to the Closing Date, any accounting method change or agreement with any Tax Authority filed or made on or prior to the Closing Date or otherwise required as a result of the transactions contemplated by this Agreement, any prepaid amount or deferred revenue received on or prior to the Closing, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or non- U.S. Tax Law) or a gain recognition agreement under Section 367 of the Code (or any corresponding or similar provision of applicable Tax Law). (k) There have been no transfers of property by or within the Company Group that are subject to Section 367 of the Code. (l) No member of the Company Group has made any election under Section 965(h) of the Code or will be required to make any payment after the Closing Date as a result of an election under Section 965 of the Code. (m) Within the last three years, the Company Group and its Affiliates (including predecessors by merger or consolidation) have not been a party to any transaction intended to qualify under Section 355 of the Code.

49 (n) No member of the Company Group (i) has been a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or non- U.S. law); (ii) has been a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or foreign law); and (iii) is or has been a “passive foreign investment company” within the meaning of Section 1297 of the Code or a shareholder of a “passive foreign investment company.” (o) No member of the Company Group has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation. (p) No member of the Company Group (i) is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code; or (ii) was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to United States Treasury Regulations Section 301.7701-5(a). (q) In all material respects, the prices and terms for the provision of any property or services by or to the Company or any of its Subsidiaries are arm’s length for purposes of the relevant transfer pricing Laws, and all related documentation required by such Laws has been timely prepared or obtained and, if necessary, retained. (r) For the period commencing on the first day of any Straddle Period and ending at the close of business on the Closing Date, no member of the Company Group has any item of income which could constitute subpart F income within the meaning of Section 952 of the Code or “global intangible low- taxed income” as defined in Section 951A of the Code. No member of the Company Group will recognize an amount of “subpart F income” as defined in Section 952 of the Code or “global intangible low-taxed income” as defined in Section 951A of the Code. (s) No share of Company capital stock is a “covered security” within the meaning of Section 6045(g) of the Code. (t) All material Taxes which the Company Group is obligated to withhold from amounts owing to any employee, creditor, equityholder or third party have been paid or accrued. (u) Section 3.21(u) of the Company Disclosure Schedules lists each voluntary disclosure agreement any member of the Company Group has applied for or entered into with any Governmental Authority, including the applicable jurisdiction, tax type, periods, status and estimated liability. Section 3.22 Customers and Suppliers. (a) Section 3.22(a)(i) of the Company Disclosure Schedules sets forth a true and complete list of (i) the ten largest customers of the Company Group (as measured by revenue recognized in the 12 month period ended on the Balance Sheet Date) (the “Material Customers”), (ii) the amount for which each such Material Customer was invoiced during such period and (iii) the percentage of the consolidated revenue recognized of the Company Group represented by sales to each such Material Customer during such period. Except as set forth on Section 3.22(a)(ii) of the Company Disclosure Schedules, no Material Customer has (x) terminated, cancelled or failed to renew, or given the Company Group any notice that references its intention to terminate, cancel or fail to renew, its business relationship with the Company Group (whether or not subject to a contract); (y) materially reduced, or given the

50 Company Group written notice that references its intention to materially reduce, its business dealings with the Company Group; or (z) sought, or is seeking, to adversely change the price it will pay or otherwise materially change the terms of its business dealings with the Company Group. There is currently, and since January 1, 2023, there has been, no pending or, to the Company’s Knowledge, threatened, material dispute between any of the Material Customers and any member of the Company Group. (b) Section 3.22(b)(i) of the Company Disclosure Schedules sets forth a true and complete list of (i) the ten largest suppliers of the Company Group (as measured by amounts the Company Group was invoiced in the 12-month period ended on the Balance Sheet Date) (the “Material Suppliers”) and (ii) the amount for which each such Material Supplier invoiced the Company Group during such period. Except as set forth on Section 3.22(b)(ii) of the Company Disclosure Schedules, no Material Supplier has (x) terminated, cancelled, or suspended, or given the Company Group written notice that references its intention to terminate, cancel, or suspend its business relationship with the Company Group (whether or not subject to a contract); (y) materially reduced, or given the Company Group written notice that references its intention to materially reduce, its business dealings with the Company Group, or (z) provided written notice of its intention to adversely change the price of or otherwise materially change the terms of its business dealings with the Company Group. There is currently, and since January 1, 2023, there has been, no pending or, to the Company’s Knowledge, threatened, material dispute between any of the Material Suppliers and any member of the Company Group. Section 3.23 Transactions with Affiliates. Except as disclosed in Section 3.23 of the Company Disclosure Schedules, no present or, to the Company’s Knowledge, former Affiliate, director or executive officer of the Company Group (other than another member of the Company Group), nor, to the Knowledge of the Company, any employee or immediate family of any of the foregoing (i) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person (other than any member of the Company Group) that is a Material Customer or Material Supplier of any member of the Company Group; (ii) owns, directly or indirectly, any material property right, tangible or intangible, that is material to the Company Group taken as a whole and used by a member of the Company Group in the conduct of its business or has any material interest, directly or indirectly, in any material property that is used by a member of the Company Group; or (iii) other than a Benefit Plan or a contract disclosed in Section 3.09(a)(xv), is a party to a material contract in which a member of the Company Group is a counterparty. Ownership of 5% or less of any class of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, shall not in and of itself be deemed to be a material financial interest for purposes of this Section 3.23. Section 3.24 Trade Controls. (a) None of the Company, any of its Subsidiaries or any director, officer, employee or, to the Company’s Knowledge, agent of any member of the Company Group is: (i) a Sanctioned Person; (ii) subject to debarment or any list-based designations under any Trade Control Law; or (iii) engaged in transactions, dealings, or activities that might reasonably be expected to cause such Person to become a Sanctioned Person. (b) Section 3.24(b) of the Company Disclosure Schedules sets forth all active Permits the Company Group has obtained, or to which any member of the Company Group is a party, under Trade Control Laws or Sanctions. (c) Except as disclosed in Section 3.24(c) of the Company Disclosure Schedules, since April 24, 2019, each member of the Company Group has: (i) complied with applicable Trade Control Laws and Sanctions; (ii) not directly or indirectly conducted any business or engaged in any transactions with or involving a Sanctioned Country or Sanctioned Person; (iii) complied with the terms and conditions of all

51 Permits listed in Section 3.16(b) and Section 3.24(b) of the Company Disclosure Schedules; and (iv) not been the subject of or otherwise involved in investigations or enforcement Actions by any Governmental Authority or other legal proceedings with respect to any actual or alleged violations of Trade Control Laws or Sanctions, and has not been notified of any such pending or threatened Actions. Section 3.25 Aviation Matters. (a) Except as set forth in Section 3.25(a) of the Company Disclosure Schedules, since January 1, 2023, each of GV Air, Inc. and Keystone Aerial Surveys, Inc. (collectively, the “Covered Aviation Entities”), solely with respect to aircraft owned or operated by such Covered Aviation Entity, (i) to the Company’s Knowledge, has been in compliance in all material respects with all applicable Laws prescribed by the United States Federal Aviation Administration (“FAA”) or Transport Canada Civil Aviation Authority (“Transport Canada”), and all applicable Laws prescribed by any Governmental Authority of the United States or Canada relating to aerial photography or data collection from aircraft (such applicable Laws, collectively, the “Aviation Laws”), and has fulfilled and performed in all material respects all of its obligations with respect thereto, including all filings, notifications, payments and applications; (ii) has not been subject to an investigation with respect to, violated in any material respect, received written notification of any asserted failure to comply with, or made voluntary disclosures with respect to potential violations of, Aviation Laws; and (iii) has not been cited by any Governmental Authority for any material discrepancies, failures to comply with, or violations of any Aviation Laws. (b) The Company Group has obtained and since January 1, 2023 has been in material compliance with all Permits necessary for the operation or use of all aircraft in the possession of, or operated by, the Company Group. (c) As of the date hereof, to the Company’s Knowledge, there is no Governmental Authority investigating or that has conducted or initiated or threatened any investigation of any Covered Aviation Entity or any of their respective officers, directors, or employees in connection with an alleged or possible violation of any Aviation Laws. (d) Notwithstanding anything to the contrary in this Agreement, (i) no member of the Company Group makes any representation or warranty with respect to compliance with Aviation Laws, or any other Laws or Permits relating to the operation of aircraft or the collection of aerial imagery or data, by any Person other than a Covered Aviation Entity and any of their respective officers, directors, or employees engaged by or on behalf of any member of the Company Group to operate aircraft or to collect aerial imagery or data (each, a “Third-Party Operator”); and (ii) no failure by any Third-Party Operator to comply with any such Laws or Permits shall constitute, or be deemed to constitute, a breach of or inaccuracy in any representation or warranty set forth in this Section 3.25, Section 3.16 or elsewhere in this Article III. Section 3.26 Government Contracts. Each Company Group member is, and during the past six years has been, in compliance in all material respects with all applicable Laws relating to such Government Contracts. All material representations and certifications submitted in connection with any Government Contract were true and correct in all material respects when made. The Company Group members are, and during the past six years have been, in compliance in all material respects with all Laws applicable to all current and prior Government Contracts. Section 3.27 Brokers. Except for William Blair & Company, L.L.C., no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company Group.

52 Section 3.28 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the Company Disclosure Schedules) and expressly set forth in the Ancillary Documents, neither the Company Group nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company Group, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives (including any information, documents, or material made available to Parent in the Data Room, management presentations, or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability, or success of the Company Group. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct. Section 4.01 Organization and Authority of Parent and Merger Sub. Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation, except where the failure to be in good standing would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Parent and Merger Sub of this Agreement and any Ancillary Document to which they are a party and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub, and (assuming due authorization, execution, and delivery by the Company) this Agreement constitutes a legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions (regardless of whether enforcement is sought in a proceeding at law or in equity). When each Ancillary Document to which Parent and Merger Sub is or will be a party has been duly executed and delivered by Parent or Merger Sub (assuming due authorization, execution, and delivery by each other party thereto), such Ancillary Document will constitute a legal, valid, and binding obligation of Parent or Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions (regardless of whether enforcement is sought in a proceeding at law or in equity). Section 4.02 No Conflicts; Consents. Assuming all filings required under the HSR Act or any other antitrust, competition and/or foreign direct investment Law are made and any waiting periods thereunder have expired or been terminated, the execution, delivery, and performance by Parent and Merger Sub of this Agreement and the Ancillary Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Parent or Merger Sub; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Parent or Merger Sub; or (c) require the consent, notice, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under (or an event that, with notice or lapse of time or both, would become a default), or result in or give rise to any right of termination, amendment, modification, cancelation or acceleration of, allow the imposition of any fees or penalties under, require the offering or making of any payment or redemption under, or give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person (or otherwise adversely affect any rights of Parent or Merger Sub) under any terms, conditions or provisions of any agreement to which Parent or Merger Sub is a party, except in the cases of clauses (b)

53 and (c), where the violation, breach, conflict, default, acceleration, or failure to give notice or obtain consent or other such applicable action would not have a material adverse effect on Parent’s or Merger Sub’s ability to consummate the transactions contemplated hereby and thereby. Assuming (i) the truth and accuracy of the Company’s representations and warranties contained in Section 3.03 and (ii) all filings required under the HSR Act or any other antitrust, competition and/or foreign direct investment Law are made and any waiting periods thereunder have expired or been terminated, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and the Ancillary Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby, except where the failure to make or obtain such consents, approvals, Permits, Governmental Orders, declarations, filings, or notices would not have a material adverse effect on Parent’s or Merger Sub’s ability to consummate the transactions contemplated hereby and thereby. Section 4.03 No Prior Merger Sub Operations. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. Section 4.04 Brokers. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s, investment banker’s fee or commission or similar fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Documents based upon arrangements made by or on behalf of Parent or Merger Sub, in each case for which the Company or any Stockholders or Optionholders may become liable. Section 4.05 Sufficiency of Funds. Parent has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement. Parent’s obligation to consummate the transactions contemplated by this Agreement is not subject to any condition regarding Parent’s ability to obtain financing. Section 4.06 Legal Proceedings. As of the date hereof, there are no Actions pending, or to Parent’s knowledge, threatened, against Parent or Merger Sub that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby or challenge the validity of the transactions contemplated hereby. Section 4.07 Independent Investigation. (a) Parent and Merger Sub have conducted their own independent investigation, review, and analysis of the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company, and each acknowledges that it has been provided access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. (b) Each of Parent and Merger Sub acknowledges that (i) neither the Company Group nor any other Person on behalf of the Company Group has made any representation or warranty, express or implied, as to the Company Group, the accuracy or completeness of any information regarding the Company Group furnished or made available to Parent and its Representatives, or any other matter related to the transactions contemplated herein, other than those representations and warranties expressly set forth in Article III of this Agreement (including the related portions of the Company Disclosure Schedules) and the Ancillary Documents; (ii) in determining to enter into this Agreement, Parent has not relied on any representation or warranty from the Company Group or any other Person on behalf of the Company Group, or upon the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives, other than those representations and warranties expressly set

54 forth in Article III of this Agreement (including the related portions of the Company Disclosure Schedules) and the Ancillary Documents; and (iii) neither the Company Group nor any other Person acting on behalf of the Company Group is making any representation or warranty with respect to any projections, forecasts, estimates, plans, or budgets of future revenue, expenses, or expenditures, future results of operations, future cash flows, or the future financial condition of the Company Group or the future business, operations, or affairs of the Company Group, except as expressly set forth in this Agreement and the Ancillary Documents. Section 4.08 No Other Representations and Warranties. Except for the representations and warranties contained in Article IV of this Agreement and expressly set forth in the Ancillary Documents, none of Parent, Merger Sub or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Parent or Merger Sub, including any representation or warranty as to the accuracy or completeness of any information regarding Parent or Merger Sub furnished or made available to the Company and its Representatives (including any information, documents, or material made available to the Company or in any form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability, or success of Parent or Merger Sub. ARTICLE V COVENANTS Section 5.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except (a) as expressly permitted by this Agreement, (b) as set forth on the applicable subsection of Section 5.01 of the Company Disclosure Schedules, (c) as required by applicable Law, or (d) consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned, or delayed) (collectively, the “Interim Approved Actions”), the Company shall, and shall cause the Company Group to, use (i) reasonable best efforts to conduct the Company Group’s business in the ordinary course of business in all material respects consistent with past practices and (ii) commercially reasonable efforts to maintain and preserve intact the current organization, business, and franchise of the Company Group and to preserve its rights, franchises, goodwill, and relationships with its Employees, customers, lenders, suppliers, regulators, and others having business relationships with the Company Group; provided, however, that the Company Group shall be permitted to take any action in good faith that is reasonably necessary in the ordinary course of business to respond to any emergency, pandemic, or other public health event or natural disaster, including actions to protect the health and safety of the Company Group’s Employees and customers; provided further that, the Company Group will, to the extent practical, provide prompt notice to Parent of any such actions and confer therewith. From the date hereof until the Closing, except to the extent constituting an Interim Approved Action with respect to the applicable clause below (it being understood that an action constituting an Interim Approved Action with respect to one clause below shall remain subject to each other clause below), the Company shall not and shall cause the Company Group not to: (a) modify or amend any of the Governing Documents of the Company Group; (b) split, combine, or reclassify any shares of its capital stock or other equity interests, as applicable; (c) issue, sell, pledge, dispose, transfer, encumber or grant any of its capital stock or other equity interests, as applicable (other than in connection with the exercise of Options outstanding on the date of this Agreement as required by the terms of such Options), or grant of any options (or other equity-based compensation), warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or other equity interests, as applicable;

55 (d) authorize, declare, set aside, pay or make any dividend or distribution on or in respect of any of its capital stock or other equity interests, as applicable or redeem, purchase, or otherwise acquire any of its capital stock or other equity interests, as applicable; (e) change its material accounting practices, principles, methods, policies or procedures, except as required by GAAP or applicable Law or as disclosed in the notes to the Financial Statements; (f) change its fiscal year; (g) incur, assume, or guarantee any Funded Indebtedness, except (A) liabilities incurred in the ordinary course of business or (B) Indebtedness incurred under the Company’s existing Debt Facilities; (h) sell, lease or otherwise dispose of any of its properties or assets that are material to the business of the Company Group, except in the ordinary course of business consistent with past practice; (i) increase the compensation of its Employees or other individual service providers, other than as provided for in any written agreements or in the ordinary course of business consistent with past practice; (j) except to the extent required by the terms of any Benefit Plan as in effect on the date hereof and to the extent provided to Parent: (A) increase (or accelerate the payment, vesting or funding of) any compensation, benefits or severance pay to any current or former employee, consultant or other individual service provider of any member of the Company Group, except, with respect to any employee who earns an annual base salary of less than $250,000, for increases in annual base salary in the ordinary course of business that, in any event (x) do not exceed 3% of annual base salaries in the aggregate for such employees as of the date of this Agreement and (y) do not exceed 5% of annual base salary for any individual as of the date of this Agreement; or (B) adopt, establish, amend, modify or terminate any Benefit Plan, or any agreement, plan, policy or arrangement that would constitute a Benefit Plan if it were in existence on the date hereof (including to establish or adopt a bonus or other short-term incentive program (including performance targets thereunder) for 2027, unless the Closing has not occurred on or prior to May 1, 2027, in which case the Company Group may establish a bonus program for 2027 on terms (including performance targets) consistent with past practice and the Company Group’s annual operating budget), or increase or promise to increase any benefits thereunder, except for annual renewals of health and welfare benefit plans made in the ordinary course of business (provided that such annual renewals do not result in costs that are more than 110% of the costs of the health and welfare benefit plans that are currently in effect); provided, however, that nothing in this Section 5.01(j) shall restrict the Company Group from (1) adopting resolutions to terminate, and taking any action necessary to effect the termination of, any Company 401(k) Plan in each case, in accordance with Section 5.06(b), including the full vesting of participant account balances in connection therewith; (2) making employer matching (including any true-up) and profit-sharing contributions to any Company 401(k) Plan in respect of the plan year that includes the date of this Agreement and the plan year in which the Closing occurs, determined in accordance with the terms of such Company 401(k) Plan and the Company Group’s historical practices; (3) adopting any amendment to any Company 401(k) Plan required to maintain its tax-qualified status or (4) paying any annual bonuses, commissions or other incentive compensation earned under the Company Group’s existing bonus and commission plans (or any bonus program for 2027 established in accordance with this Section 5.01(j)) in the ordinary course of business consistent with past practice and the terms of the applicable bonus program (in each case, including with respect to the timing and calculation of such bonus payments);

56 (k) hire, promote, demote, engage, terminate (other than for cause as determined by the Company in good faith consistent with past practice), furlough, or temporarily layoff any Employee, individual service provider or independent contractor with annual base compensation at or above $250,000; (l) modify, extend, or enter into any Collective Bargaining Agreement or recognize or certify any Union as the bargaining representative for any Employees; (m) implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act; (n) make, change or revoke any Tax election; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; change any annual Tax accounting period; adopt or change any method of Tax accounting; file any original Tax Return in a manner that is inconsistent with past practices; file any amended Tax Return; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement (including voluntary disclosure agreement) relating to any material Tax; surrender any right to claim a Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment; (o) acquire by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof for consideration; (p) except for the Merger, adopt any plan of merger, consolidation, reorganization, liquidation or dissolution, or file a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (q) except for contracts (including contracts with new customers and Governmental Authorities) entered into, amended, renewed or extended in the ordinary course of business, and except as set forth on Section 5.01(q) of the Company Disclosure Schedules, terminate, amend or modify in any material respect any Material Contract of the type set forth in Section 3.09(a)(i), Section 3.09(a)(iv), Section 3.09(a)(v), Section 3.09(a)(vi), Section 3.09(a)(viii), Section 3.09(a)(ix), Section 3.09(a)(x) and Section 3.09(a)(xviii) hereof; (r) grant any Encumbrance, other than Permitted Encumbrances, upon any of its material assets or properties; (s) make or agree to make any capital expenditure that is, individually or in the aggregate with such other capital expenditures, in excess of $1,000,000 in any three-month period, other than capital expenditures consistent with the budget previously made available by the Company in the corresponding twelve-month period or in connection with the repair or replacement of facilities, properties or assets destroyed or damaged due to casualty or accident that are covered by insurance or otherwise reasonably necessary in order to maintain business continuity; (t) commence (other than any collection Action), settle or compromise or otherwise voluntarily resolve any Action, other than the compromise or settlement of any Action that is not brought by Governmental Authorities and that: (i) is for an amount not to exceed, for any such compromise or settlement individually, $100,000, or in the aggregate, $1,000,000 and (ii) does not impose any material continuing non-monetary obligations on any member of the Company Group (or Parent or any of its Affiliates from and after the Closing), including any monitoring or reporting obligations to any other Person; or

57 (u) authorize, agree, resolve or consent to any of the foregoing, including, for the avoidance of doubt, entering into a letter of intent or term sheet (binding or non-binding) relating to any of the foregoing. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company Group prior to the Closing, and, prior to the Closing, the Company Group shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its business and operations consistent with applicable Laws. Section 5.02 Access to Information. (a) Access. From the date hereof until the Closing, the Company shall (i) afford Parent and its Representatives reasonable access to and the right to inspect all of the Real Property, properties, assets, premises, personnel, books and records, contracts, agreements, and other documents and data related to the Company Group; (ii) furnish Parent and its Representatives with such financial, operating and other data and information related to the Company Group as Parent or any of its Representatives may reasonably request; and (iii) instruct the Representatives of the Company to cooperate with Parent in its investigation of the Company Group; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to the Company, under the supervision of the Company Group’s personnel and in such a manner as not to interfere with the normal operations of the Company Group. All requests by Parent for access pursuant to this Section 5.02 shall be submitted or directed exclusively to the Company’s Chief Financial Officer or such other individuals as the Company may designate in writing from time to time. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to disclose any information to Parent if the Company reasonably determines upon the advice of counsel that such disclosure would (w) cause significant competitive harm to the Company Group and its businesses if the transactions contemplated by this Agreement are not consummated; (x) jeopardize any attorney-client or other privilege; (y) contravene any applicable Law, fiduciary duty, or binding agreement entered into prior to the date of this Agreement; or (z) reveal bids received from third parties in connection with transactions similar to those contemplated by this Agreement and any information and analysis (including financial analysis) relating to such bids. Prior to the Closing, without the prior written consent of the Company, Parent shall not contact any suppliers to, or customers of, the Company Group (other than in the ordinary course of business of Parent consistent with past practice and unrelated to the transactions contemplated by this Agreement) and Parent shall have no right to perform invasive, destructive, or subsurface investigations of the Company Group’s properties or any other environmental sampling (such as indoor air sampling). Parent shall, and shall cause its Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 5.02. Parent shall not contact suppliers or customers or access employees below designated executives without the Company’s prior written consent, except (i) as expressly permitted by this Section 5.02 or (ii) in the case of access employees only, solely to the extent permitted by applicable Law as may be reasonably necessary in connection with transition planning and related matters prior to the Closing with reasonable advance notice to and coordination with the Company. (b) Confidentiality Obligations. Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein. Section 5.03 No Solicitation of Other Bids. The Company shall not, and shall cause its Affiliates and its and their Representatives not to, directly or indirectly, and shall not permit or authorize any Person to, (a) encourage, solicit, initiate, facilitate, or continue inquiries regarding an Acquisition

58 Proposal; (b) conduct, participate in, initiate or enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; (c) facilitate, knowingly encourage or approve any Acquisition Proposal or (d) enter into or authorize any entry into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Company shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. The Company shall, and shall cause its Affiliates and all of its and their Representatives to, immediately revoke or withdraw access of any Person (other than Parent and its Representatives) to any data room (virtual or actual) containing any non-public information with respect to the Company Group in connection with an Acquisition Proposal and request from each such Person (other than Parent and its Representatives) the prompt return or destruction of all non-public information with respect to the Company Group previously provided to such Person in connection with an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal, indication of interest or offer from any Person (other than Parent or any of its Affiliates) concerning (x) a merger, consolidation, liquidation, recapitalization, share exchange, or other business combination transaction involving the Company Group; (y) the issuance or acquisition of shares of capital stock or other equity securities of the Company Group; or (z) the sale, lease, exchange, transfer, or other disposition of any significant portion of the Company Group’s properties or assets. The Company shall promptly (but in any event, within 1 Business Day) notify Parent in writing after receipt by the Company Group (or, to the Knowledge of the Company, by any of the Company Group’s Representatives) of (i) any Acquisition Proposal or (ii) any proposals, inquiries or offers that constitute, or could reasonably be expected to lead to, an Acquisition Proposal. Such notice shall describe (A) the material terms and conditions of such Acquisition Proposal, proposal, inquiry or offer (including a copy of any written material and electronic communications received from such third party or a summary of the principal terms of any such offer or proposal that is not made in writing), (B) the identity of the Person making any such Acquisition Proposal and (C) such other information related thereto as Parent may reasonably request. The Company shall provide Parent with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting of the Company Board at which the Company Board is reasonably expected to discuss any Acquisition Proposal. The Company agrees that the rights and remedies for noncompliance with this Section 5.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent and that money damages would not provide an adequate remedy to Parent. Section 5.04 Stockholders Consent. (a) The Company Board shall not, and no committee of the Company Board shall, withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to Parent the unanimous recommendation of the Company Board that the Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. (b) The Company shall use commercially reasonable efforts to obtain Written Consents from each of the Stockholders. The materials submitted to the Stockholders in connection with the Written Consents shall include the Company Board Recommendation. Promptly following receipt of the Written Consents, the Company shall deliver a copy of such Written Consents to Parent. (c) No later than 10 days after the date hereof, the Company shall prepare and mail a notice and solicitation (the “Stockholder Notice”) to every Stockholder that did not execute a Written Consent. The Stockholder Notice shall (i) be a statement to the effect that the Company Board determined that the Merger is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the Stockholders and unanimously approved and adopted this Agreement, the Merger and the other transactions

59 contemplated hereby; (ii) describe the actions taken in the Written Consent, including the approval and adoption of this Agreement, the Merger, and the other transactions contemplated hereby in accordance with Section 228(e) of the DGCL and the by-laws of the Company; (iii) describe the material terms and conditions of the Merger and the provisions of Article IV and Section 3.3 of the Company’s Restated Certificate; (iv) notify such Stockholders of their dissent and appraisal rights pursuant to Section 262 of the DGCL and (v) solicit a Written Consent. The Stockholder Notice shall include therewith a copy of Section 262 of Delaware Law and all such other information as Parent shall reasonably request, and shall be sufficient in form and substance to start the 20-day period during which a Stockholder must demand appraisal of such Stockholder’s Common Stock as contemplated by Section 262(d)(2) of the DGCL. Prior to its mailing, the Stockholder Notice shall have been approved by Parent, and, following its mailing, no amendment or supplement to the Stockholder Notice shall be made by the Company without the approval of Parent. Section 5.05 Resignations. The Company shall deliver to Parent written resignations or evidence of removal, effective as of the Closing Date, of the officers and directors of the Company Group, in each case, designated in writing by Parent at least three Business Days prior to the Closing Date. Section 5.06 Employees; Benefit Plans. (a) During the period commencing at the Closing and ending on the date which is 12 months from the Closing (or if earlier, the date of the employee’s termination of employment with the Company Group), Parent shall, or shall cause the Company Group to, provide each Employee who remains employed immediately after the Closing (each a “Continuing Employee”) with (i) an annual base salary or hourly wages which are no less than the annual base salary or hourly wages provided by the Company Group immediately prior to the Closing; (ii) target annual cash bonus opportunities, if any, which are no less than the target annual cash bonus opportunities (in each case, excluding specific performance goals and long-term or equity-based compensation) provided by the Company Group immediately prior to the Closing; (iii) retirement and welfare benefits that are substantially comparable, in the aggregate, to either those provided by the Company Group immediately prior to the Closing or those provided by Parent to its similarly situated employees (in each case, disregarding retiree medical or welfare benefits, defined benefit pension plan benefits, deferred compensation arrangements, long-term or equity-based compensation, change in control, retention or similar benefits, severance, and specific performance goals for any incentive compensation); and (iv) severance benefits to employees who are terminated by Parent without cause that are no less favorable than either the practice, plan, or policy in effect for such Continuing Employee as set forth on Section 5.06(a) of the Company Disclosure Schedules or the severance benefits provided by Parent to its similarly situated employees, in each case, subject to the execution of a general release of claims in a form reasonably acceptable to Parent. (b) Except as otherwise instructed by Parent in a written request delivered at least five Business Days before the Closing Date, the Company Group shall adopt written resolutions to terminate, effective as of no later than the day immediately before the Closing Date, any Benefit Plan that is intended to qualify as a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (a “Company 401(k) Plan”), and effective immediately prior to the Closing, (i) all participants in any Company 401(k) Plan shall be fully vested in their account balances and (ii) no Continuing Employee or other Person shall have any right thereafter to contribute any amounts to such Company 401(k) Plan based upon compensation earned after the Closing. No later than five Business Days before the Closing Date, the Company will provide Parent with a copy of such proposed resolutions terminating such Company 401(k) Plan prior to adoption thereof by the Company Board and shall reflect all reasonable comments from Parent thereon, and the Company shall deliver evidence to Parent that the Company Board approved such resolutions. Parent shall, or shall cause an Affiliate to cause the applicable qualified plan of Parent or an Affiliate to accept the Continuing Employees’ eligible rollover distributions (as defined in Section 402(c)(4)

60 of the Code and inclusive of any participant loans that are outstanding as of the Closing Date) from the Company 401(k) Plan. (c) Parent shall honor and pay all bonuses under the Company Group’s existing bonus plans for the 2026 fiscal year and, if applicable, under any bonus program established for the 2027 fiscal year in accordance with Section 5.01(j), in each case to the extent unpaid as of the Closing, determined by Parent in accordance with the terms of such plans and the Company Group’s historical practices based on actual performance against previously established targets (with any performance goals based on non- individual financial performance assessed at target (or, if less, based on actual performance as of the measurement time as determined by Parent) to the extent that payment occurs prior to the end of the applicable bonus plan year or the date that the financial results are publicly released), payable no later than the earlier of (x) the date that is sixty (60) days after the termination of the applicable Continuing Employee’s employment by Parent or the Company Group without cause (subject to timely execution of a release of claims provided by Parent) and (y) the date that is 75 days following the end of the applicable plan year. (d) Parent shall honor and pay in full all commissions that would have been earned in respect of any period prior to the Closing under the existing terms of the applicable commission plans but for the non-receipt of payments, determined by Parent in accordance with the terms of such plans and the Company Group’s historical practices based on actual performance against previously established targets, payable within 60 days following the Company Group’s receipt of the associated customer payment. (e) With respect to any employee benefit plan maintained by Parent or its subsidiaries (collectively, “Parent Benefit Plans”) in which any Continuing Employees will participate effective as of the Closing, Parent shall, or shall cause the Company Group to, recognize all service of the Continuing Employees with the Company or any of its Subsidiaries as if such service were with Parent, for vesting and eligibility purposes and for purposes of severance and paid time off benefit accrual in any Parent Benefit Plan in which such Continuing Employees may be eligible to participate after the Closing Date; provided, however, such service shall not be recognized to the extent that (i) such recognition would result in a duplication of benefits or to any defined benefit pension, retiree medical or similar Parent Benefit Plans; or (ii) such service was not recognized under the corresponding Benefit Plan. With respect to any Parent Benefit Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), the Parent shall use commercially reasonable efforts to cause to be waived any pre-existing condition exclusions or waiting periods that apply to the Continuing Employees and their covered dependents and to provide each Continuing Employee and his or her covered dependents with credit, during the plan year in which the Closing occurs, for any co-payments, deductibles and other out of pocket expenses incurred during such plan year and prior to the Closing, under the Company Group’s benefit plans for purposes of satisfying the co-payments, deductibles and out-of-pocket expenses under the corresponding Parent Benefit Plan. Notwithstanding the foregoing, during the period between the date hereof and the Closing, any planning or exchange of information with respect to the integration of Benefit Plans into Parent Benefit Plans shall be conducted in accordance with the Confidentiality Agreement and any applicable antitrust, competition, or trade regulation Law. (f) The Company and Parent shall cooperate in good faith to comply with all applicable Laws (including the Laws of any jurisdiction outside the United States) requiring notification to, or information or consultation with, any employees, employee representative bodies, works councils, trade unions, or Governmental Authorities in connection with the transactions contemplated by this Agreement, including any obligations arising under the European Union Acquired Rights Directive 2001/23/EC or its national implementing legislation. The Company shall, prior to the Closing, provide Parent with reasonable evidence that all such notification, information, and consultation obligations applicable to the Company Group have been satisfied or will be satisfied on or before the Closing Date.

61 (g) This Section 5.06 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.06, express or implied, shall confer upon any other Person any rights or remedies by reason of this Section 5.06. Nothing contained herein, express or implied, shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 5.06 shall not create any right in any Employee or any other Person to any continued employment with the Company Group, Parent, or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever. Section 5.07 Section 280G. The Company will (i) prior to the vote described in clause (ii) of this sentence, obtain waivers of any excess parachute payment (as described below) from each Person who is reasonably expected to be a “disqualified individual” (within the meaning of Section 280G of the Code and the Treasury Regulations promulgated thereunder) who has or may have a right to any payments and/or benefits as a result of or in connection with the transactions contemplated hereby that could be deemed to constitute “excess parachute payments” (within the meaning of Section 280G of the Code) such that the vote described in clause (ii) shall establish such Person’s right to such payment or other compensation; and (ii) at least one Business Day prior to the Closing Date, solicit the approval of the Stockholders of the applicable member of the Company Group in a manner intended to comply with Section 280G(b)(5)(A)(ii) and Section 280G(b)(5)(B) of the Code, and the regulations promulgated thereunder, including Q&A 7 of Section 1.280G-1 of such regulations, of all payments and/or benefits (including payments and benefits waived pursuant to the foregoing clause (i)) that could, as a result of, or in connection with, the transactions contemplated hereby, be deemed to constitute “excess parachute payments.” Before the vote is submitted to the Stockholders, the Company shall provide adequate disclosure to the Stockholders of all material facts concerning all payments that, but for such vote, could be deemed “parachute payments” to a “disqualified individual” under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and the Treasury Regulations promulgated thereunder. At least five Business Days prior to the vote, Parent and its counsel shall have the right to review and comment on all documents to be delivered to the Stockholders in connection with such vote and any required disqualified individual waivers or consents, and the Company shall accept all reasonable comments of Parent thereon. Prior to the Closing Date, the Company shall provide Parent and its counsel with copies of all documents executed by the Stockholders and disqualified individuals in connection with the vote provided under this Section. Section 5.08 Director and Officer Indemnification and Insurance. (a) Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company Group now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of the Company Group, as provided in Governing Documents, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof (but only to the extent disclosed in Section 5.08(a) of the Company Disclosure Schedules), shall survive the Closing Date until the sixth anniversary of the Closing Date and shall continue in full force and effect in accordance with their respective terms for such period; provided that recourse shall first be made against any tail insurance policy maintained pursuant to Section 5.08(b) until such coverage is exhausted before any direct recovery against Parent or the Surviving Corporation shall be permitted. (b) Prior to or upon the Closing, the Company shall (at its sole cost and expense) obtain, fully pay for and maintain in effect commencing on the Closing Date and for a period of six years thereafter without any lapses in coverage, a non-cancellable customary “tail” insurance policy (the “Tail Policy”) approved by Parent (such approval not to be unreasonably withheld, conditioned or delayed) with reputable and financially sound carriers providing directors’ and officers’ employment practices liability and fiduciary insurance coverage for the benefit of each Person who, at any time prior to the Closing, is or

62 was an Indemnified Party with respect to matters occurring on or prior to the Closing. Such policy shall provide coverage that is at least equal to the coverage in effect on the date of this Agreement under the Company Group’s directors’ and officers’ liability insurance policies; provided that Parent may substitute therefor policies of substantially comparable coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage with respect to matters occurring on or prior to the Closing Date. (c) The obligations of Parent and the Surviving Corporation under this Section 5.08 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 5.08 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 5.08 applies shall be third-party beneficiaries of this Section 5.08, each of whom may enforce the provisions of this Section 5.08). (d) In the event Parent, the Surviving Corporation, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.08. Section 5.09 Governmental Approvals and Other Third-Party Consents. (a) Subject to the terms and conditions herein provided, each party hereto shall, as promptly as practicable, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective as promptly as practicable the Merger. If required by the HSR Act, and if the appropriate filing pursuant to the HSR Act has not been filed prior to the date hereof, each party hereto agrees to make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and the Ancillary Documents within ten Business Days after the date hereof and to supply as promptly as practicable to the appropriate Governmental Authority any additional information and documentary material that may be reasonably requested pursuant to the HSR Act. To the extent any filings are required under applicable antitrust, competition, or foreign investment Laws (including the HSR Act) of any jurisdiction outside of the United States, the parties shall make such filings as promptly as practicable after the date hereof. All filing fees incurred in connection with filings and compliance under any antitrust, competition, or foreign direct investment Laws in connection with the transactions contemplated by this Agreement shall be borne fifty percent (50%) by Parent and fifty percent (50%) by the Company; provided that in no event shall the Company’s cost hereunder exceed $137,500. For the avoidance of doubt, the Stockholder Representative has no obligation under this Section 5.09. (b) Notwithstanding the foregoing or anything to the contrary in this Agreement (including the other provisions of this Section 5.09), Parent and its Affiliates shall not be required to propose, negotiate, commit to, agree to or effect by consent decree, hold separate orders, or otherwise, any sale, divestiture, lease, license, transfer or other disposition of any of its or their respective assets, properties, products, product lines, or businesses, rights, services or interests, or any of the assets, properties, products, product lines, or businesses, rights, services or interests to be acquired by Parent pursuant to this Agreement, or agree to any limitation, restriction or condition on the conduct of the business or operations of Parent its respective Affiliates or the Company Group, or take or agree to take any other action that would limit Parent’s or its respective Affiliates’ freedom of action with respect to, or ability to retain or operate, any such assets, properties, products, product lines, businesses, rights, services or interests (each, a “Remedial Action”), other than any de minimis Remedial Action. Notwithstanding anything to the contrary in this Agreement, none of the Company, Parent, nor any of their respective Affiliates shall, without Parent’s prior

63 written consent, take, commit to, effectuate, represent or propose to any Governmental Authority or any other Person any Remedial Action. In the event any Action by any Governmental Authority or other Person is commenced which questions the validity or legality of the transactions contemplated hereunder or seeks damages in connection therewith, the parties agree to reasonably cooperate and use reasonable best efforts to defend against such Action, and if an injunction or other order is issued in any such Action, to use reasonable best efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereunder. Parent shall keep the Company reasonably informed of all material communications with any Governmental Authority relating to any antitrust, competition, or foreign direct investment review of the transactions contemplated hereby. (c) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between the Company Group and Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law, or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission, or attendance to the extent reasonably practicable, it being the intent of the parties to consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall, to the extent reasonably practicable, give notice to the other party with respect to any meeting, discussion, appearance, or contact with any Governmental Authority or the staff or regulators of any Governmental Authority that is sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact. Notwithstanding the foregoing, each party, as such party deems advisable and necessary, may reasonably designate any competitively sensitive material provided to the other party under this Agreement as “outside counsel/in-house counsel only.” Such designated materials and the information contained therein, shall be given only to the outside legal counsel and in-house counsel of the recipient and shall not be disclosed by such outside counsel and in-house counsel to employees (other than in-house counsel), officers or directors of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel; it being understood that materials provided pursuant to this Agreement may be redacted (i) to remove references concerning the valuation of the Company Group’s business, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns. (d) Without limiting the generality of the foregoing, Parent shall have the sole right to devise the strategy for obtaining all regulatory approvals and clearances, including all filings and communications in connection with any filing pursuant to the HSR Act or other applicable antitrust, competition, or foreign direct investment Laws. (e) The Company shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.03 of the Company Disclosure Schedules. Section 5.10 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), and the parties (other than the Stockholder Representative) shall cooperate as to the timing and contents of any such announcement.

64 Section 5.11 Termination of Certain Agreements. On or prior to the Closing, the Company shall terminate all agreements that are set forth in Section 5.11 of the Company Disclosure Schedules, and provide to Parent evidence of such termination in a form reasonably satisfactory to Parent. Section 5.12 Tax Matters. (a) Allocation of Taxes. For purposes of the determination of the Tax Liability Amount and Taxes included in Closing Net Working Capital, the portion of any Taxes that are payable for such Straddle Period that relate or are attributable or allocable to the Pre-Closing Tax Period will: (i) in the case of property Taxes and similar ad valorem Taxes, be deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period; and (ii) in the case of all other Taxes, be deemed equal to the amount which would be payable as computed on a closing of the books basis as if the relevant taxable period ended as of the end of the day on the Closing Date; provided, that allowances or deductions for depreciation and amortization will be allocated between the period ending on and including the Closing Date and the period beginning on the day after the Closing Date in proportion to the number of days in each period (except for any depreciation or amortization attributable to property acquired after the Closing); provided, further, that any Taxes of the Company Group arising as a result of any income inclusion under Sections 951 or 951A of the Code shall be deemed to arise in a Pre-Closing Tax Period to the extent such inclusion is attributable to the income of a non-U.S. entity arising in any Pre-Closing Tax Period with such inclusion calculated as if the taxable year (as determined for U.S. federal income tax purposes) of such non-U.S. entity ended on the Closing Date. (b) Certain Tax Reporting Matters. (i) For the U.S. federal income Tax period immediately following the Closing, the Company shall be included on the federal consolidated return of Parent. The parties agree and acknowledge that it is intended that the taxable year of the Company and each other member of the Company Group filing on a consolidated basis with the Company shall end as of the close of business on the Closing Date for U.S. federal and applicable state income Tax purposes to the extent permitted by applicable Tax Law; provided, however, that any transaction that occurs on the Closing Date after the Closing outside of the ordinary course and not specifically contemplated by this Agreement shall be treated for all federal income Tax purposes as occurring at the beginning of the following day. A determination of whether a transaction is properly allocable to the portion of the day after the Closing shall be made reasonably and consistently applied to similar items as set forth in Treasury Regulations Section 1.1502-76(b)(1)(ii)(B). (ii) To the maximum extent permissible under applicable Law at a “more likely than not” or higher level of confidence, all Transaction Tax Deductions (including those attributable to compensatory payments made through payroll following the Closing) shall be allocated to the Tax period ending on the Closing Date, or if applicable, the portion of the Straddle Period ending on (and including) the Closing Date. (c) Tax Certificate. At or prior to the Closing, the Company shall deliver to Parent a certification that meets the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) (and any analogous provisions of foreign, state, or local Law), in each case, in form and substance reasonably acceptable to Parent, along with written authorization for Parent to deliver the notice form

65 described in Treasury Regulations Section 1.897-2(h)(2) to the U.S. Internal Revenue Service (or another appropriate Tax Authority) on behalf of the Company. (d) No Section 338(g) Election. The parties hereto agree that no election pursuant to Section 338 of the Code shall be made by the Company or the Surviving Corporation with respect to the transactions contemplated under this Agreement. (e) Closing Deliverables. Prior to Closing, the Company shall, at its cost and expense, complete the matters described on Section 5.12(e) of the Company Disclosure Schedules. Section 5.13 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Parent when due. Parent shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and the Stockholders and Optionholders shall cooperate with respect thereto as necessary). Notwithstanding anything to the contrary in this Agreement, the Stockholder Representative shall have no obligation to prepare or file any Tax Returns. Section 5.14 Representations and Warranties Insurance. Parent shall obtain, at or prior to the Closing, the R&W Insurance Policy. Parent shall be solely responsible for all premiums, costs, and expenses associated with the R&W Insurance Policy, including any retention or deductible amounts thereunder. The R&W Insurance Policy shall (a) not provide for subrogation rights against the Company, the Stockholders, or the Optionholders (other than in the case of Fraud); (b) expressly waive any right of the insurer to subrogate against the Company, the Stockholders, or the Optionholders (other than in the case of Fraud); and (c) name the Company, the Stockholders, and the Optionholders as third-party beneficiaries of the waiver of subrogation provisions. Prior to the Closing, the Company shall reasonably cooperate with Parent in connection with Parent obtaining the R&W Insurance Policy. Section 5.15 Protection of Intellectual Property. From the date hereof until the Closing, except as set forth in Section 5.01 of the Company Disclosure Schedules, the Company shall not sell, lease, license, assign, transfer, pledge, encumber, or otherwise dispose of any Company Intellectual Property, fail to maintain, abandon or allow to lapse any Company Registered IP, or intentionally disclose any material trade secrets or confidential information included in the Company Intellectual Property; provided that this Section 5.15 shall not prohibit non-exclusive licenses granted in the ordinary course of business, including to customers of the VDP Business, camera leases and sales and the licensing of accompanying software, all in the ordinary course of business, abandonment of immaterial Company Registered IP in the ordinary course, or disclosures under confidentiality obligations. Notwithstanding the foregoing, the Company shall not grant any exclusive license, license any source code or license any of the Company Group’s imagery library, in each case, other than on terms consistent with past practice. Any consent required from Parent shall not be unreasonably withheld, conditioned or delayed. Section 5.16 Stockholder Representative Access to Records. Following the Closing, Parent and the Surviving Corporation shall provide Stockholder Representative and its Representatives reasonable access during normal business hours to books, records and personnel relating to Taxes (the “Tax Records”), indemnification (the “Indemnification Records”) and the Post-Closing Adjustment (the “Adjustment Records”). Parent and the Surviving Corporation shall retain (i) the Tax Records for at least six years after the Closing, (ii) the Indemnification Records until the latest expiration of any survival period pursuant to Section 7.01 hereof, and (iii) the Adjustment Records until the payment of the Post-Closing Adjustment pursuant to Section 2.17(d) hereof, in each case, subject to applicable Law and confidentiality obligations.

66 Section 5.17 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions as may be necessary to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Section 5.18 Closing Conditions. From the date hereof until the Closing, each party hereto shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VI hereof; provided, that this Section 5.18 shall not limit, modify or supersede any more specific efforts standard or obligation set forth elsewhere in this Agreement (including Section 5.09), which shall govern with respect to the matters addressed therein. ARTICLE VI CONDITIONS TO CLOSING Section 6.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver in writing, at or prior to the Closing, of each of the following conditions: (a) This Agreement shall have been duly adopted by the Requisite Company Vote. (b) (i) The filings of Parent and the Company pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated, (ii) all other authorizations, consents, orders, approvals, filings, decisions, and declarations, and all expirations of waiting periods, required under the applicable antitrust, competition and/or foreign direct investment Laws specified in Section 6.01(b) of the Company Disclosure Schedules with respect to the transactions contemplated hereby shall have been made, expired, terminated, or obtained, as the case may be. (c) No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Governmental Order or Law which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions, or causing any of the transactions contemplated hereunder to be rescinded following completion thereof. Section 6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Parent’s waiver in writing, at or prior to the Closing, of each of the following conditions: (a) The Fundamental Representations of the Company contained in Article III shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same effect as though made at and as of such dates (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), in each case other than de minimis exceptions. The representations and warranties of the Company contained in Article III (other than the Fundamental Representations) shall be true and correct (disregarding, for purposes of determining whether such representations and warranties are true and correct, any qualifications as to “materiality,” “Material Adverse Effect,” or similar qualifications contained therein) as of the date hereof and as of the Closing Date with the same effect as though made at and as of such dates (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date), in each case, except where the failure of any such

67 representation or warranty to be so true and correct has not had, and would not reasonably be expected to have, a Material Adverse Effect. (b) The Company shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing. (c) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect. (d) The Company shall have delivered, or caused to be delivered, that certain deliverable set forth in Section 6.02(d) of the Company Disclosure Schedules. (e) The Company shall have delivered to Parent each of the closing deliverables set forth in Section 2.04(a). Section 6.03 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver in writing, at or prior to the Closing, of each of the following conditions: (a) The representations and warranties of Parent and Merger Sub contained in Article IV shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same effect as though made at and as of such dates (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby. (b) Parent and Merger Sub shall have each duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or on the Closing. (c) Parent shall have delivered to the Company each of the closing deliverables set forth in Section 2.04(b). ARTICLE VII INDEMNIFICATION Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, (a) the representations and warranties contained herein, other than the Fundamental Representations and the representations and warranties set forth in Section 3.21 (Taxes), shall survive the Closing and shall remain in full force and effect until the expiration of the applicable survival or claims period under the R&W Insurance Policy, solely for purposes of claims under the R&W Insurance Policy; (b) the Fundamental Representations shall survive the Closing and shall remain in full force and effect until the later of (i) the date that is 36 months from the Closing Date and (ii) the expiration of the applicable statute of limitations (it being understood that the representations set forth at Section 3.08(a), Section 3.04(e) and the last sentence of Section 3.05(c) shall not constitute Fundamental Representations for purposes of this Article VII); (c) the representations and warranties set forth in Section 3.21 (Taxes) shall survive the Closing and shall remain in full force and effect until 60 days after the expiration of the applicable statute of limitations (including extensions); (d) the obligations of the Company under Section 7.02(e) with respect to unpaid

68 Transaction Expenses and Funded Indebtedness shall survive the Closing until the date that is 12 months from the Closing Date; and (e) claims based on Fraud shall not be subject to any time limitation. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved. Section 7.02 Indemnification By Stockholders and Optionholders. Subject to the other terms and conditions of this Article VII, from and after Closing, Stockholders and Optionholders, severally and not jointly (in accordance with their Pro Rata Share), shall indemnify and defend Parent and its Affiliates (including the Company) and their respective Representatives (collectively, the “Parent Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Parent Indemnitees based upon, arising out of, with respect to or by reason of any of the following, in each case subject to the limitations set forth in Section 7.04: (a) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement, as if such representation or warranty was made on and as of each of the date hereof and the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (b) any breach or non-fulfillment of any covenant, agreement, or obligation pursuant to this Agreement that by its terms is to be performed by the Company after the Closing Date; (c) any claim made by any Stockholder or Optionholder relating to such Person’s rights with respect to the Merger Consideration, or the calculations and determinations set forth on the Consideration Spreadsheet (excluding, for the avoidance of doubt, the Funds Flow Memorandum, any wire instructions, or any calculation or payment information contained in such Funds Flow Memorandum); (d) any amounts paid to the holders of Dissenting Shares, including any interest required to be paid thereon, that are in excess of what such holders would have received hereunder had such holders not been holders of Dissenting Shares; (e) any Transaction Expenses or Funded Indebtedness of the Company outstanding as of the Closing to the extent not paid or satisfied by the Company at or prior to the Closing or otherwise included in the determination of Closing Merger Consideration, solely to the extent not recovered under the R&W Insurance Policy in accordance with Section 7.06(b); or (f) any Fraud by the Company. Section 7.03 Indemnification By Parent. Subject to the other terms and conditions of this Article VII, from and after Closing, Parent shall indemnify and defend each of the Stockholders, Optionholders, their respective Affiliates and their respective Representatives (collectively, the “Stockholder Indemnitees”) against, and shall hold each of them harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Stockholder Indemnitees based upon, arising out of, with respect to or by reason of:

69 (a) any inaccuracy in or breach of any of the representations or warranties of Parent or Merger Sub contained in this Agreement; or (b) any breach or non-fulfillment of any covenant, agreement, or obligation pursuant to this Agreement that by its terms is to be performed by Parent or Merger Sub after the Closing Date. Section 7.04 Certain Limitations. The party making a claim under this Article VII is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party.” For purposes of Section 7.05, (a) if the Stockholders and Optionholders comprise the Indemnified Party, any references to Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to Stockholder Representative; and (b) if the Stockholders and Optionholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to Stockholder Representative. The indemnification provided for in Section 7.02 and Section 7.03 shall be subject to the following limitations: (a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 7.02(a) or Section 7.03(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a) or Section 7.03(a) exceeds 0.5% of the Purchase Price (which amount shall be equal to the retention under the R&W Insurance Policy) (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible. With respect to any claim as to which the Indemnified Party may be entitled to indemnification under Section 7.02(a) or Section 7.03(a), as the case may be, the Indemnifying Party shall not be liable for any individual or series of related Losses which do not exceed $3,650,000 (which Losses shall not be counted toward the Deductible). (b) The aggregate amount of all Losses for which Stockholders and Optionholders shall be liable pursuant to Section 7.02(a) shall not exceed the applicable policy limits of the R&W Insurance Policy. Parent acknowledges and agrees that its sole and exclusive recourse for Losses arising from any inaccuracy in or breach of any representation or warranty of the Company contained in this Agreement (other than Fraud and the Fundamental Representations) shall be the R&W Insurance Policy, and Parent shall not seek to recover any such Losses directly from the Stockholders, the Optionholders, the Stockholder Representative, or any of their respective Affiliates. (c) Notwithstanding the foregoing, the limitations set forth in Section 7.04(a) and Section 7.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Fundamental Representation; provided, however, that Fundamental Representation claims shall be recoverable first from the R&W Insurance Policy (and the Parent Indemnitees shall have used commercially reasonable efforts to pursue, and shall have exhausted, recovery thereunder) and thereafter only from the applicable Stockholder or Optionholder, severally and not jointly, in accordance with their respective Pro Rata Shares, subject to a cap for each such Person equal to the Merger Consideration actually received by that Person and the other limitations in this Article VII. (d) Notwithstanding anything to the contrary herein, each Stockholder’s and Optionholder’s maximum aggregate liability to Parent with respect to all indemnification claims pursuant to this Article VII (other than Fraud) shall be several and not joint, solely in accordance with such Person’s Pro Rata Share, and shall not exceed the amount of Merger Consideration received by such Stockholder or Optionholder (including any funds from the Escrow Funds). For the avoidance of doubt, all Losses arising from any inaccuracy in or breach of any representation or warranty of the Company (other than the Fundamental Representations), including any Losses within the retention under the R&W Insurance Policy,

70 shall be borne solely by Parent and recoverable solely under the R&W Insurance Policy in accordance with Section 7.04(b). (e) Payments by an Indemnifying Party pursuant to Section 7.02 or Section 7.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution, or other similar payment received or reasonably expected to be received by the Indemnified Party (or the Company) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution, or other similar agreements then available for any Losses prior to obtaining indemnification under this Agreement. (f) Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the extent necessary to remedy the breach that gives rise to such Loss. (g) No Losses may be claimed under Section 7.02 or Section 7.03 by any Indemnified Party to the extent such Losses are included in the calculation of any Post-Closing Adjustment pursuant to Section 2.17. (h) For purposes of this Article VII (including for purposes of determining the existence of any inaccuracy in, or breach of, any representation or warranty and for calculating the amount of any Loss with respect thereto), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty; provided however, that the foregoing shall not apply (A) in reference to “Material” in the defined term “Material Adverse Effect,” “Material Customers,” or “Material Suppliers,” and (B) to the Fundamental Representations. (i) The Stockholder Representative is acting solely in its capacity as representative of the Stockholders and Optionholders and shall have no personal liability to any Parent Indemnitee under this Article VII or otherwise under this Agreement. Section 7.05 Indemnification Procedures. (a) If any Indemnified Party receives notice of the assertion or commencement of any Action, suit, claim, or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. If the Indemnifying Party assumes the defense of any Third- Party Claim, subject to Section 7.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal, or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and

71 expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 7.05(b), pay, compromise, and defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from, or relating to such Third-Party Claim. Stockholder Representative and Parent shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 5.09 (Governmental Approval and Other Third-Party Consents)) records in its possession or control relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim. (b) Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as provided in this Section 7.05(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party, and provides in customary form for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 7.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned, or delayed). (c) Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 45 days after its receipt of such notice to respond in writing to such Direct Claim. During such 45-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including reasonable access to the Company’s premises and personnel so as to not interfere with normal business operations and the right to examine and copy any accounts, documents, or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 45-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. Section 7.06 Payments.

72 (a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VII, subject to Section 7.06(b), the Indemnifying Party shall satisfy its obligations within 15 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. (b) Any Losses payable to a Parent Indemnitee pursuant to Section 7.02(a), subject to the limitations set forth in Section 7.04, shall be satisfied solely from the proceeds of the R&W Insurance Policy, and Parent shall have no recourse against the Stockholders, the Optionholders, the Stockholder Representative, or any of their respective Affiliates for such Losses (other than in the case of Fraud or willful breach of covenants). Any other Losses payable to Parent pursuant to Section 7.02(b), Section 7.02(c), Section 7.02(d) or Section 7.02(e) subject to the limitations set forth in Section 7.04, shall be satisfied (i) first, from the proceeds of the R&W Insurance Policy to the extent available; and (ii) thereafter, from the Stockholders and Optionholders, severally and not jointly (in accordance with their Pro Rata Share). Stockholder or Optionholder payments, as applicable, shall be capped at proceeds actually received, and Parent shall not set off against Post-Closing Adjustment amounts owed to Stockholders except for finally determined amounts. Section 7.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Merger Consideration for Tax purposes, unless otherwise required by Law. Section 7.08 Exclusive Remedies. Subject to and except for Section 2.17 (Purchase Price Adjustment) and Section 9.13 (Specific Performance), the parties acknowledge and agree that from and after Closing their sole and exclusive remedy with respect to any and all claims (other than claims of Fraud or willful breach of any covenant to be performed after the Closing) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VII. In furtherance of the foregoing, except with respect to Section 2.17 (Purchase Price Adjustment) and Section 9.13 (Specific Performance), each party hereby waives, from and after Closing, to the fullest extent permitted under Law, any and all rights, claims, and causes of action for breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VII. Nothing in this Section 7.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 9.13 (Specific Performance) or to pursue a claim of Fraud or willful breach of any covenant to be performed after the Closing against a party hereto committing Fraud or willful breach of any covenant to be performed after the Closing outside of the indemnification provisions set forth in this Article VII. For purposes hereof, willful breach means a deliberate act or failure to act with knowledge that such act or failure would constitute a material breach. For the avoidance of doubt and notwithstanding anything to the contrary, nothing herein shall waive, limit or otherwise negatively affect any of the rights or remedies of the Stockholder Representative Group with respect to the Stockholders or Optionholders pursuant to Section 9.01 or otherwise. ARTICLE VIII TERMINATION Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of the Company and Parent;

73 (b) by either the Company or Parent, upon written notice to the other party, if the transactions contemplated by this Agreement have not been consummated on or before July 27, 2027 (the “Drop-Dead Date”); provided, however, that (i) if by the initial Drop-Dead Date, any of the conditions set forth in Section 6.01(b) or Section 6.01(c) (but only to the extent such Law or Governmental Order relates to antitrust, competition or foreign direct investment laws) shall not have been satisfied, then such date shall automatically be extended by ninety (90) days on up to two (2) occasions (in which case any references to the Drop-Dead Date herein shall mean the Drop-Dead Date as extended) and (ii) the right to extend or terminate this Agreement pursuant to this Section 8.01(b) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of the failure of the transactions contemplated by this Agreement to be consummated on or before the Drop-Dead Date; (c) by Parent, by written notice to the Company, if neither Parent nor Merger Sub is then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.01 or Section 6.02 and such breach, inaccuracy, or failure cannot be cured by the Company by the Drop- Dead Date; provided that Parent shall have given the Company written notice of such breach, inaccuracy, or failure, and the Company shall have failed to cure such breach, inaccuracy, or failure within 30 days after receipt of such written notice (provided that no such cure period shall be available or applicable to any such breach, inaccuracy or failure to perform that by its nature cannot be cured); (d) by the Company, by written notice to Parent, if the Company is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by Parent or Merger Sub pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.01 or Section 6.03 and such breach, inaccuracy, or failure cannot be cured by Parent or Merger Sub by the Drop- Dead Date; provided that the Company shall have given Parent written notice of such breach, inaccuracy, or failure, and Parent shall have failed to cure such breach, inaccuracy, or failure within 30 days after receipt of such written notice (provided, further, that no such cure period shall be available or applicable to any such breach, inaccuracy or failure to perform that by its nature cannot be cured); (e) by Parent or the Company in the event that: (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or (ii) any Governmental Authority shall have issued a Governmental Order permanently restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(e) shall not be available to any party whose material breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of the issuance, promulgation, enforcement, or entry of any such Law or Governmental Order; or (f) by Parent, by written notice to the Company, if the Requisite Company Vote shall not have been obtained by the Company and delivered to Parent within 24 hours after the execution and delivery of this Agreement by Parent and the Company.

74 Section 8.02 Effect of Termination. In the event of the valid termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except: (a) that the obligations set forth in this Article VIII and Section 5.02(b) (Confidentiality Obligations) and Article IX shall survive termination, and the Confidentiality Agreement shall remain in full force and effect in accordance with their terms following any termination of this Agreement; (b) that nothing herein shall relieve any party hereto from liability for any Fraud or willful breach of any provision hereof prior to such termination; and (c) In the event that this Agreement is terminated (i) by the Company pursuant to Section 8.01(e), solely to the extent such Law or Governmental Order arises under the HSR Act or any other antitrust, competition and/or foreign direct investment Law, or (ii) by either party pursuant to Section 8.01(b) and all conditions to the Closing set forth in Article VI have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, each of which is capable of being satisfied (other than Section 6.01(b) or Section 6.01(c) solely to the extent arising under the HSR Act or any other antitrust, competition or foreign direct investment Law specified in Section 6.01(b) of the Company Disclosure Schedules)), then Parent shall pay to the Company (for the benefit of the Stockholders) a termination fee in the amount of $29,200,000 (the “Reverse Termination Fee”) by wire transfer of immediately available funds within 15 Business Days after such termination. The parties acknowledge that the Reverse Termination Fee is not a penalty but rather liquidated damages in a reasonable amount that will compensate the Company and the Stockholders for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby. In no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 9.13), solely in the event the Reverse Termination Fee becomes payable by Parent, the Company’s right to receive payment of the Reverse Termination Fee under this Section 8.02 shall be the sole and exclusive remedy of the Company and any other Person against Parent for any and all losses, claims or damages, suffered by the Company hereunder or with respect to the transactions contemplated by this Agreement, including the failure of the Closing to be consummated due to the termination of this Agreement in the circumstances contemplated by this Section 8.02(c), and in such circumstances, upon payment in full of the Reverse Termination Fee, Parent shall not have any further liability or obligation relating to or arising out of this Agreement, or the transactions contemplated hereby or thereby. ARTICLE IX MISCELLANEOUS Section 9.01 Stockholder Representative. (a) By approving this Agreement and the transactions contemplated hereby or by executing and delivering a Letter of Transmittal or an Option Termination Agreement, and without any further action of any of the Stockholders, Optionholders or the Company, each Stockholder and Optionholder shall have irrevocably authorized and appointed Stockholder Representative as such Person’s representative, exclusive agent, and true and lawful attorney-in-fact under this Agreement, the Escrow Agreement and the Paying Agent Agreement, including with all power and authority to act on behalf of such Person and all of the Stockholders and Optionholders with respect to this Agreement, the Escrow Agreement, and the Paying Agent Agreement and to take any and all actions and make any decisions

75 required or permitted to be taken by Stockholder Representative pursuant to this Agreement, the Escrow Agreement, and the Paying Agent Agreement, including the exercise of the power to: (i) give and receive notices and communications; (ii) authorize delivery to Parent of cash from the Purchase Price Adjustment Escrow Fund and/or the Tax Escrow Fund in satisfaction of any amounts owed to Parent pursuant to Section 2.17 (Purchase Price Adjustment), and negotiate with Parent and the insurer under the R&W Insurance Policy with respect to claims for indemnification made by Parent pursuant to Article VII (Indemnification); (iii) agree to, negotiate, enter into settlements and compromises of, and comply with orders or otherwise handle any other matters described in Section 2.17 (Purchase Price Adjustment); (iv) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to claims for indemnification made by Parent pursuant to Article VII (Indemnification); (v) litigate, arbitrate, resolve, settle, or compromise any claim for indemnification pursuant to Article VII (Indemnification); (vi) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any Ancillary Document (including the Escrow Agreement); (vii) make all elections or decisions contemplated by this Agreement and any Ancillary Document (including the Escrow Agreement and the Paying Agent Agreement); (viii) consent or agree to any amendment to this Agreement or any Ancillary Document, or waive any terms and conditions of this Agreement or any Ancillary Document providing rights or benefits to the Stockholders or Optionholders, in accordance with the terms and in the manner provided herein; provided, however, that Stockholder Representative shall not consent or agree to any amendment or waiver that would (A) reduce the aggregate Merger Consideration payable to the Stockholders or Optionholders, (B) adversely affect the rights of any Stockholder or Optionholder in a manner that is disproportionate to other Stockholders or Optionholders, or (C) otherwise materially and adversely affect the rights of the Stockholders or Optionholders under this Agreement or any Ancillary Document, in each case of clauses (A), (B) and (C), without the prior written consent of the Advisory Group; (ix) engage, employ, or appoint any agents or representatives (including attorneys, accountants, and consultants) to assist Stockholder Representative in complying with its duties and obligations, to be paid from the Stockholder Representative Expense Fund or other applicable sources; and (x) take or refrain from taking the foregoing and all other actions necessary or appropriate in the good faith judgment of Stockholder Representative for the accomplishment of the foregoing or otherwise relating to the subject matter of this Agreement. Notwithstanding the foregoing, the Stockholder Representative shall have no obligation to act on behalf of Stockholders or Optionholders, except as expressly provided herein, in the Escrow Agreement, in the Paying Agent Agreement and in the Stockholder Representative Engagement Agreement, and for purposes

76 of clarity, there are no obligations of the Stockholder Representative in any ancillary agreement (other than the Escrow Agreement, the Stockholder Representative Engagement Agreement and the Paying Agent Agreement), schedule, exhibit or the Company Disclosure Schedules. The Stockholder Representative shall act as a representative and agent only, and shall not owe any fiduciary duty to Stockholders, Optionholders or any party/Person. Except as otherwise contemplated, following the Closing, Parent shall be entitled to deal exclusively with Stockholder Representative on all matters relating to this Agreement (including Article VII (Indemnification)) and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Stockholder or Optionholder by Stockholder Representative, and on any other action taken or purported to be taken on behalf of any Stockholder or Optionholder by Stockholder Representative, as being fully binding upon such Person. Notices or communications to or from Stockholder Representative following the Closing (other than those otherwise contemplated to be provided to or from Stockholders or Optionholders directly) shall constitute notice to or from each of the Stockholders and Optionholders. Any decision or action by Stockholder Representative hereunder, under the Escrow Agreement, under the Paying Agent Agreement or under the Stockholder Representative Engagement Agreement, including any agreement between Stockholder Representative and Parent relating to the defense, payment, or settlement of any claims for indemnification hereunder, shall constitute a decision or action of all Stockholders and Optionholders and shall be final, binding, and conclusive upon each such Person and each such Person’s successors as if expressly confirmed and ratified in writing by each such Person. No Stockholder or Optionholder shall have the right to object to, dissent from, protest, or otherwise contest the same. The powers, immunities and rights to indemnification granted to the Stockholder Representative Group hereunder, are independent and severable, are irrevocable and coupled with an interest shall survive the death, incompetence, bankruptcy or liquidation of any Stockholder or Optionholder and shall be binding on any successor thereto, shall not be terminated by any act of any one of Stockholders or Optionholders, or by operation of Law, and shall survive the delivery of an assignment by any Stockholder or Optionholder of the whole or any fraction of his, her or its interest in the Purchase Price Adjustment Escrow Amount and/or the Tax Escrow Amount. (b) Stockholder Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of a majority in interest of the Stockholders according to each Stockholder’s Pro Rata Share (the “Majority Holders”); provided, however, in no event shall Stockholder Representative be removed without the Majority Holders having first appointed a new Stockholder Representative who shall assume such duties immediately upon the removal of Stockholder Representative, and without not less than 30 days’ prior written notice to Parent. In the event of the death, incapacity, resignation, or removal of Stockholder Representative, a new Stockholder Representative shall be appointed by the vote or written consent of the Majority Holders. Notice of such vote or a copy of the written consent appointing such new Stockholder Representative shall be sent to Parent, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by Parent; provided, that until such notice is received, Parent, Merger Sub, and the Surviving Corporation shall be entitled to rely on the decisions and actions of the prior Stockholder Representative as described in Section 9.01(a) above; provided further that nothing herein shall require the prior Stockholder Representative to make decisions or take action after its resignation or removal. The immunities and rights to indemnification shall survive the resignation or removal of the Stockholder Representative or any member of the Advisory Group and the Closing and/or any termination of this Agreement, the Escrow Agreement or the Paying Agent Agreement. (c) Certain Stockholders have entered into an engagement agreement (the “Stockholder Representative Engagement Agreement”) with the Stockholder Representative to provide direction to the Stockholder Representative in connection with its services under this Agreement, the Escrow Agreement, the Paying Agent Agreement and the Stockholder Representative Engagement Agreement (such Stockholders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). Neither the Stockholder Representative nor its members, managers, directors,

77 officers, contractors, agents and employees nor any member of the Advisory Group (collectively, the “Stockholder Representative Group”) shall be liable to any Stockholders or Optionholders for any action or failure to act in connection with the acceptance or administration of the Stockholder Representative’s responsibilities hereunder, under the Escrow Agreement, under the Paying Agent Agreement or under the Stockholder Representative Engagement Agreement, including any actions taken or not taken pursuant to this Agreement, the Escrow Agreement, the Stockholder Representative Engagement Agreement, or the Paying Agent Agreement, except to the extent such action or failure to act shall have been finally determined by a court of competent jurisdiction to have constituted gross negligence, fraud, willful misconduct, or bad faith (it being understood that any act done or omitted pursuant to the advice of counsel, accountants, and other professionals and experts retained by Stockholder Representative shall be conclusive evidence of good faith). The Stockholder Representative shall be entitled to: (i) rely upon the Consideration Spreadsheet, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Stockholder, Optionholder or other party. The Stockholders and Optionholders shall severally and not jointly (in accordance with their Pro Rata Shares), indemnify, defend and hold harmless the Stockholder Representative Group from and against any and all losses, liabilities, claims, actions, damages, fees, costs, judgments, fines, amounts paid in settlement, and expenses, including reasonable attorneys’ fees and disbursements, arising out of or in connection with the acceptance or administration of the Stockholder Representative’s duties hereunder, under the Escrow Agreement, under the Paying Agent Agreement or under the Stockholder Representative Engagement Agreement, including its activities as Stockholder Representative under this Agreement, the Escrow Agreement, the Stockholder Representative Engagement Agreement, and the Paying Agent Agreement (the “Representative Losses”), in each case as such Representative Loss is suffered or incurred; provided, that in the event it is finally adjudicated that an indemnified Representative Loss was primarily caused by the gross negligence, fraud, willful misconduct, or bad faith of Stockholder Representative, Stockholder Representative shall reimburse the Stockholders and Optionholders the amount of such indemnified Representative Loss attributable to such gross negligence, fraud, willful misconduct, or bad faith. The Representative Losses may be satisfied (i) from the Stockholder Representative Expense Fund; (ii) any distribution of the Purchase Price Adjustment Escrow Amount, the Tax Escrow Amount or other funds otherwise distributable to the Stockholders or Optionholders at the time of distribution; and (iii) to the extent the amount of the Representative Losses exceeds amounts available to Stockholder Representative under (i) or (ii), from the Stockholders and Optionholders directly, severally and not jointly (in accordance with their Pro Rata Shares). (d) The Stockholder Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Escrow Agreement, the Paying Agent Agreement, the Stockholder Representative Engagement Agreement or the transactions contemplated hereby or thereby. Furthermore, the Stockholder Representative shall not be required to take any action unless the Stockholder Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Stockholder Representative against the costs, expenses and liabilities which may be incurred by the Stockholder Representative in performing such actions. If Parent or another Parent Indemnitee is entitled to recovery of any amount exceeding the available balance of the Purchase Price Adjustment Escrow Amount or the Tax Escrow Amount, as applicable, it must proceed directly against each Stockholder or Optionholder from whom it seeks recovery. The Stockholder Representative shall have no role, nor shall a Parent Indemnitee involve it, in the recovery effort. The foregoing includes, but is not limited to, recovery for indemnity or other claims that are not limited by the Purchase Price Adjustment Escrow Amount or the Tax Escrow Amount, and fee shifting and/or prevailing party provisions in connection with any dispute. Absent gross negligence or willful misconduct by the Stockholder Representative that is finally adjudicated by a court of competent jurisdiction, a Parent Indemnitee shall never seek to collect or recover any amount directly from the Stockholder Representative.

78 (e) The Stockholder Representative Expense Fund shall be held by the Stockholder Representative in a segregated client account and shall be used (i) for the purposes of paying directly or reimbursing the Stockholder Representative for any Representative Losses incurred pursuant to this Agreement, the Escrow Agreement, the Paying Agent Agreement or the Stockholder Representative Engagement Agreement, or (ii) as otherwise determined by the Advisory Group. The Stockholder Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Stockholder Representative Expense Fund other than as a result of its gross negligence or willful misconduct. The Stockholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Stockholder Representative Expense Fund and has no tax reporting or income distribution obligations. Neither Stockholders nor Optionholders will receive any interest on the Stockholder Representative Expense Fund and assign to the Stockholder Representative any such interest. Subject to Advisory Group approval, the Stockholder Representative may contribute funds to the Stockholder Representative Expense Fund from any consideration otherwise distributable to Stockholders or Optionholders. As soon as reasonably determined by the Stockholder Representative that the Stockholder Representative Expense Fund is no longer required to be withheld, the Stockholder Representative shall distribute the remaining Stockholder Representative Expense Fund (if any) to the Paying Agent for further distribution to the Stockholders and Optionholders in accordance with their Pro Rata Shares. Section 9.02 Expenses. Except as otherwise expressly provided herein (including in the definition of Transaction Expenses, Section 2.12(k) (Surrender and Payment), Section 2.17(c)(iv) (Fees of the Independent Accountant), Section 5.08 (Director and Officer Indemnification and Insurance), Section 5.13 (Transfer Taxes), and Section 9.01 (Stockholder Representative)), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Section 9.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier; (c) on the date sent by e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid; provided that all notices, requests, consents, claims, demands, waivers, and other communications to the Stockholder Representative must be delivered solely by e-mail. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03): If to the Company: Vexcel Group, Inc. 12503 E Euclid Drive Unit 20 Centennial, CO 80111 E-mail: legal@vexcelgroup.com Attention: Legal Department with a copy (which shall not constitute notice) to: Snell & Wilmer L.L.P. 675 15th Street, Suite 2500 Denver, CO 80202 E-mail: mwalsh@swlaw.com Attention: Martin C. Walsh, Jr.

79 If to Parent or Merger Sub: CoStar Realty Information, Inc. c/o CoStar Group, Inc. 1201 Wilson Boulevard Arlington, VA 22209 E-mail: generalcounsel@costar.com Attention: General Counsel with a copy (which shall not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 E-mail: Daniel.Rees@lw.com Attention: Daniel Rees If to Stockholder Representative: Fortis Advisors LLC E-mail: notices@fortisrep.com Attention: Notices Department (Vexcel Group) Section 9.04 Interpretation. For purposes of this Agreement (a) “dollar” or “$” means the lawful currency of the United States; (b) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (c) the word “or” is not exclusive; (d) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (e) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to “days” shall mean “calendar days” unless expressly stated otherwise; (h) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase and (i) no specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. Unless the context otherwise requires, references herein (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Company Disclosure Schedules, and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Documents, materials and information are deemed to have been “made available” to (i) Parent if such documents, materials or information were available for review by Parent or its Representatives through the Data Room prior to the date hereof and (ii) the Company if such documents, materials or information were delivered electronically to the Company or its Representatives by Parent or its Representatives in connection with the transactions contemplated by this Agreement; provided that documents, materials and information shall also be deemed “made available” if disclosed in any registration statements, prospectuses, forms, reports, certifications, statements and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) filed or furnished by Parent with the SEC and publicly available at least three Business Days prior to the date hereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Company Disclosure Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement, to the same extent as if they were set forth verbatim herein.

80 Section 9.05 Disclosure Schedules. All section headings in the Company Disclosure Schedules correspond to the sections of this Agreement, and information provided in any section of the Company Disclosure Schedules shall constitute disclosure for purposes of each section of this Agreement where such information is relevant to the extent the relevancy of such information to another section of the Company Disclosure Schedule is reasonably apparent on its face. Unless the context otherwise requires, all capitalized terms used in the Company Disclosure Schedules shall have the respective meanings assigned to such terms in this Agreement. No disclosure in the Company Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Company Disclosure Schedules shall not be deemed to be an admission or acknowledgment by the Company or Parent that in and of itself, such information is material to or outside the ordinary course of the business of the Company or Parent, respectively, or is required to be disclosed on the Company Disclosure Schedules, and no Person shall use the fact of the inclusion of such information in any dispute or controversy as to whether any obligation, amount, fact or matter is or is not material or would otherwise be required to be disclosed, for purposes of this Agreement. No disclosure in the Company Disclosure Schedules shall be deemed to create any rights in any third party. Section 9.06 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 9.07 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction under applicable Law, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Section 9.08 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings, and agreements, both written and oral, with respect to such subject matter. Section 9.09 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties hereto. No assignment shall relieve the assigning party of any of its obligations hereunder. Section 9.10 No Third-Party Beneficiaries. Except as provided in Section 5.08 (Director and Officer Indemnification and Insurance), Section 9.15 (Conflict Waiver; Attorney-Client Privilege) and Section 9.16 (Non-Recourse), this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement. Section 9.11 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by Parent, Merger Sub, and the Company at any time prior to the Effective Time; provided, however, that after the Requisite Company Vote is obtained, there shall be no amendment or waiver that, pursuant to applicable Law, requires further approval of the

81 Stockholders, without the receipt of such further approvals. Any breach or failure of Parent or Merger Sub, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by the Company (with respect to any breach or failure by Parent or Merger Sub) or by Parent or Merger Sub (with respect to any breach or failure by the Company), by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent breach or other failure. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights nor shall any single or partial exercise of such rights by such party preclude any other or further exercise thereof or the exercise of any other right. Section 9.12 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). (b) ANY LEGAL SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT SITTING IN DELAWARE), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.12(c). Section 9.13 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (including if the parties fail to take such actions as are required to consummate the transactions contemplated hereby) or were otherwise breached. Each party shall be entitled to a decree or order of specific performance or an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof without proof of actual damages, in addition

82 to any other remedy to which it is entitled at law or in equity. No party will oppose the granting of an injunction, specific performance, or other equitable relief provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. No party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.13, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument. The right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither party would have entered into this Agreement. Section 9.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Section 9.15 Conflict Waiver; Attorney-Client Privilege. (a) Snell & Wilmer L.L.P. has acted as counsel to the Company at the direction of the Stockholders (collectively, the “Stockholder Group”) and the Company, in connection with the negotiation, preparation, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby. Parent agrees, and shall cause the Company to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Company by Snell & Wilmer L.L.P. (or any successor) (the “Stockholder Group Law Firm”) shall not preclude Stockholder Group Law Firm from serving as counsel to the Stockholder Group or any director, member, shareholder, partner, officer, or employee of the Stockholder Group, in connection with any litigation, claim, or obligation arising out of or relating to this Agreement or the transactions contemplated hereby. Parent shall not, and shall cause the Company not to, seek or have Stockholder Group Law Firm disqualified from any such representation based on the prior representation of the Company by Stockholder Group Law Firm. Each of the parties waives any conflict of interest arising from such prior representation that would preclude it from engaging in such a representation. Each of the parties acknowledges that such waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith. (b) All communications prior to Closing between the Stockholder Group or the Company, on the one hand, and Stockholder Group Law Firm, on the other hand, relating to the negotiation, preparation, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall survive Closing, and from and after Closing shall belong solely to the Stockholder Group and shall not pass to or be claimed by Parent or the Company. Accordingly, Parent and the Company shall not have access to any Privileged Communications or to the files of Stockholder Group Law Firm relating to such engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Stockholder Group (and not Parent or the Company) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Parent or the Company shall be a holder thereof; (ii) to the extent that files of Stockholder Group Law Firm in respect of such engagement constitute property of the client, only the Stockholder Group (and not Parent nor the Company) shall hold such property rights; and (iii) Stockholder Group Law Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Parent or the Company by reason of any attorney-client relationship between Stockholder Group Law Firm and the Company or otherwise. Notwithstanding the foregoing, if after Closing a dispute arises between Parent or its Affiliates (including the Company), on the one hand, and a third party other than any of the Stockholder Group, on the other hand, Parent and its Affiliates (including the Company) may assert the

83 attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Parent nor any of its Affiliates (including the Company) may waive such privilege without the prior written consent of the Stockholder Group, which consent shall not be unreasonably withheld, conditioned, or delayed. If Parent or any of its Affiliates (including the Company) is legally required by Governmental Order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law; and (y) advisable in the opinion of Parent’s counsel, then Parent shall immediately (and, in any event, within two Business Days) notify Stockholder Representative in writing so that Stockholder Representative can seek a protective order. In furtherance of the foregoing, each of the parties agrees that no waiver is intended by failing to remove all Privileged Communications from the Company’s files and computer systems, and neither Parent nor the Company (nor any of their respective Affiliates) shall use any Privileged Communications in connection with any Action against the Stockholder Group. (c) This Section 9.15 is intended for the benefit of, and shall be enforceable by, the Stockholder Group and the Stockholder Group Law Firm. Section 9.16 Non-Recourse. Except in the case of Fraud, this Agreement may only be enforced against, and any claim, Action, suit, or other legal proceeding based upon, arising out of, or related to this Agreement or the negotiation, execution, or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except in the case of Fraud, no past, present, or future director, officer, employee, incorporator, manager, member, partner, stockholder, agent, attorney, or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns (collectively, the “Non-Party Affiliates”), shall have any liability for any obligations or liabilities of any party to this Agreement or for any claim, Action, suit, or legal proceeding based on, in respect of, or by reason of the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 9.16 shall limit the liability of any Person that is a party to an Ancillary Document, for such Person’s obligations as and to the extent expressly set forth in such Ancillary Document. This Section 9.16 is intended for the benefit of, and shall be enforceable by, each of the Non-Party Affiliates. For the avoidance of doubt and notwithstanding anything to the contrary, nothing herein shall limit or otherwise negatively affect any of the rights or remedies of the Stockholder Representative Group with respect to the Stockholders or Optionholders pursuant to Section 9.01 or otherwise. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized representatives. VEXCEL GROUP, INC. By: /s/Erik Jorgensen Name: Erik Jorgensen Title: Chief Executive Officer and President COSTAR REALTY INFORMATION, INC. By: /s/Gene Boxer Name: Gene Boxer Title: General Counsel and Corporate Secretary VELOCITY MERGER SUB, INC. By: /s/Gene Boxer Name: Gene Boxer Title: President FORTIS ADVISORS LLC, solely in its capacity as Stockholder Representative By: /s/Ryan Simkin Name: Ryan Simkin Title: Managing Director

ANNEX A [Accounting Principles & Example Statement of Net Working Capital]

EXHIBIT A [Escrow Agreement]

EXHIBIT B [Paying Agent Agreement]

EXHIBIT C [Reserved]

EXHIBIT D [Option Termination Agreement]